   As filed with the Securities and Exchange Commission on February 23, 1998

                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        ALLEGHENY TELEDYNE INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                         3316                                                25-1792394
   (Primary Standard Industrial Classification Code
                       Number)                                  (I.R.S. Employer Identification No.)

                               1000 SIX PPG PLACE
                      PITTSBURGH, PENNSYLVANIA 15222-5479
                                 (412) 394-2800
  (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                                 JON D. WALTON
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                        ALLEGHENY TELEDYNE INCORPORATED
                               1000 SIX PPG PLACE
                      PITTSBURGH, PENNSYLVANIA 15222-5479
                                 (412) 394-2836
 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)
                            ------------------------
                                   COPIES TO:

                    Ronald D. West                                      Carmen M. Calzacorta
              Kirkpatrick & Lockhart LLP                          Schwabe Williamson & Wyatt P.C.
                 1500 Oliver Building                      1211 Southwest Fifth Avenue, Suites 1600-1950
         Pittsburgh, Pennsylvania 15222-2312                        Portland, Oregon 97204-3795
                    (412) 355-6500                                         (503) 222-9981

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: At the effective time of the Merger described in this registration statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration for the same offering. [ ]   ________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [ ]   ________
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                    PROPOSED               PROPOSED
                                                                    MAXIMUM                MAXIMUM
      TITLE OF EACH CLASS OF              AMOUNT TO BE           OFFERING PRICE           AGGREGATE              AMOUNT OF
    SECURITIES TO BE REGISTERED          REGISTERED(1)            PER SHARE(2)        OFFERING PRICE(2)     REGISTRATION FEE(3)
---------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $.10 per
  share............................    21,645,214 shares               --                $544,888,200             $160,743
=================================================================================================================================

(1) Represents the maximum number of shares issuable to holders of Common Stock, par value $1.00 per share, of Oregon Metallurgical Corporation pursuant to the Agreement and Plan of Merger described in this registration statement.
(2) Estimated solely for the purpose of calculating the registration fee; computed in accordance with Rule 457(f) based upon the average of the high and low sales prices of Oregon Metallurgical Corporation Common Stock on February 13, 1998 as reported on The Nasdaq National Market, and the ratio at which such Common Stock will be converted into shares of Allegheny Teledyne Incorporated Common Stock pursuant to the Agreement and Plan of Merger described in this registration statement.
(3) Offset in accordance with Rule 457(b) by fees aggregating $108,160 previously paid in connection with the filing of the preliminary Proxy Statement/Prospectus on November 26, 1997.
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                    (OREGON METALLURGICAL CORPORATION LOGO)
                        OREGON METALLURGICAL CORPORATION

                               FEBRUARY 23, 1998

To Our Shareholders:

     You are cordially invited to attend a Special Meeting of Shareholders of Oregon Metallurgical Corporation (the "Company") to be held on March 24, 1998, in the auditorium of the Company's building at 530 Southwest 34th Avenue, Albany, Oregon commencing at 9:00 a.m., local time.

     At the Special Meeting, you will be asked to approve an Agreement and Plan of Merger dated as of October 31, 1997 among the Company, Allegheny Teledyne Incorporated ("Allegheny Teledyne") and Sea Merger Inc., a wholly owned subsidiary of Allegheny Teledyne ("Merger Sub") (the "Merger Agreement") and the transactions contemplated thereby. The Merger Agreement provides for the merger of Merger Sub into the Company (the "Merger"), with the Company surviving as a wholly owned subsidiary of Allegheny Teledyne. Subject to the terms and conditions of the Merger Agreement, each share of Company Common Stock outstanding at the effective time of the Merger will be converted into the right to receive 1.296 shares of Allegheny Teledyne Common Stock ("Conversion Number") (with cash paid in lieu of fractional shares of Allegheny Teledyne Common Stock).

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND HAS APPROVED THE MERGER AGREEMENT. THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. SALOMON BROTHERS INC, THE COMPANY'S FINANCIAL ADVISOR, HAS DELIVERED ITS OPINION, DATED OCTOBER 31, 1997, TO THE BOARD OF DIRECTORS TO THE EFFECT THAT, BASED UPON AND SUBJECT TO VARIOUS CONSIDERATIONS SET FORTH IN SUCH OPINION, AS OF THE DATE OF SUCH OPINION, THE CONVERSION NUMBER IS FAIR TO THE HOLDERS OF COMPANY COMMON STOCK FROM A FINANCIAL POINT OF VIEW.

     The accompanying Proxy Statement/Prospectus describes the proposal to be considered at the Special Meeting more fully. You are urged to give it your careful attention.

     It is very important that your shares be represented at the Special Meeting whether or not you are personally able to attend. We ask you to complete, sign and return the enclosed proxy card promptly in the return envelope provided. If your shares are registered in your name and you do attend and wish to vote in person, you can revoke your proxy at that time.

     You should not send in certificates representing Company Common Stock at this time. Following the Merger, information will be sent to you regarding the procedure for surrendering your stock certificates and receiving certificates for the shares of Allegheny Teledyne Common Stock issued in exchange for your Company shares.

                                          Sincerely,

                                          /s/ CARLOS E. AGUIRRE
                                          Carlos E. Aguirre
                                          Chairman of the Board, President
                                           and Chief Executive Officer

Telephone (541) 967-9000   530 34th Avenue, S.W.   P.O. Box 580   Albany, Oregon
97321                                                         FAX (541) 917-0657

                        OREGON METALLURGICAL CORPORATION
                    530 SOUTHWEST 34TH AVENUE--P. O. BOX 580
                           ALBANY, OREGON 97321-0177

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 24, 1998

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of Oregon Metallurgical Corporation, an Oregon corporation (the "Company"), will be held on March 24, 1998, in the auditorium of the Company's office building at 530 Southwest 34th Avenue, Albany, Oregon commencing at 9:00 a.m., local time, to consider and vote upon the following matters described in the accompanying Proxy Statement/Prospectus:

1. Approval of the Agreement and Plan of Merger, dated as of October 31, 1997 (the "Merger Agreement"), among Allegheny Teledyne Incorporated, a Delaware corporation ("Allegheny Teledyne"), Sea Merger Inc., an Oregon corporation and wholly owned subsidiary of Allegheny Teledyne ("Merger Sub"), and the Company, and the transactions contemplated thereby, including the merger (the "Merger") of Merger Sub with and into the Company, pursuant to which, among other things, the Company will become a wholly owned subsidiary of Allegheny Teledyne and each outstanding share of Company Common Stock (other than shares owned by Allegheny Teledyne or any subsidiary of Allegheny Teledyne or shares held in the Company's treasury immediately prior to the effective time of the Merger) will be converted into the right to receive 1.296 shares of Allegheny Teledyne Common Stock, with cash paid in lieu of fractional shares of Allegheny Teledyne Common Stock. A copy of the Merger Agreement is attached as Appendix A to the accompanying Proxy Statement/Prospectus.

2. The transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     Only shareholders of record as of the close of business on February 16, 1998 will be entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

     Whether or not you plan to attend the Meeting, please complete, date, sign and return the enclosed proxy card promptly. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States.

                                          By Order of the Board of Directors,

                                          /s/ DENNIS P. KELLY
                                          Dennis P. Kelly
                                          Vice President Finance, Treasurer
                                           and Secretary
Albany, Oregon
February 23, 1998

                          YOUR VOTE IS VERY IMPORTANT.
        TO VOTE YOUR SHARES PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

(OREGON METALLURGICAL CORPORATION LOGO)          ALLEGHENY TELEDYNE INCORPORATED
                                PROXY STATEMENT
                                       OF
                        OREGON METALLURGICAL CORPORATION

                             ---------------------

                                   PROSPECTUS
                                       OF
                        ALLEGHENY TELEDYNE INCORPORATED

     This Proxy Statement/Prospectus is being furnished to holders of common stock, par value $1.00 per share ("Company Common Stock"), of Oregon Metallurgical Corporation, an Oregon corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Company Board") for use at the Special Meeting of Shareholders of the Company (the "Meeting") to be held on March 24, 1998 in the auditorium of the Company's office building at 530 Southwest 34th Avenue, Albany, Oregon, commencing at 9:00 a.m., local time, and at any adjournment or postponement thereof.

     At the Meeting, holders of record of Company Common Stock as of the close of business on February 16, 1998 (the "Record Date") will consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 31, 1997 (the "Merger Agreement"), among Allegheny Teledyne Incorporated, a Delaware corporation ("Allegheny Teledyne"), Sea Merger Inc., an Oregon corporation and a wholly owned subsidiary of Allegheny Teledyne ("Merger Sub"), and the Company, and the transactions contemplated thereby, pursuant to which, among other things, Merger Sub will be merged with and into the Company (the "Merger") and each outstanding share of Company Common Stock (other than shares owned by Allegheny Teledyne or any subsidiary of Allegheny Teledyne, or shares held in the Company's treasury immediately prior to the effective time of the Merger (the "Effective Time")) will be converted into the right to receive 1.296 shares of Common Stock, par value $.10 per share, of Allegheny Teledyne ("Allegheny Teledyne Common Stock"), with cash paid in lieu of fractional shares of Allegheny Teledyne Common Stock.

     This Proxy Statement/Prospectus also constitutes the prospectus of Allegheny Teledyne with respect to up to 21,645,214 shares of Allegheny Teledyne Common Stock to be issued in the Merger in exchange for outstanding shares of Company Common Stock.

     All information in this Proxy Statement/Prospectus relating to the Company has been supplied by the Company, and all information in this Proxy Statement/Prospectus relating to Allegheny Teledyne has been supplied by Allegheny Teledyne.

     SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY COMPANY SHAREHOLDERS.

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT
               BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
                      AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

     This Proxy Statement/Prospectus and accompanying proxy card are first being mailed to shareholders of the Company on or about February 24, 1998.

       The date of this Proxy Statement/Prospectus is February 23, 1998.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ALLEGHENY TELEDYNE OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO WHOM, IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES OFFERED HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR ALLEGHENY TELEDYNE SINCE THE DATE HEREOF OR THAT THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

     INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES," "CONTEMPLATES," "EXPECTS," "MAY," "WILL," "SHOULD," "WOULD" OR "ANTICIPATES" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY, OR BY DISCUSSIONS OF STRATEGY. NO ASSURANCE CAN BE GIVEN THAT THE FUTURE RESULTS ENCOMPASSED WITHIN THE FORWARD-LOOKING STATEMENTS WILL BE ACHIEVED. IMPORTANT FACTORS WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES, THAT COULD CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ENCOMPASSED WITHIN SUCH FORWARD-LOOKING STATEMENTS ARE DISCUSSED HEREIN UNDER THE CAPTION "RISK FACTORS." OTHER FACTORS COULD ALSO CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ENCOMPASSED WITHIN SUCH FORWARD-LOOKING STATEMENTS.

                             ---------------------

                             AVAILABLE INFORMATION

     Each of the Company and Allegheny Teledyne is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's World Wide Web site address, http://www.sec.gov. The periodic reports, proxy statements and other information filed by Allegheny Teledyne with the Commission may also be inspected at the offices of The New York Stock Exchange, Inc. (the "NYSE") 20 Broad Street, New York, New York 10005.

     This Proxy Statement/Prospectus is part of a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") that has been filed by Allegheny Teledyne under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Allegheny Teledyne Common Stock to be issued pursuant to the Merger Agreement. As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete. In each instance, reference is hereby made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document and each such statement is qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company (File No. 0-1339) and by Allegheny Teledyne (File No. 1-12001) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/ Prospectus:

1. Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1996.

2. Quarterly Reports on Form 10-Q of the Company for the fiscal quarters ended March 30, 1997, June 29, 1997 and September 28, 1997.

3. Current Reports on Form 8-K of the Company dated April 30, 1997, October 20, 1997 (as amended by Form 8-K/A dated October 22, 1997) and November 5, 1997.

4. Description of Company Common Stock contained in Registration Statement on Form 10 filed on April 30, 1965 (as amended by Form 8 filed on December 3, 1965, Form 8-A filed on October 20, 1997, Form 8-A/A filed on October 22, 1997 and Form 8-A/A-2 filed on December 16, 1997).

5. Proxy Statement relating to the April 24, 1997 Company Annual Meeting of Shareholders.

6. Annual Report on Form 10-K of Allegheny Teledyne for the fiscal year ended December 31, 1996.

7. Quarterly Reports on Form 10-Q of Allegheny Teledyne for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

8. Current Reports on Form 8-K of Allegheny Teledyne dated February 13, 1997, February 20, 1997, March 11, 1997, November 3, 1997, December 23, 1997 and January 30, 1998.

9. Description of Allegheny Teledyne Common Stock contained in Registration Statement on Form 8-A filed on July 30, 1996.

     All documents and reports subsequently filed by the Company or Allegheny Teledyne pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be part hereof from the dates of filing of such documents and reports. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE FILED BY THE COMPANY OR ALLEGHENY TELEDYNE WITH THE COMMISSION THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/ PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, DIRECTED, IN THE CASE OF DOCUMENTS RELATING TO THE COMPANY, TO VICE PRESIDENT FINANCE, SECRETARY AND TREASURER, OREGON METALLURGICAL CORPORATION, 530 SOUTHWEST 34TH AVENUE--P.O. BOX 580, ALBANY, OREGON 97321-0177 (TELEPHONE
(541) 967-9000) AND, IN THE CASE OF DOCUMENTS RELATING TO ALLEGHENY TELEDYNE, TO SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, ALLEGHENY TELEDYNE INCORPORATED, 1000 SIX PPG PLACE, PITTSBURGH, PENNSYLVANIA 15222-5479 (TELEPHONE
(412) 394-2800). IN ORDER TO ENSURE TIMELY DELIVERY OF ANY DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MARCH 17, 1998.

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
AVAILABLE INFORMATION................................................................    2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE......................................    3
SUMMARY..............................................................................    5
RISK FACTORS.........................................................................   19
COMPARATIVE PER SHARE DATA...........................................................   23
MARKET PRICE AND DIVIDEND DATA.......................................................   24
THE MEETING..........................................................................   25
  General............................................................................   25
  Matters to be Considered at the Meeting............................................   25
  Voting at the Meeting; Record Date.................................................   25
  Proxies............................................................................   25
THE MERGER...........................................................................   27
  Background of the Merger...........................................................   27
  Company Reasons for the Merger; Recommendation of the Company Board................   29
  Opinion of Financial Advisor to the Company........................................   30
  Allegheny Teledyne Reasons for the Merger..........................................   35
  Interests of Certain Persons in the Merger.........................................   35
  Company Stock Plans and Warrants...................................................   36
  Accounting Treatment...............................................................   37
  Certain Federal Income Tax Consequences............................................   37
  Regulatory Approvals...............................................................   39
  Resale Restrictions................................................................   39
  No Dissenters' Rights..............................................................   39
THE MERGER AGREEMENT.................................................................   40
  The Merger.........................................................................   40
  Conversion of Securities...........................................................   40
  Representations and Warranties.....................................................   41
  Certain Covenants..................................................................   41
  Company Rights Agreement...........................................................   42
  Acquisition Proposals; Company Board Recommendation................................   42
  Indemnification and Insurance......................................................   44
  Company Stock Plans and Warrants...................................................   44
  Conditions.........................................................................   44
  Termination; Termination Fees and Expenses.........................................   45
  Amendment and Waiver...............................................................   47
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION.....................   48
COMPARISON OF SHAREHOLDER RIGHTS.....................................................   56
LEGAL MATTERS........................................................................   61
EXPERTS..............................................................................   62
SHAREHOLDER PROPOSALS................................................................   62
  APPENDIX A           Agreement and Plan of Merger
  APPENDIX B           Opinion of Salomon Brothers Inc

                                    SUMMARY

     Following is a summary of certain information contained elsewhere or incorporated by reference in this Proxy Statement/Prospectus. Capitalized terms used and not defined in this summary have the meanings ascribed thereto elsewhere in this Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Proxy Statement/ Prospectus and in the Appendices hereto. Shareholders are urged to read this Proxy Statement/Prospectus and the Appendices hereto in their entireties.

                                 THE COMPANIES

The Company........................    The Company is an integrated producer and
                                       distributor of titanium sponge, ingot,
                                       mill products and castings for use in the aerospace, industrial, golf and military markets. The principal executive offices of the Company are located at 530
                                       Southwest 34th Avenue, Albany, Oregon
                                       97321-0177 and its telephone number is
                                       (541) 967-9000.

Allegheny Teledyne.................    Allegheny Teledyne is a group of
                                       technology-based manufacturing companies with significant concentration in specialty metals, complemented by aerospace and electronics, industrial, and consumer products. The principal executive offices of Allegheny Teledyne are located at 1000 Six PPG Place,
                                       Pittsburgh, Pennsylvania 15222-5479 and
                                       its telephone number is (412) 394-2800.

                                  THE MEETING

Date, Place and Time...............    The Meeting is scheduled to be held on
                                       March 24, 1998, in the auditorium of the Company's office building at 530
                                       Southwest 34th Avenue, Albany, Oregon
                                       commencing at 9:00 a.m., local time.

Record Date; Shares Entitled to
Vote...............................    Only holders of record of shares of
                                       Company Common Stock as of the close of
                                       business on the Record Date are entitled to notice of and to vote at the Meeting.
                                       As of the close of business on the Record
                                       Date, there were 16,612,440 shares of
                                       Company Common Stock outstanding held by 1,890 holders of record. Each holder of record of shares of Company Common Stock on the Record Date is entitled to cast one vote per share on each matter to be acted upon or which may properly come before the Meeting.

Purpose of the Meeting.............    The purpose of the Meeting is to consider
                                       and vote upon a proposal to approve the
                                       Merger Agreement and the transactions
                                       contemplated thereby, and to consider and vote upon such other matters as may properly be brought before the Meeting.

Vote Required......................    The approval by Company shareholders of
                                       the Merger Agreement and the transactions contemplated thereby will require the affirmative vote of the holders of at least a majority of all votes entitled to be cast by the holders of Company Common
                                       Stock outstanding on the Record Date.
                                       Each director and executive officer of
                                       the Company who
                                       owns Company Common Stock has indicated
                                       his intention to vote or direct the vote of all shares of Company Common Stock over which he has voting control in favor of approval of the Merger Agreement and the transactions contemplated thereby. As of the close of business on the Record
                                       Date, the directors and executive
                                       officers of the Company and their
                                       affiliates were the beneficial owners of approximately 1.0% of the outstanding shares of Company Common Stock. See "THE
                                       MEETING."

                                   THE MERGER

Risk Factors.......................    For a discussion of certain risk factors
                                       that Company shareholders should take
                                       into account in determining whether to
                                       approve the Merger Agreement and the
                                       transactions contemplated thereby, see
                                       "RISK FACTORS."

Effects of the Merger..............    At the Effective Time, pursuant to the
                                       Merger Agreement, (i) Merger Sub will be merged with and into the Company, which will be the surviving corporation of the Merger and thereby become a wholly owned subsidiary of Allegheny Teledyne, and
                                       (ii) each issued and outstanding share of Company Common Stock (other than shares owned by Allegheny Teledyne or any subsidiary of Allegheny Teledyne, or shares held in the Company's treasury immediately prior to the Effective Time) will be converted into the right to receive 1.296 shares of Allegheny
                                       Teledyne Common Stock (the "Conversion
                                       Number"). Fractional shares of Allegheny
                                       Teledyne Common Stock will not be
                                       issuable in connection with the Merger.
                                       Company shareholders otherwise entitled
                                       to a fractional share will be paid the
                                       value of such fraction in cash determined as described under "THE
                                       MERGER--Conversion of Securities."

                                       The following table sets forth the
                                       respective closing prices per share of
                                       Company Common Stock on The Nasdaq
                                       National Market and of Allegheny Teledyne
                                       Common Stock on the NYSE Composite
                                       Transactions Tape on October 31, 1997,
                                       the last full trading day prior to the
                                       public announcement of the execution and delivery of the Merger Agreement, and on February 20, 1998, the most recent practicable date prior to the printing of this Proxy Statement/Prospectus, and the equivalent per share prices for Company Common Stock based on the Allegheny Teledyne Common Stock prices and the Conversion Number.

                                                                          ALLEGHENY                COMPANY
                                                                          TELEDYNE     COMPANY      COMMON
                                                                           COMMON      COMMON       STOCK
                                                                            STOCK       STOCK     EQUIVALENT
                                                                          ---------    -------    ----------
                                                     October 31,
                                                     1997.............       $26 5/16    $23 7/16    $34 1/8
                                                     February 20,
                                                     1998.............       $26 3/8     $33 1/2     $34 1/8

                                       Although the Conversion Number is fixed, the market value of the shares of Allegheny Teledyne Common Stock that holders of Company Common Stock will receive in the

                                       Merger is subject to fluctuation and may increase or decrease prior to and following the Merger. Shareholders are urged to obtain current market quotations. See "MARKET PRICE AND DIVIDEND DATA."

                                       Based on the number of outstanding shares of Company Common Stock and Allegheny Teledyne Common Stock as of the Record Date and the Conversion Number, the shareholders of the Company immediately prior to consummation of the Merger will own approximately 11.0% of the outstanding shares of Allegheny Teledyne Common Stock immediately following consummation of the Merger.

                                       As provided in the Merger Agreement, at
                                       the Effective Time each outstanding
                                       option to acquire shares of Company
                                       Common Stock granted pursuant to the
                                       Company's 1996 Employee Stock Option Plan and 1997 Employee Stock Option Plan (the "Company Option Plans"), each outstanding warrant to purchase shares of Company Common Stock and each right to receive shares of Company Common Stock under the Company's Excess Benefit Plan will be converted into and become a right with respect to Allegheny Teledyne Common Stock, and Allegheny Teledyne will reserve for issuance a sufficient number of shares of Allegheny Teledyne Common Stock for delivery upon exercise of such options and warrants and pursuant to the Company's Excess Benefit Plan. As of January 31, 1998, there were outstanding options to purchase an aggregate of 284,400 shares of Company Common Stock at a weighted average exercise price of $29.67 per share, outstanding warrants to purchase an aggregate of 120,000 shares of Company Common Stock at an exercise price of $6.375 per share and rights to receive an aggregate of 14,476 shares of Company Common Stock under the Company's Excess Benefit Plan.

No Dissenters' Rights..............    Holders of Company Common Stock will not
                                       be entitled to dissenters' rights in
                                       connection with the Merger. See "THE
                                       MERGER--No Dissenters' Rights."

Background.........................    For a description of the background of
                                       the Merger, including the circumstances
                                       leading up to the execution of the Merger
                                       Agreement, see "THE MERGER--Background of the Merger."

Recommendation of the Company
 Board; Company Reasons  for the
  Merger...........................    The Company Board, by unanimous vote, has
                                       determined that the Merger is in the best interests of the Company and its shareholders, has approved the Merger
                                       Agreement and recommends a vote FOR
                                       approval of the Merger Agreement and the transactions contemplated thereby by the shareholders of the Company. For a discussion of the factors considered by the Company Board in reaching its decision with respect to the Merger
                                       Agreement and the
                                       transactions contemplated thereby, see
                                       "THE MERGER-- Company Reasons for the
                                       Merger; Recommendation of the Company
                                       Board."

Allegheny Teledyne Reasons for the
Merger.............................    For a discussion of the factors
                                       considered by the Board of Directors of
                                       Allegheny Teledyne in reaching its
                                       decision with respect to the Merger
                                       Agreement and the transactions
                                       contemplated thereby, see "THE
                                       MERGER--Allegheny Teledyne Reasons for
                                       the Merger."

Opinion of Financial Advisor.......    Salomon Brothers Inc ("Salomon") has
                                       delivered its written opinion, dated
                                       October 31, 1997, to the Company Board to the effect that, based upon and subject to various considerations set forth in such opinion, as of the date of such opinion, the Conversion Number is fair to the holders of Company Common Stock from a financial point of view. The full text of the opinion of Salomon, which sets forth assumptions made, general procedures followed, matters considered and limits of review undertaken, is attached to this Proxy
                                       Statement/Prospectus as Appendix B and is incorporated herein by reference.
                                       Shareholders of the Company are urged to read Salomon's opinion carefully and in its entirety. See "THE MERGER--Opinion of Financial Advisor to the Company."

Interests of Certain Persons in the
Merger.............................    In considering the recommendation of the
                                       Company Board that Company shareholders
                                       vote in favor of the approval of the
                                       Merger Agreement, shareholders should be aware that certain members of the Company's management and the Company
                                       Board have certain interests in the
                                       Merger that are in addition to the
                                       interests of shareholders of the Company.

                                       Pursuant to a performance payment
                                       arrangement with the Company, upon
                                       consummation of the Merger, Carlos E.
                                       Aguirre, Chairman of the Board, President and Chief Executive Officer of the Company, and Dennis P. Kelly, Vice President Finance, Secretary and Treasurer of the Company, will be entitled to receive $1,000,000 and $500,000, respectively, for their efforts in negotiating and implementing a business combination on behalf of the Company.

                                       Under the terms of an employment
                                       agreement with the Company, Carlos E.
                                       Aguirre, Chairman of the Board, President and Chief Executive Officer of the Company, would be entitled, if concurrently with or within 36 months after a "change in control" of the Company, his employment with the Company is terminated, to receive (i) a lump sum severance payment equal to three times his annual base compensation as in effect as of the date of termination or immediately prior to the change in control, whichever is greater, and his bonus, (ii) all legal fees and expenses incurred by him in seeking to obtain or enforce any right or benefit under the employment agreement, and (iii) certain health and disability insurance benefits. The Merger will constitute a "change in control" of the Company for purposes of the employment agreement. Based on annual base compensation and target bonus levels in effect on October 31, 1997 and assuming that employment with the Company was terminated within 36 months following the Merger, the cash severance payment payable to Mr. Aguirre under the employment agreement would be approximately $1,663,200. It is expected that Mr. Aguirre will head a high performance group of specialty metals companies of Allegheny Teledyne that will include the Company following the Merger.

                                       The Merger Agreement provides that, from and after the Effective Time, the Company will indemnify and hold harmless each director and officer of the Company against all losses, claims, damages, costs, expenses, liabilities or judgments incurred in connection with any claim arising out of matters existing or occurring at or prior to the Effective Time to the full extent that the Company is permitted to do so under its Restated Articles of Incorporation and Bylaws, any indemnity agreement with the Company and under Oregon law. The Merger Agreement also provides that the Company will maintain in effect for a specified period directors' and officers' liability insurance coverage, including coverage with respect to claims arising from acts, omissions or other events which occur prior to or as of the Effective Time.

                                       See "THE MERGER--Interests of Certain
                                       Persons in the Merger."

Effective Time of the Merger.......    It is anticipated that the Merger will
                                       become effective as promptly as
                                       practicable after the requisite Company
                                       shareholder approval has been obtained
                                       and all other conditions to the Merger
                                       have been satisfied or waived. See "THE
                                       MERGER AGREEMENT--Conditions."

Conditions to the Merger;
Termination  of the Merger
  Agreement........................    The obligations of the Company and
                                       Allegheny Teledyne to consummate the
                                       Merger are subject to the satisfaction of certain conditions, including obtaining requisite Company shareholder approval;
                                       receipt of all requisite governmental and regulatory approvals, including expiration or termination of any waiting periods applicable to consummation of the Merger under the Hart-Scott-Rodino
                                       Antitrust Improvements Act of 1976, as
                                       amended (the "HSR Act"); the absence of
                                       any injunction prohibiting, or the
                                       enactment of any law making illegal,
                                       consummation of the Merger; receipt of
                                       any material third party consents; the
                                       absence of a material adverse change
                                       affecting Allegheny Teledyne or the
                                       Company; the receipt of certain legal
                                       opinions; and the receipt of accountants' letters with respect to qualification of the Merger as a pooling of interests for accounting purposes. See "THE
                                       MERGER--Certain Federal Income Tax
                                       Consequences," "THE MERGER--Regulatory

                                       Approvals" and "THE MERGER AGREEMENT--
                                       Conditions."

                                       The required waiting period under the HSR
                                       Act with respect to the Merger has been
                                       terminated.

                                       The Merger Agreement is subject to
                                       termination at the option of either
                                       Allegheny Teledyne or the Company if the Merger is not consummated before March 31, 1998, or prior to such time upon the occurrence of certain events. Under certain circumstances, the Company may be required to reimburse Allegheny Teledyne for its expenses of up to $2,000,000 and to pay Allegheny Teledyne a fee of up to $22,000,000 (less reimbursed expenses) if the Merger Agreement is terminated. See "THE MERGER AGREEMENT--Termination;
                                       Termination Fees and Expenses."

Exchange of Stock Certificates.....    Upon consummation of the Merger, each
                                       holder of a certificate or certificates
                                       representing shares of Company Common
                                       Stock outstanding immediately prior to
                                       the Merger will, upon the surrender
                                       thereof (duly endorsed, if required) to
                                       ChaseMellon Shareholder Services, LLC
                                       (the "Exchange Agent"), be entitled to
                                       receive a certificate or certificates
                                       representing the number of shares of
                                       Allegheny Teledyne Common Stock into
                                       which such shares of Company Common Stock will have been automatically converted as a result of the Merger, together with cash in lieu of fractional shares of Allegheny Teledyne Common Stock. The
                                       Exchange Agent will mail a letter of
                                       transmittal with instructions to all
                                       holders of record of Company Common Stock as of the Effective Time for use in surrendering their stock certificates in exchange for certificates representing shares of Allegheny Teledyne Common Stock and any cash payable in lieu of fractional shares of Allegheny Teledyne
                                       Common Stock. CERTIFICATES SHOULD NOT BE
                                       SURRENDERED UNTIL THE LETTER OF
                                       TRANSMITTAL AND INSTRUCTIONS ARE
                                       RECEIVED. See "THE MERGER
                                       AGREEMENT--Conversion of Securities."

Certain Federal Income Tax
Consequences.......................    It is intended that the Merger will
                                       constitute a reorganization within the
                                       meaning of Section 368(a) of the Code,
                                       and that no gain or loss will be
                                       recognized by the Company and no gain or loss will be recognized by Company shareholders on the exchange of shares of Company Common Stock for Allegheny
                                       Teledyne Common Stock pursuant to the
                                       Merger Agreement. Consummation of the
                                       Merger is conditioned upon the receipt of opinions of counsel to the Company and Allegheny Teledyne to such effect. For a further discussion of certain federal income tax consequences of the Merger, see "THE MERGER--Certain Federal Income
                                       Tax Consequences" and "THE MERGER
                                       AGREEMENT-- Conditions."

Accounting Treatment...............    The Merger is intended to qualify as a
                                       pooling of interests for accounting
                                       purposes. Consummation of the Merger is
                                       conditioned upon receipt by Allegheny
                                       Teledyne of letters, dated the date on
                                       which the Effective Time occurs, from the independent accountants of the Company and Allegheny Teledyne to the effect that the Merger will qualify as a pooling of interests for accounting purposes. See
                                       "THE MERGER--Accounting Treatment" and
                                       "THE MERGER AGREEMENT--Conditions."

Comparison of Shareholder Rights...    Upon consummation of the Merger, the
                                       shareholders of the Company, an Oregon
                                       corporation, will become stockholders of
                                       Allegheny Teledyne, a Delaware
                                       corporation. For a discussion of certain differences between the Restated Articles of Incorporation and Bylaws of the Company and the Restated Certificate of Incorporation and Amended and Restated
                                       Bylaws of Allegheny Teledyne, as well as differences between certain provisions of the Oregon Business Corporation Act (the
                                       "OBCA") and the Delaware General
                                       Corporation Law (the "DGCL"), see
                                       "COMPARISON OF SHAREHOLDER RIGHTS."

   SUMMARY SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL INFORMATION

     Company Summary Selected Financial Data

     The summary selected historical financial information of the Company set forth below has been derived from audited financial statements of the Company for each of the five years in the period ended December 31, 1996. The selected consolidated financial data of the Company for the nine month periods ended September 28, 1997 and September 30, 1996 have been derived from unaudited consolidated financial statements which include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the consolidated results of operations and financial position of the Company for such periods. The results of operations for any interim period are not necessarily indicative of results to be expected for future periods or for the full fiscal year. This summary should be read in conjunction with the financial statements and other financial information of the Company included in documents incorporated herein by reference.

                                 NINE MONTHS
                                    ENDED
                            ----------------------                     YEAR ENDED DECEMBER 31,
                            SEPT. 28,    SEPT. 30,      -----------------------------------------------------
                              1997         1996           1996        1995      1994(1)     1993      1992(2)
                            ---------    ---------      --------    --------    -------    -------    -------
                                 (UNAUDITED)
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
  DATA:
  Net sales..............   $214,419     $174,798       $236,917    $146,853    $71,166    $55,351    $56,785
  Income (loss) from
    operations(3)........     38,759       24,362         35,080        (256)    (2,494)    (6,179)    (5,934)
  Income (loss) before
    cumulative effect of
    changes in accounting
    principles(2)........     24,646       14,976         22,258      (2,415)    (2,023)    (4,098)    (4,122)
  Net income (loss)(2)...     24,646       14,976         22,258      (2,415)    (2,023)    (4,098)    (4,191)
  Income (loss) per
    common share before
    cumulative effect of
    changes in accounting
    principles...........   $   1.49     $   1.24       $   1.69    $  (0.22)   $ (0.18)   $ (0.38)   $ (0.38)
BALANCE SHEET DATA (AT
  PERIOD END):
  Working capital........   $180,136     $167,078       $180,482    $ 63,769    $49,082    $36,467    $37,296
  Total assets...........    288,003      249,943        263,045     133,077    111,972     83,326     85,701
  Long-term debt.........      4,650        4,595          4,212      26,746     17,164      1,400      4,750
  Shareholders' equity...    235,261      191,407        203,853      65,887     67,282     67,065     68,402

---------
(1) Includes Titanium Industries, Inc. after its acquisition by the Company on September 20, 1994.

(2) The cumulative effect of changes in accounting principles reflects the adoption in 1992 of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which resulted in the recognition of $602, or $0.05 per share, of income. Simultaneously, the Company adopted SFAS No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions," which resulted in the recognition of $671, or $0.06 per share, of expense, net of tax benefits of $459. The combined effect of adopting SFAS No.'s 109 and 106 was the recognition of $69 or $0.01 per share, of additional expense.

(3) Income (loss) from operations includes restructuring and environmental charges of $240 in 1994, $2,997 in 1993, and $200 in 1992. A provision for a loss on long-term agreements of $4,417 was recorded in the fourth quarter of 1995.

         Company Earnings Release

     On January 21, 1998, the Company issued a press release the text of which follows:

              "Oregon Metallurgical Corporation--Year-End Results

          ALBANY, Ore., Jan. 21--Oregon Metallurgical Corporation (OREMET(R) Titanium) (Nasdaq: OREM) announced today that it earned $6.5 million, or $0.39 per share, on net sales of $70.6 million during the fourth quarter of 1997. For the same period in 1996, the Company reported earnings of $7.3 million, or $0.45 per share, on net sales of $62.1 million.

          Fourth quarter 1997 sales exceeded sales for the comparable period of 1996 by $8.4 million or 14%, primarily due to increased pricing. Fourth quarter 1997 sales were less than sales for the third quarter of 1997 by $4.5 million or 6%. The decrease in sales between the third and fourth quarters of 1997 resulted from domestic aerospace customer inventory adjustments as they responded to changes in aircraft production schedules. Carlos E. Aguirre, Chairman, President and Chief Executive Officer of OREMET Titanium, stated that results were also adversely impacted by a change in the sales mix and higher costs due to production difficulties.

          Mr. Aguirre commented that the Company's proposed merger with Allegheny Teledyne Incorporated ("ATI") continues to progress. The Company's stock price increased substantially on the announcement of the proposed merger with ATI. The increase in the Company's stock price impacted the Company's stock compensation programs, resulting in a fourth quarter charge of $1.0 million. In addition, during the fourth quarter, the Company incurred $0.8 million of direct merger related costs. The total fourth quarter merger and associated pre-tax charges of $1.8 million are reported in SG&A expenses.

          For the year ended December 28, 1997, the Company recorded earnings of $31.2 million, or $1.88 per share, on net sales of $285.0 million. This compares with 1996 reported net income of $22.3 million, or $1.69 per share, on net sales of $236.9 million.

          Mr. Aguirre was pleased to announce that 1997 sales had increased by 20%, compared to 1996, and stated that 1997 shipments were a record for the Company. Mr. Aguirre noted that the increase in 1997 sales was primarily due to increased pricing for ingot and mill products and higher distribution sales. Distribution and service center sales increased 11%, due to the acquisition of Rome Metals on July 1, 1997. Mr. Aguirre further stated that the Company's 1997 gross profit margin had increased to 26.0%, compared to 24.4% for 1996.

          Commercial aerospace related sales represented approximately 60% of the Company's sales for 1997, compared to approximately 40% for 1996. International and export sales represented approximately 22% of sales for 1997, primarily to customers located in Western Europe. The Company's twelve-month sales order backlog was $158 million at December 28, 1997, compared to $183 million at December 31, 1996, and $150 million at September 28, 1997.

          Recognition of Federal and State tax credits combined to reduce the Company's effective fourth quarter and annualized 1997 tax rate to 28.1% and 35.6%, respectively.

          The Statements in this release relating to matters that are not historical facts are forward looking statements that involve risks and uncertainties, which could cause actual results to differ materially from those set forth in this release, including, but not limited to, the cyclicality of the military and commercial aerospace industries, future global economic conditions, global productive capacity, competitive products, and other risks and uncertainties as detailed in the Company's Securities and Exchange Commission filings.

          Oregon Metallurgical Corporation is an integrated producer and distributor of titanium sponge, ingot, mill products and castings for use in the aerospace, industrial, golf, and military markets."

     Allegheny Teledyne Summary Selected Financial Data

     The selected consolidated financial data of Allegheny Teledyne for each of the five full fiscal years set forth below are derived from audited consolidated financial statements of Allegheny Teledyne. The selected consolidated financial data of Allegheny Teledyne for the nine month periods ended September 30, 1997 and 1996 have been derived from unaudited consolidated financial statements which include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the consolidated results of operations and financial position of Allegheny Teledyne for such periods. The results of operations for any interim period are not necessarily indicative of results to be expected for future periods or for the full fiscal year. This summary should be read in conjunction with the financial statements and other financial information of Allegheny Teledyne included in documents incorporated herein by reference.

                                   NINE MONTHS ENDED
                                     SEPTEMBER 30,                           YEAR ENDED DECEMBER 31,
                                  --------------------       --------------------------------------------------------
                                    1997      1996(1)        1996(1)     1995(1)     1994(1)     1993(1)     1992(1)
                                  --------    --------       --------    --------    --------    --------    --------
                                      (UNAUDITED)
                                                         (IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales:
  Continuing...................   $2,792.3    $2,811.7       $3,720.2    $3,725.6    $3,047.1    $3,034.9    $3,033.9
  Operations sold or held for
    sale.......................       31.9        83.6           95.4       322.5       410.2       527.1       863.9
                                  --------    --------       --------    --------    --------    --------    --------
                                   2,824.2     2,895.3        3,815.6     4,048.1     3,457.3     3,562.0     3,897.8
Income from operations(2)......      314.8       253.8          340.9       403.8        68.4       209.2       190.6
Income, after tax, before
  extraordinary loss and
  cumulative effect of
  accounting changes...........   $  214.7    $  161.6       $  226.5    $  276.8    $    9.8    $  143.6    $   92.8
Extraordinary loss on
  redemption of debt...........         --          --          (13.5)       (2.9)         --        (3.7)       (2.7)
Cumulative effect of accounting
  changes(3)(4)................         --          --             --          --          --      (185.6)     (135.2)
                                  --------    --------       --------    --------    --------    --------    --------
Net income
  (loss)(5)(6)(7)(8)(9)........   $  214.7    $  161.6       $  213.0    $  273.9    $    9.8    $  (45.7)   $  (45.1)
                                  ========    ========       ========    ========    ========    ========    ========
Per common share:
  Income, after tax, before
    extraordinary loss and
    cumulative effect of
    accounting change..........   $   1.22    $   0.91       $   1.28    $   1.56    $   0.06    $   0.83    $   0.54
  Extraordinary loss on
    redemption of debt.........         --          --          (0.08)      (0.02)         --       (0.02)      (0.02)
  Cumulative effect of
    accounting changes.........         --          --             --          --          --       (1.07)      (0.78)
                                  --------    --------       --------    --------    --------    --------    --------
  Net income (loss) per common
    share......................   $   1.22    $   0.91       $   1.20    $   1.54    $   0.06    $  (0.26)   $  (0.26)
                                  ========    ========       ========    ========    ========    ========    ========
  Cash dividends declared(10):
    Allegheny Teledyne.........   $   0.48    $     --       $   0.16    $     --    $     --    $     --    $     --
    Allegheny Ludlum
      Corporation..............         --        0.42           0.42        0.49        0.48        0.47        0.44
    Teledyne, Inc..............         --        0.44           0.44        0.21          --        0.42        0.42
BALANCE SHEET DATA (AT PERIOD
  END):
Working capital................   $  695.3    $  729.1       $  614.0    $  679.8    $  540.1    $  635.8    $  787.6
Total assets...................    2,639.3     2,673.2        2,606.4     2,628.9     2,479.4     2,535.1     2,304.9
Long-term debt.................      409.6       590.7          443.4       561.1       489.7       495.5       587.8
Redeemable preferred stock.....         --          --             --        33.1          --          --          --
Stockholders' equity...........      964.0       844.7          871.5       785.8       655.4       686.3       698.0

---------

 (1) The historical selected financial data reflect the results of Allegheny Ludlum Corporation and of Teledyne, Inc. as if they had been combined for all periods presented. Historical selected financial data for the year ended December 31, 1996 and the nine months ended September 30, 1997 and September 30, 1996 do not reflect subsequent reclassifications.

 (2) Results for 1994 were adversely affected by a ten-week strike at Allegheny Ludlum Corporation called by the United Steelworkers of America.

 (3) Net losses for 1993 and 1992 included charges of $185.6 and $125.2, respectively, for the cumulative effect of changing the accounting for postretirement health care and life insurance benefits for Teledyne, Inc. in 1993 and Allegheny Ludlum Corporation in 1992. Prior year financial statements have not been restated.

 (4) Effective January 1, 1992, Allegheny Ludlum Corporation and Teledyne, Inc. changed their method of accounting for income taxes to comply with the provisions of SFAS No. 109. The cumulative effect of the accounting change was a charge of $10.0.

 (5) Results include after-tax charges of $4.7 in 1996, $88.0 in 1994, $10.7 in 1993 and $19.0 in 1992 related to the settlement by Teledyne, Inc. of certain legal matters with the U.S. Government.

 (6) Net income included after-tax gains of $37.6 on the sale of the Teledyne, Inc. defense vehicle business and surplus California real estate in 1996, $30.3 on the sale of the Teledyne, Inc. defense electronic systems business in 1995, $24.2 on the sale of an investment in Litton Industries common stock in 1993, and $14.8 on sales of other operations in 1992.

 (7) Net income was adversely affected by after-tax merger, restructuring and proxy contest charges of $42.9 in 1996 and $3.9 in 1995.

 (8) The nine months ended September 1997 included an $8.4 gain on the sale of Teledyne Economic Development, a $27.6 gain on the sale of an investment in Semtech Corporation common stock, a gain of $15.3 on the sale of an investment in Nitinol Development Corporation, and a $3.1 gain on other investments. These gains were partially offset by a charge of $6.8 for a settlement of a U.S. government contract dispute related to a unit divested in 1995 and by a charge of $5.3 to write-off an investment in a research and development venture.

 (9) The nine months ended September 1996 included a gain of $41.0 on the sale of a defense vehicle business.

(10) Teledyne, Inc. also declared dividends of $0.08 per equivalent share in 1996 and $0.31 per equivalent share in 1995 paid in face amount of Teledyne, Inc. Series E Cumulative Preferred Stock. The Teledyne, Inc. Series E Cumulative Preferred Stock was redeemed for cash in 1996.

     Allegheny Teledyne Earnings Release

     On January 21, 1998, Allegheny Teledyne issued a press release the text of which follows:

               "Allegheny Teledyne Reports Higher Fourth Quarter
                             And Full Year Earnings

        Pittsburgh, PA, January 21, 1998--Allegheny Teledyne Incorporated (NYSE:ALT) today announced that its net income for the quarter ended December 31, 1997 was $82.9 million, or $0.48 per share, compared to $51.4 million, or $0.30 per share, in the same year-ago period. Before special items, net income was $76.6 million, or $0.44 per share, compared to $68.2 million, or $0.40 per share, in the same period a year ago. Sales from continuing operations in the fourth quarter 1997 improved to $909.8 million compared to $892.5 million in the fourth quarter 1996.

        For the year ended December 31, 1997, net income was $297.6 million, or $1.70 per common share, compared to $213.0 million, or $1.20 per common share in 1996. Before special items, net income was $273.9 million, or $1.56 per common share for the year ended December 31, 1997, compared to $234.9 million, or $1.33 per common share, for the 1996 period. Sales from continuing operations in 1997 were $3,647.1 million compared to $3,629.7 million in 1996.

        Richard P. Simmons, chairman, president and chief executive officer, said, 'We are pleased with the progress that was made in the fourth quarter and full year 1997 in restructuring the company. We focused on cost reductions and quality improvements, improved use of working capital, and continued with substantial reductions in corporate overhead and the disposal of non-strategic assets. Despite severe price weakness in the commodity stainless steel sheet business, the company had an excellent year with return on capital at 21.6 percent and return on stockholders' equity at 29.3 percent before special items.'

          Specialty Metals Segment

        Operating profit for the specialty metals segment declined 7 percent to $61.6 million in the fourth quarter 1997 compared to $66.0 million for the same quarter last year. This decline is due to a special fourth quarter charge of $4.9 million for an environmental reserve. Sales increased 4 percent to

        $465.8 million. Both operating profit and sales were affected by the continued difficult pricing environment for stainless steel commodity grades.

        Operating profit from businesses other than flat-rolled products increased 10 percent compared to the fourth quarter 1996 with sales increasing 20 percent. These results reflected strong demand from commercial aerospace and chemical processing industries for specialized metals such as nickel-based superalloys, titanium, niobium, and zirconium.

        Tons of flat-rolled specialty metals shipped from Allegheny Ludlum and Rodney Metals increased 2 percent in the 1997 fourth quarter to 129,000 from 127,000 in the same period of 1996, but operating profits from these businesses fell 19 percent and sales dropped 4 percent. Declines were due to depressed prices. The average price per ton shipped from these businesses in the fourth quarter declined 6 percent to $2,291 from $2,428 in the 1996 fourth quarter.

          Aerospace and Electronics Segment

        Fourth quarter 1997 operating profit for the aerospace and electronics segment decreased 31 percent to $24.5 million compared to the same period in 1996, and sales decreased 4 percent to $238.1 million. Teledyne Brown Engineering experienced declines in operating profit and sales due to lower shipments and funding levels on defense and NASA contracts and costs associated with restructuring its operations. Operating profit and sales declined at Teledyne Ryan Aeronautical primarily due to the scheduled wind-down of the current phase of the Global Hawk unmanned aerial vehicle program. In fourth quarter 1996, Ryan Aeronautical results were higher due to the completion of a contract to supply mid-range unmanned aerial vehicles. Fourth quarter 1997 operating profits continued strong at Teledyne Electronic Technologies especially at its circuit board contract manufacturing and microelectronic hybrid products businesses.

          Industrial Segment

        Operating profit for the 1997 fourth quarter in the industrial segment declined 4 percent to $13.7 million while sales increased 5 percent to $133.6 million compared to the fourth quarter of 1996. Results improved for Teledyne Metalworking Products as operating profit and sales increased for cutting tools and tungsten products. In addition, operating profit and sales improved at Portland Forge and at Teledyne Specialty Equipment's material handling equipment business. These improvements in operating results were offset by a decline in operating profit and sales at Casting Service due primarily to discontinuing certain product lines and costs associated with other restructuring activities.

          Consumer Segment

        Operating profit in the 1997 fourth quarter for the consumer segment more than doubled to $11.6 million compared to the fourth quarter 1996, and sales grew 9 percent to $72.3 million. Teledyne Water Pik's operating profit improvement was particularly strong due to the favorable performance of new products, and cost reductions. Operating results improved at Teledyne Laars due to increased sales of pool products to distributors.

          Special Items

        Special items resulted in a net after-tax gain of $6.3 million, or $0.04 per share, in the 1997 fourth quarter. These items included gains on divestitures of non-strategic operations and a favorable adjustment of estimated tax liabilities related to prior years. These gains were partially offset by a charge for the previously mentioned environmental reserve. Allegheny Teledyne expects to continue realizing net gains from its previously announced non-strategic divestitures and the sale of surplus real estate holdings.

        Fourth quarter 1996 special items reduced after-tax income by $16.8 million, or $0.10 per share. This reduction was due primarily to charges for the redemption of debt, merger and restructuring costs, and settlement of legal cases involving U.S. government contracting issues related to divested operations. Partially offsetting these charges was a gain on the sale of surplus real estate.

          Financial Performance

        Allegheny Teledyne's financial performance remained strong in the 1997 fourth quarter and for the total year. Return on capital employed was
        21.6 percent, and return on stockholders' equity was 29.3 percent for the year ended December 31, 1997, before special items. Cash flow from operating activities for 1997 was $256.7 million compared to $233.2 million for 1996. Net debt as a percent of total capitalization was 21.8 percent at December 31, 1997 compared to 30.7 percent a year ago.

        Net after-tax proceeds from sales of non-strategic businesses, investments, surplus real estate, and company aircraft totaled $82.4 million in 1997.

          Share Repurchase Program

        In 1997, the company repurchased 3.8 million shares for a cost of $107.7 million at per-share prices ranging from $25 1/8 to $32 3/4. However, average common shares outstanding are slightly higher because of stock option exercises which exceeded share repurchases. The 12 million share repurchase program initiated earlier this year was terminated October 31, 1997 in connection with the announced proposed acquisition of Oregon Metallurgical Corporation, which will be accounted for as a pooling of interests.

        This news release contains forward-looking statements related to anticipated earnings. Realization of the anticipated results could take longer than expected and implementation difficulties and market factors could alter the anticipated results. Actual results could differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in the company's filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended December 31, 1996.

        Allegheny Teledyne Incorporated is a group of technology-based manufacturing companies with significant concentration in specialty metals, complemented by aerospace and electronics, industrial, and consumer products. Allegheny Teledyne's website can be found at http://www.alleghenyteledyne.com."

     Unaudited Pro Forma Condensed Consolidated Summary Financial Information

     The unaudited pro forma condensed consolidated summary financial information set forth below gives effect to the Merger under the pooling of interests accounting method. Pro forma consolidated balance sheet information as of September 30, 1997 combines the balance sheet information of the Company as of September 28, 1997 and Allegheny Teledyne as of September 30, 1997 and gives effect to the Merger as if it had occurred on such date. Pro forma consolidated statement of income financial information for the nine month periods ended September 30, 1997 and 1996 and for each of the three years ended December 31, 1996 combines the results of the Company and Allegheny Teledyne for such fiscal periods and gives effect to the Merger as if it had occurred at the beginning of the period presented.

     The pro forma consolidated balance sheet as of September 30, 1997 gives effect to anticipated expenses and nonrecurring charges related to the Merger and assumes that each outstanding share of the Company Common Stock is converted into 1.296 shares of Allegheny Teledyne Common Stock. The pro forma financial information excludes the effect of anticipated revenue enhancement and expense reductions associated with the combination of the operations of the Company and Allegheny Teledyne.

     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the combined operating results or financial position that would have occurred if the Merger had been consummated during the periods or as of the dates indicated, nor is it necessarily indicative of future operating results or financial position. See "COMPARATIVE PER SHARE DATA" and "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION."

                                                 NINE MONTHS ENDED
                                                   SEPTEMBER 30,              YEAR ENDED DECEMBER 31,
                                                --------------------      --------------------------------
                                                  1997        1996          1996        1995        1994
                                                --------    --------      --------    --------    --------
                                                           (IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
  Net sales:
    Continuing...............................   $3,006.7    $2,986.5      $3,957.2    $3,872.4    $3,118.3
    Operations sold or held for sale.........       31.9        83.6          95.4       322.5       410.2
                                                --------    --------      --------    --------    --------
                                                 3,038.6     3,070.1       4,052.6     4,194.9     3,528.5
  Income, after tax, before extraordinary
    items....................................      239.3       176.6         248.8       274.3         7.8
  Net income.................................      239.3       176.6         235.3       271.4         7.8
  Net income per common share................       1.22        0.92          1.22        1.41        0.04
BALANCE SHEET DATA (AT PERIOD END):
  Working capital............................   $  862.5    $  896.1      $  794.5    $  743.6    $  589.1
  Total assets...............................    2,921.7     2,922.7       2,863.9     2,758.6     2,562.2
  Long-term debt.............................      414.2       595.3         447.6       587.9       506.9
  Redeemable preferred stock.................         --          --            --        33.1          --
  Stockholders' equity.......................    1,186.3     1,036.1       1,075.4       851.7       722.6

                                  RISK FACTORS

     The following factors should be taken into account by holders of Company Common Stock in evaluating whether to approve the Merger Agreement and the transactions contemplated thereby, which approval will, if the other conditions to the Merger are satisfied, result in their becoming holders of Allegheny Teledyne Common Stock. These factors should be taken into account in conjunction with the other information included or incorporated by reference in this Proxy Statement/Prospectus.

DIFFERENT BUSINESS PROFILES OF THE COMPANY AND ALLEGHENY TELEDYNE

     The Company's operations are conducted in one business segment, the production and marketing of titanium metal and related products. Allegheny Teledyne currently has four business segments: specialty metals, aerospace and electronics, industrial, and consumer. On a pro forma basis after giving effect to the Merger (treating the Company's revenues as attributable to Allegheny Teledyne's specialty metals segment), Allegheny Teledyne sales from continuing operations attributable to its specialty metals, aerospace and electronics, industrial, and consumer business segments would have been 58%, 24%, 11% and 7% for the year ended December 31, 1996 and 60%, 22%, 11% and 7% for the nine months ended September 30, 1997, respectively. The following table sets forth for the periods indicated Allegheny Teledyne business segment sales data on a pro forma basis after giving effect to the Merger.

                                                                UNAUDITED PRO FORMA SALES
                                                                      (IN MILLIONS)
                                               ------------------------------------------------------------
                                               NINE MONTHS ENDED    PERCENT       YEAR ENDED       PERCENT
                                               SEPTEMBER 30, 1997   OF TOTAL   DECEMBER 31, 1996   OF TOTAL
                                               ------------------   --------   -----------------   --------
BUSINESS SEGMENT
Specialty Metals
  Stainless steel............................       $  756.0           25%         $1,078.3           27%
  Titanium...................................          333.7           11             355.7            9
  Nickel-based super alloys..................          209.5            7             247.7            7
  Other specialty metals.....................          499.4           17             600.5           15
                                                    --------          ---          --------          ---
                                                     1,798.6           60           2,282.2           58
Aerospace and Electronics....................          654.0           22             940.0           24
Industrial...................................          327.6           11             447.1           11
Consumer.....................................          226.5            7             287.9            7
                                                    --------          ---          --------          ---
  Sales from continuing operations...........       $3,006.7          100%         $3,957.2          100%
                                                    ========          ===          ========          ===

By virtue of the Merger, former Company shareholders will become stockholders of a company the financial results of which will depend in significant part on the performance of businesses not engaged in by the Company.

FIXED EXCHANGE RATIO

     Under the terms of the Merger Agreement, each share of Company Common Stock issued and outstanding at the Effective Time (other than shares held by Allegheny Teledyne or its subsidiaries) will be converted into the right to receive 1.296 shares of Allegheny Teledyne Common Stock. The Merger Agreement does not contain any provision for adjustment of the Conversion Number based on fluctuations in the market price of Allegheny Teledyne Common Stock or otherwise. On October 31, 1997, the last trading day prior to the public announcement of the execution and delivery of the Merger Agreement, the closing price of Allegheny Teledyne Common Stock as reported on the NYSE Composite Transactions Tape was $26 5/16 per share. On February 20, 1998, the most recent practicable date prior to the printing of this Proxy Statement/Prospectus, the closing price of Allegheny Teledyne Common Stock as reported on the NYSE Composite Transactions Tape was $26 3/8 per share. Although the Conversion Number is fixed, the market value of the shares of Allegheny Teledyne Common Stock that holders of Company Common Stock will receive in the Merger is subject to fluctuation and may increase or decrease prior to and following the Merger. Shareholders of the Company are urged to obtain current market quotations for Allegheny Teledyne Common Stock.

CERTAIN BUSINESS RISKS AFFECTING ALLEGHENY TELEDYNE

     Demand for Specialty Metals. Demand for various of the products of Allegheny Teledyne's specialty metals businesses, which account for a significant portion of Allegheny Teledyne's total sales and total income, is cyclical because the industries in which customers of such businesses operate are cyclical and are subject to changes in general economic conditions, including decreases in the rate of consumption or use of their products due to economic recessions or due to increases in use or decreases in price of other materials which may be used in lieu of the materials they produce. From time to time, these industries have experienced significant downturns. Significant downturns in the domestic economy have adversely affected the results of operations of Allegheny Teledyne from time to time. Demand for such products is also subject to fluctuation due to national and international overcapacity, fluctuations in the value of the U.S. dollar against other currencies, and levels of lower priced imports, all of which affect market demand for specialty materials. As a result, Allegheny Teledyne's operating results could be subject to significant fluctuation. In 1997, sales and operating profit of Allegheny Teledyne's specialty metals business segment have been adversely affected by a difficult pricing environment for commodity grades of stainless steel.

     Raw Materials for Specialty Metals. Certain of the principal raw materials used to produce specialty metals can be acquired in large part only from foreign sources, some of which are located in countries that may be subject to unstable political and economic conditions which might disrupt supplies or affect the prices of these materials. Purchase prices of certain critical raw materials are volatile. As a result, Allegheny Teledyne's operating results could be subject to significant fluctuation. Allegheny Teledyne enters into raw material futures contracts from time to time to hedge its exposure to price fluctuations. Allegheny Teledyne believes that adequate controls are in place to monitor these activities, which are not financially material.

     Environmental Matters. Allegheny Teledyne is subject to various federal, state, local and foreign environmental laws and regulations. Environmental laws and regulations have changed rapidly in recent years, and it is likely that Allegheny Teledyne will be subject to increasingly stringent environmental standards in the future. Allegheny Teledyne believes that its businesses are being operated in compliance in all material respects with applicable environmental laws and regulations. Allegheny Teledyne is a party to lawsuits and other proceedings involving alleged violations of environmental laws. Allegheny Teledyne records environmental liabilities when Allegheny Teledyne's liability is probable and the costs are reasonably estimable. In many cases, however, investigations are not yet at a stage where Allegheny Teledyne has been able to determine whether it is liable or, if liability is probable, to reasonably estimate the loss or range of loss, or certain components thereof. Estimates of Allegheny Teledyne's liability are further subject to uncertainties regarding the nature and extent of site contamination, the range of remediation alternatives available, evolving remediation standards, imprecise engineering evaluations and estimates of appropriate cleanup technology, methodology and cost, the extent of corrective actions that may be required, and the number and financial condition of other potentially responsible parties, as well as the extent of their responsibility for the remediation. Accordingly, as investigation and remediation of these sites proceeds, it is likely that adjustments in Allegheny Teledyne's accruals will be necessary to reflect new information. The amounts of any such adjustments could have a material adverse effect on Allegheny Teledyne's results of operations in a given period, but are not reasonably estimable. Based on currently available information, management does not believe that future environmental costs in excess of those accrued with respect to sites with which Allegheny Teledyne has been identified are likely to have a material adverse effect on Allegheny Teledyne's financial condition or liquidity. However, there can be no assurance that additional future developments, administrative actions or liabilities relating to environmental matters will not have a material adverse effect on Allegheny Teledyne's financial condition or results of operations.

     Government Contracts. A number of Allegheny Teledyne's subsidiaries perform work on contracts with the U.S. Government. Many of these contracts include price redetermination clauses, and most are terminable at the convenience of the government. Certain of these contracts are fixed-priced or fixed-price incentive development contracts which involve a risk that costs may exceed those expected when the contracts were negotiated. Absent modification of these contracts, any costs incurred in excess of the fixed or ceiling prices must be borne by

Allegheny Teledyne. In addition, virtually all defense programs are subject to curtailment or cancellation due to the year-to-year nature of the government appropriations and allocations process. A material reduction in U.S. Government appropriations may have an adverse effect on Allegheny Teledyne's business, depending upon the specific programs affected by any such reduction. Since certain contracts extend over a long period of time, all revisions in cost and funding estimates during the progress of work have the effect of adjusting the current period earnings on a cumulative catch-up basis. When the current contract estimate indicates a loss, provision is made for the total anticipated loss. Allegheny Teledyne obtains many U.S. Government contracts through the process of competitive bidding. There can be no assurance that Allegheny Teledyne will continue to be successful in having its bids accepted.

     Various claims (whether based on U.S. Government or Allegheny Teledyne audits and investigations or otherwise) have been or may be asserted against Allegheny Teledyne related to its U.S. Government contract work, including claims based on business practices and cost classifications and actions under the False Claims Act. The False Claims Act permits a person to assert the rights of the U.S. Government by initiating a suit under seal against a contractor if such person purports to have information that the contractor falsely submitted a claim to the U.S. Government for payment. If it chooses, the U.S. Government may intervene and assume control of the case.

     Although government contracting claims are generally resolved by detailed fact-finding and negotiation, on those occasions when they are not so resolved, civil or criminal legal or administrative proceedings may ensue. Depending on the circumstances and the outcome, such proceedings could result in fines, penalties, compensatory and treble damages or the cancellation or suspension of payments under one or more U.S. Government contracts. Under government regulations, a company, or one or more of its operating divisions or units, can also be suspended or debarred from government contracts based on the results of investigations. Given the extent of Allegheny Teledyne's business with the U.S. Government, a suspension or debarment of Allegheny Teledyne could have a material adverse effect on future operating results and the consolidated financial condition of Allegheny Teledyne. However, although the outcome of these matters cannot be predicted with certainty, management does not believe there is any audit, review or investigation currently pending against Allegheny Teledyne of which management is aware that is likely to result in suspension or debarment of Allegheny Teledyne, or that is otherwise likely to have a material adverse effect on Allegheny Teledyne's financial condition or liquidity, although the resolution in any reporting period of one or more of these matters could have a material adverse effect on Allegheny Teledyne's results of operations for that period.

     Export Sales. It is anticipated that export sales will continue to account for a significant percentage of Allegheny Teledyne's sales. Among the risks associated with export sales are export controls, changes in legal and regulatory requirements, policy changes affecting the markets for Allegheny Teledyne's products, changes in tax laws and tariffs, exchange rate fluctuations (which may affect sales to foreign customers and the value of, and profits earned on, such sales when translated into U.S. dollars), political and economic instability, accounts receivable collection, and the seasonality of foreign sales. Any of these factors could have a material adverse effect on Allegheny Teledyne's results of operations.

     Allegheny Teledyne Acquisition and Disposition Strategy. Allegheny Teledyne intends to continue to strategically position its businesses in order to improve its competitive posture by seeking specialty niches, expanding its global presence, acquiring businesses complementary to existing strengths and continually evaluating the performance and strategic fit of existing businesses. Accordingly, Allegheny Teledyne regularly considers acquisition and business combination opportunities as well as possible business dispositions, and its management from time to time holds discussions with managements of other companies to explore such opportunities and possible dispositions. As a result, the businesses comprising Allegheny Teledyne are subject to change.

     Labor Matters. Allegheny Teledyne and its subsidiaries employ approximately 23,000 persons, including approximately 10,000 persons employed by companies comprising its specialty metals segment. A substantial portion of specialty metals segment employees are employed subject to collective bargaining agreements with the United Steelworkers of America (the "USWA") that are effective through various dates, including approximately 3,600 production and maintenance employees of Allegheny Teledyne's Allegheny Ludlum Corporation subsidi-ary ("Allegheny Ludlum") who are employed subject to a collective bargaining agreement with the USWA that is effective through July 1, 1998. In connection with the expiration of a prior collective bargaining agreement between Allegheny Ludlum and the USWA in 1994, the USWA authorized a strike by its members that lasted for 10 weeks and had a material adverse effect on Allegheny Ludlum's operating results. There can be no assurance that concluding collective bargaining agreements with the USWA to replace those to expire will be successful.

INHERENT UNCERTAINTIES RELATING TO CERTAIN EFFECTS OF THE MERGER

     The senior managements of Allegheny Teledyne and the Company have identified cost savings and operating and sales synergies expected to result from the Merger amounting to more than $15 million in combined pre-tax earnings in the first full year following the Merger and increasing to over $45 million in combined pre-tax earnings annually by the end of the third full year following the Merger. Achieving such results involves inherent uncertainties, including those relating to whether the operations, product offerings and sales and marketing efforts of the Company can be integrated successfully into those of Allegheny Teledyne in a timely manner and whether key management, technical and sales personnel can be retained, as well as business risks affecting the businesses of Allegheny Teledyne and the Company generally. Accordingly, there can be no assurance that Allegheny Teledyne will be able to realize, or do so within any particular time frame, the expected cost savings and operating and sales synergies anticipated to be achieved as a result of the Merger or to generate additional revenue to offset any unanticipated inability to realize such expected cost savings and operating and sales synergies.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Company Board that Company shareholders vote in favor of the approval of the Merger Agreement, shareholders of the Company should be aware that certain directors and executive officers of the Company have certain interests in the Merger that are in addition to the interests of the shareholders of the Company generally. Such interests, together with other relevant factors, were taken into account by the Company Board in approving the Merger Agreement and recommending the Merger to the shareholders of the Company. See "THE MERGER--Interests of Certain Persons in the Merger."

                           COMPARATIVE PER SHARE DATA

     Set forth below are net income, cash dividends declared and book value per common share data of the Company and Allegheny Teledyne on both historical and unaudited pro forma combined bases and on a per share equivalent unaudited pro forma basis. Unaudited pro forma combined per share information is derived from the unaudited pro forma combined information presented elsewhere herein. Company per share equivalent pro forma financial information is based upon the exchange ratio of 1.296 shares of Allegheny Teledyne Common Stock for each share of Company Common Stock. The information set forth below should be read in conjunction with the respective financial statements of the Company and Allegheny Teledyne that are incorporated by reference herein and with the unaudited pro forma combined data included under "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION." The comparative per share data are not necessarily indicative of the results of future operations or the actual results that would have occurred if the Merger had been consummated at the beginning of the periods indicated.

                                                        NINE MONTHS
                                                           ENDED
                                                      SEPTEMBER, (1)         YEAR ENDED DECEMBER 31,
                                                     -----------------    -----------------------------
                                                      1997      1996       1996       1995       1994
                                                     ------    -------    -------    -------    -------
COMPANY-HISTORICAL
  Net income (loss)...............................   $ 1.49    $  1.24    $  1.69    $ (0.22)   $ (0.18)
  Cash dividends declared(2)......................   $   --    $    --    $    --    $    --    $    --
  Book value (at period end)......................   $14.31    $    --    $    --    $    --    $    --
ALLEGHENY TELEDYNE-HISTORICAL
  Net income......................................   $ 1.22    $  0.91    $  1.20    $  1.54    $  0.06
  Cash dividends declared(3):
     Allegheny Teledyne...........................   $ 0.48    $    --    $  0.16    $    --    $    --
     Allegheny Ludlum.............................   $   --    $  0.42    $  0.42    $  0.49    $  0.48
     Teledyne, Inc.(4)............................   $   --    $  0.44    $  0.44    $  0.21    $    --
  Book value (at period end)......................   $ 5.51    $    --    $    --    $    --    $    --
PRO FORMA COMBINED
  Net income......................................   $ 1.22    $  0.92    $  1.22    $  1.41    $  0.04
  Cash dividends declared.........................   $ 0.48    $    --    $  0.64    $    --    $    --
  Book value (at period end)......................   $ 6.04    $    --    $    --    $    --    $    --
EQUIVALENT PRO FORMA COMBINED PER COMPANY COMMON
  SHARE
  Net income......................................   $ 1.58    $  1.19    $  1.58    $  1.83    $  0.05
  Cash dividends declared.........................   $ 0.62    $    --    $  0.83    $    --    $    --
  Book value (at period end)......................   $ 7.83    $    --    $    --    $    --    $    --

---------

(1) Information concerning Allegheny Teledyne and the Company are as of or for the periods ended September 30, 1997 and September 28, 1997, respectively.

(2) Does not include a special federal tax refund dividend of $0.5227 per share of Company Common Stock paid on December 20, 1996 to shareholders of record on November 27, 1987, or a special tax refund dividend of $0.0686 per share of Company Common Stock paid on December 29, 1997 to shareholders of record on November 27, 1987.

(3) Allegheny Teledyne was formed in connection with the business combination of Allegheny Ludlum and Teledyne, Inc. which was consummated on August 15, 1996, as a result of which their respective stockholders received shares of Allegheny Teledyne Common Stock in exchange for their shares of Allegheny Ludlum and Teledyne, Inc. common stock.

(4) Cash dividends declared reflect the per equivalent share due to the August 15, 1996 business combination of Allegheny Ludlum and Teledyne, Inc.

                         MARKET PRICE AND DIVIDEND DATA

     Company Common Stock is listed on The Nasdaq National Market and traded under the symbol "OREM" and Allegheny Teledyne Common Stock is listed on the NYSE and traded under the symbol "ALT." The table below sets forth, for the calendar quarters indicated, the range of high and low sales prices of Company Common Stock as reported on The Nasdaq National Market, the range of high and low sale prices of Allegheny Teledyne Common Stock as reported on the NYSE Composite Transactions Tape, and the cash dividends declared on Allegheny Teledyne Common Stock. The Company declared a special federal tax refund dividend of $0.5227 per share of Company Common Stock which was paid on December 20, 1996 to shareholders of record as of November 27, 1987 and a special state tax refund dividend of $0.0686 per share of Company Common Stock which was paid on December 29, 1997 to shareholders of record on November 27, 1987. No other cash dividends were declared on Company Common Stock during the periods presented.

                                                     COMPANY                   ALLEGHENY TELEDYNE
                                                   COMMON STOCK                   COMMON STOCK
                                                  --------------         ------------------------------
                                                  HIGH       LOW         HIGH       LOW       DIVIDENDS
                                                  ----       ---         ----       ---       ---------
1996
First Quarter...................................  $22 1/8    $11         $--        $--         $  --
Second Quarter..................................   35         17 5/8      --         --            --
Third Quarter (in the case of Allegheny
  Teledyne,
  from August 16, 1996).........................   35 1/4     21 1/2      23 1/2     19 7/8        --
Fourth Quarter..................................   38 3/4     28          23 3/4     20 1/8      0.16
1997
First Quarter...................................   34 1/2     18 3/8      29 1/2     21          0.16
Second Quarter..................................   29 1/4     17 1/2      28 7/8     25 1/8      0.16
Third Quarter...................................   28 5/8     21          32 13/16   25 7/8      0.16
Fourth Quarter..................................   34 1/4     20 1/8      29 7/8     23 1/8      0.16
1998
First Quarter (through February 20, 1998).......   34         28 1/2      26 13/16   22 5/8      0.16

     In August 1996, Allegheny Ludlum and Teledyne, Inc. combined to form Allegheny Teledyne. As a result, there is no stock price activity prior to the combination.

     The following table sets forth the respective closing prices per share of Company Common Stock on The Nasdaq National Market and of Allegheny Teledyne Common Stock on the NYSE Composite Transactions Tape on October 31, 1997, the last full trading day prior to the public announcement of the execution and delivery of the Merger Agreement, and on February 20, 1998, the most recent practicable date prior to the printing of this Proxy Statement/Prospectus, and the equivalent per share prices for Company Common Stock based on the Allegheny Teledyne Common Stock prices and the Conversion Number.

                                                                                          COMPANY
                                                ALLEGHENY TELEDYNE      COMPANY            COMMON
                                                   COMMON STOCK       COMMON STOCK    STOCK EQUIVALENT
                                                ------------------    ------------    ----------------
October 31, 1997............................           $26 5/16           $23 7/16          $34 1/8
February 20, 1998...........................           $26 3/8            $33 1/2           $34 1/8

     Although the Conversion Number is fixed, the market value of the shares of Allegheny Teledyne Common Stock that holders of Company Common Stock will receive in the Merger is subject to fluctuation and may increase or decrease prior to and following the Merger. Shareholders are urged to obtain current market quotations.

     The declaration and payment by Allegheny Teledyne of dividends and the amount thereof will depend upon Allegheny Teledyne's results of operations, financial condition, cash requirements, future prospects, limitations imposed by credit agreements or senior securities and other factors deemed relevant by its Board of Directors.

                                  THE MEETING

GENERAL

     This Proxy Statement/Prospectus is being furnished to holders of Company Common Stock in connection with the solicitation of proxies by the Company Board for use at the Meeting to be held on March 24, 1998, commencing at 9:00 a.m., local time, and at any adjournment or postponement thereof.

MATTERS TO BE CONSIDERED AT THE MEETING

     At the Meeting, holders of Company Common Stock will consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby and consider and vote upon such other matters as may properly be brought before the Meeting.

     The Company Board has determined that the Merger is in the best interests of the Company and its shareholders, has approved the Merger Agreement and recommends that Company shareholders vote FOR approval of the Merger Agreement and the transactions contemplated thereby.

VOTING AT THE MEETING; RECORD DATE

     Only holders of record of Company Common Stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Meeting. As of the close of business on the Record Date, there were 16,612,440 shares of Company Common Stock outstanding, held by 1,890 holders of record. Each holder of record of shares of Company Common Stock on the Record Date is entitled to cast one vote per share on the proposal to approve the Merger Agreement and the transactions contemplated thereby and on any other matters properly submitted to a vote of the Company's shareholders at the Meeting, exercisable in person or by properly executed proxy. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Company Common Stock as of the close of business on the Record Date is necessary to constitute a quorum at the Meeting. Shares represented by duly completed proxies submitted by nominee holders on behalf of beneficial owners will be counted as present for purposes of determining the existence of a quorum for all purposes (even if some such proxies reflect broker non-votes). In addition, abstentions will be counted as present for purposes of determining the existence of a quorum.

     The approval of the Merger Agreement and the transactions contemplated thereby by Company shareholders will require the affirmative vote of the holders of at least a majority of all votes entitled to be cast by the holders of Company Common Stock outstanding on the Record Date. Because abstentions and broker non-votes with respect to the proposal will not be recorded as votes in favor of the proposal, both abstentions and broker non-votes will have the effect of votes against the proposal. Failure to return a proxy or vote in person at the Meeting will also have the effect of a vote against approval of the Merger Agreement.

     Each director and executive officer of the Company who owns Company Common Stock has indicated his intention to vote or direct the vote of all shares of Company Common Stock over which he has voting control in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby. As of the Record Date, the directors and executive officers of the Company and their affiliates were the beneficial owners of approximately 1.0% of the outstanding shares of Company Common Stock.

PROXIES

     All shares of Company Common Stock which are entitled to vote and are represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will in each case be voted FOR approval of the Merger Agreement and the transactions contemplated thereby.

     If any other matters are properly presented at the Meeting for consideration, including, among other things, a motion to adjourn the meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, prior to the convening of the Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Meeting or
(iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Oregon Metallurgical Corporation, 530 Southwest 34th Avenue, Albany, Oregon 97321-0177, Attention: Secretary, or hand delivered to the Secretary of the Company, at or before the convening at the Meeting.

     All expenses of this solicitation, excluding the cost (other than attorneys' and accounting fees and expenses) of printing and filing this Proxy Statement/Prospectus and the Registration Statement (which will be shared equally by the Company and Allegheny Teledyne), will be paid by the party incurring the expenses. See "THE MERGER AGREEMENT--Termination; Termination Fees and Expenses." In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has retained D. F. King & Co., Inc., at an estimated cost of $5,500, plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals on behalf of the Company. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

              SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES
                             WITH THEIR PROXY CARD.

                                   THE MERGER

BACKGROUND OF THE MERGER

     Representatives of Allegheny Teledyne and the Company have from time to time held discussions regarding various possible business and commercial relationships that could be developed between them. Allvac, an Allegheny Teledyne company, produces titanium alloys and nickel-based superalloys in ingot, billet, bar and rod product forms. Allegheny Teledyne's Wah Chang unit, the principal operations of which are located near those of the Company in Albany, Oregon, produces zirconium and other reactive and refractory metals products, including titanium products. The Company is one of two United States integrated producers of titanium products, including titanium sponge which is the commercially pure, elemental form of titanium metal used by Allegheny Teledyne's Allvac and Wah Chang businesses to form alloys and manufacture other products.

     At the October 24, 1996 meeting of the Company Board, Company management presented its three-year strategic plan, which included information and analyses on the changes occurring in the titanium industry and related markets, the apparent continued consolidation of the industry, the potential effects of those changes on the Company's business and prospects and the potential strategic opportunities and alternatives available to the Company in the context of those developments.

     On October 30, 1996, Carlos E. Aguirre, President and Chief Executive Officer of the Company, met with Arthur H. Aronson, Executive Vice President of Allegheny Teledyne and segment executive for its specialty metals segment, and John V. Andrews, President of Allvac, to discuss various possible commercial relationships that could be developed between the companies, including the Company's utilization of Allvac capabilities to produce titanium flat rolled products and the Company's ability to supply titanium sponge to Allvac.

     At the December 12, 1996 meeting of the Company Board, senior management updated the Company Board regarding general industry developments and then current activities within the industry, and the Company's performance relative to that of other industry participants.

     In January 1997, Mr. Aguirre contacted Mr. Aronson and indicated that the Company was interested in exploring the possibility of acquiring Allvac from Allegheny Teledyne. Mr. Aronson responded that although Allegheny Teledyne was not interested in selling Allvac, it might be interested in exploring other business opportunities of mutual interest with the Company. The Company and Allegheny Teledyne thereafter entered into a mutual Confidentiality Agreement, dated as of February 3, 1997 (the "Confidentiality Agreement"), governing the providing of any confidential information by either company to the other.

     On February 18, 1997, representatives of the Company and Allegheny Teledyne again met and discussed general developments in the titanium industry, the development of titanium and titanium-based alloys for commercial and industrial applications, and possible future business and commercial relationships between the two companies. Opportunities discussed included the ability of the Company to become a supplier of titanium sponge and other products and by-products to Allvac and Wah Chang, and the ability of various Allegheny Teledyne specialty metals units to perform product conversion and other services for the Company.

     On April 16, 1997, Mr. Aguirre and Dennis P. Kelly, Vice President Finance, Secretary and Treasurer of the Company, met with Richard P. Simmons, Chairman of the Board, President and Chief Executive Officer of Allegheny Teledyne, and Mr. Aronson to continue the discussions of possible future business and commercial relationships between the companies. At that meeting, Mr. Simmons indicated that Allegheny Teledyne might be interested in considering a strategic merger with the Company. Mr. Aguirre stated that the Company was currently evaluating its strategic opportunities and alternatives and the Company would take the matter under consideration.

     At the April 24, 1997 meeting of the Company Board, Mr. Aguirre described the various strategic opportunities and alternatives available to the Company both on a stand-alone basis and as a strategic merger partner, as well as the preliminary discussions with Allegheny Teledyne.

     At its May 1, 1997 meeting, the Board of Directors of Allegheny Teledyne received a report regarding the discussions that had taken place with the Company as well as background information regarding the Company.

The Board of Directors thereafter received periodic updates regarding the discussions between Allegheny Teledyne and the Company.

     Periodic discussions continued between members of the senior managements of the two companies during May 1997.

     By letter to Mr. Simmons dated May 21, 1997, Mr. Aguirre indicated that the Company might be interested in pursuing a merger transaction with Allegheny Teledyne and identified several operational and other synergies that the Company believed could be achieved if such a transaction were consummated. By letter dated May 27, 1997, Mr. Simmons responded to Mr. Aguirre and suggested a process by which the potential transaction could be evaluated, including the identification and quantification of the various synergies that could reasonably be expected to result from a merger.

     At the July 24, 1997 meeting of the Company Board, senior management reported on the discussions that had taken place with Allegheny Teledyne concerning a possible merger and Salomon presented its analysis of the titanium industry, the opportunities available to the Company and a proposed merger with Allegheny Teledyne. Following discussion, the Company Board authorized senior officers of the Company to discuss the possibility of a merger with Allegheny Teledyne.

     On August 9, 1997, Allegheny Teledyne and the Company amended and supplemented the Confidentiality Agreement to include, among other things, a provision pursuant to which Allegheny Teledyne agreed not to take certain actions relating to an acquisition of the Company's assets or securities for a period of one year without the Company's consent.

     On August 13, 1997, Messrs. Aguirre and Kelly met with representatives of senior management of Allegheny Teledyne, to discuss various aspects of the Company's business and various possible financial, operational, sales and other synergies that could be created by a merger.

     During September 1997 and through October 10, 1997, various representatives of Allegheny Teledyne, Goldman Sachs & Co. ("Goldman Sachs"), Allegheny Teledyne's financial advisor, and Ernst & Young LLP, Allegheny Teledyne's independent accountants, met with representatives of the Company and of Salomon. During the course of these meetings, various financial and structural terms and other issues regarding a possible merger were reviewed and discussed, and possible financial, operational and sales synergies that could be expected to be achieved by such a merger were considered in detail.

     On October 16, 1997, the senior managements of both companies and their financial advisors met to further discuss the possible financial terms and structure of the proposed merger, including tax and accounting issues and the financial, operational and sales synergies that could be created. On October 17, 1997, a first draft of the Merger Agreement was circulated. During the remainder of October, the Company and Allegheny Teledyne, assisted by their respective advisors, continued due diligence investigations with respect to each other and negotiated the terms of the Merger Agreement, including the terms on which shares of Company Common Stock would be exchanged for shares of Allegheny Teledyne Common Stock in the Merger, the scope of representations, warranties and covenants of the parties, the conditions precedent to the parties' obligations to consummate the Merger, the terms on which the Merger Agreement could be terminated and amounts payable if the Merger Agreement were terminated under certain circumstances, and the amendment to the Company Rights Agreement (See "THE MERGER AGREEMENT").

     At the October 23, 1997 meeting of the Company Board, Mr. Aguirre provided an update regarding the status of the negotiations with Allegheny Teledyne; the Company's senior management made presentations regarding the reasons for the Merger and the potential benefits to the Company and its shareholders from the Merger; the Company's legal advisors reviewed the Company Board's obligations in considering the Merger; and Salomon discussed the strategic, business and operational fit, rationale and financial aspects of the Merger. As a result of these presentations and its discussions, at the conclusion of the meeting, the Company Board authorized the Company's senior officers to continue to negotiate with Allegheny Teledyne regarding a merger.

     At the October 23, 1997 meeting of the Board of Directors of Allegheny Teledyne, the Board of Directors was updated by senior management and Goldman Sachs regarding the meetings with representatives of the

Company and due diligence matters regarding the Company. Senior management also reviewed with the Board of Directors the history of the development of titanium, background information regarding the Company, the titanium industry, the status of negotiations regarding the draft Merger Agreement and the principal terms thereof, and the various financial, operating and sales synergies that had been identified that could be expected to result from a merger. Representatives of Goldman Sachs also reviewed with the Board of Directors various financial aspects of the possible transaction. Following discussion, the Board of Directors authorized senior management of Allegheny Teledyne to continue the negotiations with representatives of the Company regarding the Merger Agreement and authorized the Executive Committee of the Board of Directors to consider and approve a definitive Merger Agreement.

     On October 31, 1997, at a special meeting of the Company Board, Messrs. Aguirre and Kelly again reviewed the reasons for and the potential benefits of the Merger and updated the Company Board on discussions with Allegheny Teledyne; Mr. Kelly and Salomon updated the Company Board on due diligence matters; the Company's legal advisors reviewed the terms of the Merger Agreement and related legal issues; and Salomon made a presentation regarding the financial terms of the Merger and delivered its opinion regarding the fairness, from a financial point of view, of the Conversion Number to the holders of Company Common Stock. See "THE MERGER--Opinion of Financial Advisor to the Company." After discussion and detailed consideration of the Merger Agreement and of the factors discussed below under "THE MERGER--Company Reasons for the Merger; Recommendation of the Company Board," the Company Board (with all directors present) unanimously approved and authorized the Merger, approved the execution of the Merger Agreement and determined to submit the Merger Agreement to Company shareholders with the Company Board's recommendation for approval.

     On October 31, 1997, the Executive Committee of the Board of Directors of Allegheny Teledyne met to consider approval of the Merger Agreement. The Executive Committee and other directors present at the meeting were updated regarding the negotiations with the Company and due diligence matters. Terms of the Merger Agreement were also reviewed. After discussion, the Executive Committee unanimously approved the Merger Agreement.

     On October 31, 1997, following the meetings of the Company Board and the Executive Committee of the Board of Directors of Allegheny Teledyne, the Merger Agreement was executed and publicly announced.

COMPANY REASONS FOR THE MERGER; RECOMMENDATION OF THE COMPANY BOARD

     THE COMPANY BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF THE COMPANY VOTE IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT AT THE MEETING.

     Following are the material factors considered by the Company Board in reaching the foregoing determination, certain of which contained both positive and negative elements:

 1. the present and anticipated environment in the titanium industry, and the continued consolidation within the industry;

 2. information concerning the financial condition, results of operations, prospects and businesses of Allegheny Teledyne and the Company;

 3. the Company Board's belief that the Merger would help to moderate the effects of the cyclical swings inherent in the Company's business while continuing to utilize its skills and investment in the titanium industry;

 4. the Company Board's review of possible other strategic alternatives available to the Company and their relative advantages and disadvantages as compared to the Merger;

 5. potential financial and business prospects for the combined business, including information relating to possible synergies, cost reductions and operating efficiencies and consolidations, as well as the advantages to the combined companies of being able to expand Company product offerings into flat-rolled products and of being less dependent on third parties for product conversion;

 6. the possible advantages to Company shareholders of becoming stockholders of a larger, more diversified company with greater financial resources and a significantly greater stock market capitalization;

 7. information indicating that, based on the last reported sales prices of Company Common Stock and Allegheny Teledyne Common Stock on October 30, 1997, the last full trading day prior to approval of the Merger Agreement by the Company Board, the Conversion Number represented a premium of 45% over the last reported sale price of Company Common Stock on such date;

 8. recent and current market prices of Company Common Stock and Allegheny Teledyne Common Stock, and the risk of stock price fluctuations prior to and following completion of the Merger;

 9. the advantages to Company shareholders resulting from their becoming holders of shares as to which regular cash dividends have been paid, although it was recognized that there could be no assurance as to the length of time that the current level of such dividends or other future dividends that may be declared by the Board of Directors of Allegheny Teledyne would be maintained;

10. the expectation that the Merger will generally be a tax-free transaction to the Company and its shareholders, and will qualify for pooling of interests accounting treatment;

11. presentations from, and discussions with, senior executives of the Company, representatives of its outside legal counsel and representatives of Salomon regarding the business, financial, accounting and legal due diligence investigations performed with respect to Allegheny Teledyne and the terms and conditions of the Merger Agreement;

12. the Company Board's understanding of the complexities involved in the successful integration of the businesses of two companies;

13. the expressed intention of certain key Company personnel, including Mr. Aguirre, to continue to serve the Company and related businesses of Allegheny Teledyne following the Merger, and the expressed desire of Allegheny Teledyne that such service so continue;

14. the Company Board's recognition that certain members of the Company Board and management have interests in the Merger that are in addition to the interests of Company shareholders generally; and

15. the analysis of Salomon and the Company Board's receipt of an opinion from Salomon dated October 31, 1997 that, as of such date and subject to the various considerations set forth therein, the Conversion Number was fair from a financial point of view to the Company shareholders.

     The foregoing discussion of the information and factors considered by the Company Board is not intended to be exhaustive. In reaching its determination to approve the Merger Agreement and the transactions contemplated thereby, the Company Board did not find it practical to and did not quantify or assign any relative or specific weights to the various factors considered by it nor did it specifically regard any factor as positive or negative (except as described above), and individual directors may have given different weights to different factors and may have viewed certain factors more positively or negatively than others.

OPINION OF FINANCIAL ADVISOR TO THE COMPANY

     The Company engaged Salomon to act as its financial advisor in connection with the transactions contemplated by the Merger Agreement based upon Salomon's qualifications, expertise and reputation as well as Salomon's prior investment banking relationship and familiarity with the Company. On October 31, 1997, Salomon delivered a written opinion to the Company Board (the "Salomon Opinion") to the effect that, as of such date, and based upon and subject to the assumptions, limitations and qualifications set forth in the Salomon Opinion, the Conversion Number was fair to the common shareholders of the Company from a financial point of view.

     THE FULL TEXT OF THE SALOMON OPINION IS SET FORTH AS APPENDIX B TO THIS PROXY STATEMENT/PROSPECTUS AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY, INCLUDING WITHOUT LIMITATION, THE DESCRIPTIONS OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, OTHER MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN IN ARRIVING AT SUCH OPINION. THE SALOMON OPINION ADDRESSES ONLY THE FAIRNESS OF THE CONVERSION NUMBER TO THE COMMON SHAREHOLDERS OF THE COMPANY FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF THE COMPANY AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE

MEETING. THE SUMMARY OF THE SALOMON OPINION SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE SALOMON OPINION.

     The Salomon Opinion does not constitute an opinion as to the price at which Allegheny Teledyne Common Stock will actually trade at any time. Salomon was requested to evaluate, from a financial point of view, the fairness of the Conversion Number to the common shareholders of the Company. No restrictions or limitations were imposed upon Salomon with respect to the investigations made or procedures followed by Salomon in rendering its opinion. Although Salomon evaluated the Conversion Number from a financial point of view, Salomon was not requested to, and did not, recommend the specific consideration payable in the Merger, which consideration was determined through arm's length negotiations between the Company and Allegheny Teledyne. In addition, Salomon received no instructions to, and did not, seek or solicit alternative transactions. In arriving at its opinion, Salomon, among other things, reviewed the October 31, 1997 draft of the Merger Agreement, including Annexes I, II and III thereto, as well as financial and other information that was publicly available or furnished to it by the Company and Allegheny Teledyne including information provided during discussions with their respective managements regarding their businesses and prospects. Included in the information provided during discussions with the respective managements were certain financial forecasts of the Company and other information relating to the business operations, financial condition and prospects of the Company and Allegheny Teledyne, respectively, prepared by their respective managements. In addition, Salomon compared certain financial and securities data of the Company and Allegheny Teledyne with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Company Common Stock and Allegheny Teledyne Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as Salomon deemed appropriate for purposes of rendering its opinion.

     In rendering its opinion, Salomon did not independently verify the information provided to it or available from public sources and assumed the accuracy and completeness of all of the financial and other information provided to it or available from public sources. Salomon did not conduct a physical inspection of the properties or facilities, or make an independent evaluation or appraisal of the assets or liabilities, of the Company or Allegheny Teledyne, nor was Salomon furnished with any such evaluation or appraisal. Salomon relied upon the estimates of the respective managements of the Company and Allegheny Teledyne of the operating savings and other benefits and cost reductions achievable as a result of the Merger. Salomon also assumed that the Company's financial forecasts and other information relating to the prospects of the Company were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the likely future financial performance of the Company, and Salomon expressed no opinion with respect to such forecasts or the assumptions on which they are based. Salomon did, however, note that the financial forecasts for the Company were within the range of data from published research reports and analysts' estimates. Salomon did not make any independent investigation of any legal matters affecting the Company or Allegheny Teledyne, and assumed the correctness of all legal advice given to each of them and to the Company Board, including advice as to the tax consequences of the Merger. While Salomon believes that its review as described herein is an adequate basis for the Salomon Opinion, the Salomon Opinion is necessarily based upon financial, economic, monetary, political, market and other conditions that existed and could be evaluated as of the date of the Salomon Opinion and does not speak to any date other than the date on which the Salomon Opinion was delivered. Salomon does not have any obligation to update, revise or reaffirm its opinion as a result of changes in such conditions or otherwise.

     The following is a brief summary of the analyses performed by Salomon in connection with the Salomon Opinion and included in its presentations to the Company Board. All analyses discussed below, unless otherwise indicated, exclude synergies resulting from the Merger estimated by the managements of the Company and Allegheny Teledyne.

     Implied Transaction Price and Premium Analysis. Salomon calculated the premium of the Conversion Number multiplied by the closing price of the Allegheny Teledyne Common Stock over the average closing price of the Company Common Stock. The time periods (each ending on October 27, 1997) selected for analysis were: last six months, last three months, last two months and last 20 trading days. The premium for such time periods were 50.9%, 65.1%, 64.0% and 57.3%, respectively. Salomon also noted that the implied offer premium was

62.0% based on the closing prices of the Company Common Stock and the Allegheny Teledyne Common Stock as of October 27, 1997.

     Historical Exchange Ratio Analysis. Salomon compared the Conversion Number to the ratio implied by dividing the Company Common Stock closing stock price by the Allegheny Teledyne Common Stock closing stock price. The time periods (each ending on October 27, 1997) selected for analysis were: last 12 months, last six months, last three months and last 20 trading days. The average implied exchange ratios for such time periods were 1.019, 0.866, 0.787 and 0.824, respectively. Salomon noted that each such ratio was less than the Conversion Number of 1.296.

     Earnings Per Share Impact Analysis. Salomon analyzed the pro forma effect of the Merger on the projected earnings per share ("EPS") of Allegheny Teledyne. Such analysis was based on certain discussions with the Company's management and the financial advisors to Allegheny Teledyne, data from published research reports, First Call estimates and synergies as forecasted by the managements of the Company and Allegheny Teledyne contemplated to result from the Merger. This analysis is based on a number of assumptions, including, among other things, the projected financial performance of the Company and Allegheny Teledyne and the estimated amounts and timing of the synergies. The analysis indicated that (accounting for the transaction as a pooling of interests, and giving effect to the most probable synergies but excluding one-time estimated merger-related expenses), the pro forma EPS estimates for Allegheny Teledyne are anticipated to be higher than EPS estimates for Allegheny Teledyne on a stand-alone basis for fiscal years 1998 and 1999.

     Premiums Paid in Public Merger and Acquisition Transactions. Salomon performed a comparison of the premium represented by the Conversion Number to publicly available information regarding the premiums paid over market price in acquisitions of $300 million to $1.0 billion in size ("Comparable Acquisitions") since January 1, 1993 and nineteen merger and acquisition transactions in the specialty metals industry since January 1, 1993 ("Selected Metals M&A Transactions"). Salomon reviewed the consideration paid in each such transaction in terms of the percentage premium represented by the offer prices (represented, in the case of transactions in which all or part of the consideration was in the form of common stock of the acquiror, by the acquiror's stock price on the day prior to the announcement of the transaction multiplied by the exchange ratio) over the trading prices one day, one week and one month prior to the announcement date of each respective transaction. The median premiums to the market price one day, one week and one month prior to the announcement date for Comparable Acquisitions and Selected M&A Metals Transactions were approximately 25.8%, 32.1% and 38.1% and 31.6%, 30.6% and 33.8%, respectively. This compares to the percentage premiums by which the product of the Conversion Number and the closing price of Allegheny Teledyne Common Stock on October 27, 1997 (the "Consideration per Share") exceeded the closing price of the Company Common Stock on October 27, October 21, and September 30, 1997, which premiums were 62.0%, 48.2% and 36.4%, respectively. Salomon also noted that the percentage premium by which the product of the Conversion Number and the average closing stock price of the Allegheny Teledyne Common Stock for the 20 trading days ended October 27, 1997 exceeded the average closing stock price of the Company Common Stock for the 20 trading days ended October 27, 1997 was 57.3%.

     Comparable Company Analysis. To provide contextual data and comparative market information, Salomon compared the operating performance of the Company to certain market trading statistics of several integrated companies that produce, manufacture and distribute metals and related products whose securities are publicly traded (the "Comparable Companies"). The Comparable Companies consisted of: Brush Wellman Inc., Carpenter Technology Corporation, Precision Castparts Corporation, RMI Titanium Company, Special Metals Corporation, Titanium Metals Corporation and Wyman-Gordon Company. Historical financial information used in connection with the ratios provided below with respect to the Comparable Companies is as of the most recent financial statements publicly available for each company as of October 27, 1997.

     Salomon examined certain publicly available financial data of the Comparable Companies including Firm Value (defined as market value of fully diluted common equity less any option proceeds ("Equity Value") plus book value of total debt, minority interest and preferred stock and out-of-the-money convertible securities, less investments in unconsolidated affiliates and cash) as a multiple of last twelve months ("LTM") revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings before interest and taxes

("EBIT"), and price to earnings ratios ("P/E") based on estimated EPS for calendar years 1997 and 1998. Salomon analyzed the implied multiples for the Company at the Consideration per Share without including the projected synergies. As of October 27, 1997 this analysis resulted in (i) Firm Value to LTM revenues multiples for the Comparable Companies ranging from 1.1x to 1.8x, with a median of 1.6x, as compared to 1.9x for the Company at the Consideration per Share; (ii) Firm Value to LTM EBITDA multiples for the Comparable Companies ranging from 6.6x to 11.6x, with a median of 9.0x, as compared to 9.4x for the Company at the Consideration per Share; (iii) Firm Value to LTM EBIT multiples for the Comparable Companies ranging from 8.6x to 16.2x, with a median of 10.8x, as compared to 10.4x for the Company at the Consideration per Share; and (iv) estimated P/E ratios based on 1997 and 1998 calendar year estimates ranging from 9.4x to 17.9x, with a median of 13.9x, and 7.5x to 15.3x, with a median of 11.4x, respectively, for the Comparable Companies, as compared to 16.4x and 11.3x, respectively, for the Company at the Consideration per Share, in each case without giving effect to the projected synergies. EPS estimates for the Company were based on certain financial forecasts prepared by the management of the Company and for the Comparable Companies by First Call.

     No company utilized in the comparable company analysis is identical to the Company or Allegheny Teledyne. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the Company and Allegheny Teledyne and other factors that could affect the public trading value of the Comparable Companies or Company to which they are being compared. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using comparable company data.

     Comparable Transaction Analysis. Salomon reviewed publicly available information with respect to the Selected Metals M&A Transactions. Salomon reviewed the consideration paid in the Selected Metals M&A Transactions in terms of Firm Value as a multiple of LTM revenues, EBITDA and EBIT of the acquired entity prior to its acquisition. This analysis resulted in (i) Firm Value to LTM revenues multiples ranging from 0.4x to 1.6x, with a median of 0.9x, as compared to 1.9x for the Company at the Consideration per Share; (ii) Firm Value to LTM EBITDA multiples ranging from 5.1x to 14.0x, with a median of 8.0x, as compared 9.4x for the Company at the Consideration per Share; (iii) Firm Value to LTM EBIT multiples ranging from 6.0x to 20.7x, with a median of 10.9x, as compared to 10.4x for the Company at the Consideration per Share.

     No transaction utilized in the Comparable Transaction Analysis is identical to the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the Company and Allegheny Teledyne and other factors such as variation in the merger and acquisition transaction environment over time because of macroeconomic factors such as interest rate and equity market fluctuations and microeconomics factors such as industry results and growth expectations that could affect the acquisition value of the companies to which they are being compared. Mathematical analysis (such as determining the mean or median) is not itself a meaningful method of using comparable transaction data.

     Discounted Cash Flow Analysis. Using a discounted cash flow ("DCF") methodology, Salomon valued the Company estimating the present value of unlevered future free cash flows available to its debt and equity holders if the Company were to perform on a stand-alone basis (without giving effect to the Merger). The discounted cash flow analysis for the Company was based upon certain discussions with management of the Company and data from published research reports. Free cash flow represented the amount of cash generated and available for principal and interest payments after providing for ongoing business operations. Salomon aggregated (x) the present value of the free cash flows of the Company over a five-year forecast period with (y) the present value of the range of terminal values. The range of terminal values represented the Company's value beyond the applicable forecast period. This range of terminal values was generally calculated by applying a range of selected EBITDA multiples between 6.5x and 8.0x, such range of multiples being consistent with those exhibited by the Comparable Companies and the Selected Metals M&A Transactions, to the Company's EBITDA in the final year of the forecast period. As part of the DCF analysis, Salomon used discount rates between 11.5% and 13.0% reflecting the Company's specific financial characteristics. This analysis indicated an implied equity value range of $27.74 to $33.61 for each share of the Company Common Stock. Salomon also performed a DCF analysis including the value of half of the most probable synergies. The value of the synergies was calculated using the discount rates listed above and was comprised of the sum of the present value of half of the annual amounts of most probable synergies plus the present value of a terminal value based on the terminal multiples listed above. This analysis indicated an implied equity value range of $35.13 to $42.70 for each share of the Company Common Stock. Salomon also noted that the implied equity value of Company Common Stock at the Consideration per Share was $34.18.

     Contribution Analysis. Salomon noted the contribution of each of the Company and Allegheny Teledyne to revenues, EBITDA and EBIT of the pro forma combined company for the last twelve months as of October 27, 1997, and, based on data from published research reports, the projected calendar years 1997 and 1998, in each case without including projected synergies. The analysis indicated that for the last twelve months as of October 27, 1997, and the projected calendar years 1997 and 1998, the Company would contribute 6.9%, 6.9% and 7.9% of combined revenue; 10.0%, 9.8% and 12.5% of combined EBITDA; and 11.0%, 10.5% and 12.5% of combined EBIT, respectively. Salomon noted that for the projected calendar year 1998, the Company's contribution to EBITDA, and for the last twelve months as of October 27, 1997, and the projected calendar year 1998, the Company's contribution to EBIT, were greater than 10.7%, the pro forma ownership of Allegheny Teledyne by the Company's shareholders based on the Conversion Number and number of outstanding shares of Company Common Stock and Allegheny Teledyne Common Stock (including shares underlying all outstanding options, calculated using the treasury stock method) as of October 27, 1997. The Company's contributions to projected 1998 EBITDA, LTM EBIT and projected 1998 EBIT do not individually support the conclusions reached in the Salomon Opinion; however, Salomon considered numerous qualitative factors including the cyclical nature of the Company's operating performance when evaluating the Contribution Analysis. Furthermore, the Contribution Analysis was one of several analyses performed by Salomon in arriving at the Salomon Opinion.

     The summary set forth above does not purport to be a complete description of the analyses performed by Salomon, but describes, in summary form, the principal elements of the analyses made by Salomon in arriving at the Salomon Opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily summarized. Each of the analyses conducted by Salomon was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. Salomon did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, Salomon considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of the analyses taken as a whole. Further, Salomon's conclusion involved significant elements of judgment and qualitative analyses as well as the financial and quantitative analyses. Salomon did not place particular reliance or weight on any individual factor, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, Salomon believes that its analyses must be considered as a whole and that selecting portions of its analysis and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinion. In performing its analyses, Salomon made numerous assumptions with respect to industry performance, business and regulatory, financial, economic, monetary, political and market conditions and other matters, many of which are beyond the control of the Company or Allegheny Teledyne. In addition, analyses relating to the value of the businesses or securities do not purport to be appraisals, or to reflect the prices at which such businesses or securities can actually be sold. The analyses performed by Salomon are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

     Salomon was selected to render an opinion in connection with the Merger based upon Salomon's qualifications, expertise and reputation, including the fact that Salomon, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     Pursuant to a letter agreement between the Company and Salomon dated October 1, 1997 (the "Salomon Engagement Letter"), Salomon is entitled to (i) a retainer fee of $150,000 payable upon execution of the Salomon Engagement Letter; (ii) a fee of $350,000 at the earlier of the time Salomon delivered its opinion to the

Company Board, the execution of a definitive agreement or agreement in principal regarding a Business Combination Transaction, or the public disclosure by the Combining Company regarding a Business Combination Transaction with the Company; and (iii) an additional fee of 0.70% of the Aggregate Consideration, less the $500,000 previously paid pursuant to (i) and (ii) above, upon the consummation of a Business Combination Transaction and payable upon the closing thereof. A "Business Combination Transaction" is defined therein as a business combination, by merger, tender offer or otherwise, between the Company and another company (the "Combining Company") or the possible sale of all or a significant portion of the Company's assets, or more than 10% of the Company's equity securities, to the Combining Company. "Aggregate Consideration" is defined therein as the total amount of cash and the fair market value (on the date of payment) of all other property paid or payable by the Combining Company directly or indirectly to the Company or its security holders in connection with a Business Combination Transaction or a transaction related thereto. The Company has agreed to reimburse Salomon for its out-of-pocket expenses, including reasonable fees and expenses of its counsel, and to indemnify Salomon for liabilities and expenses, including liabilities under federal securities laws, arising out of its engagement thereunder. The terms of the fee arrangement with Salomon, which Salomon and the Company believe are customary in transactions of this nature, were negotiated at arm's length between the Company and Salomon and the Company Board was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to Salomon is contingent upon consummation of the Merger.

     In the ordinary course of business, Salomon may actively trade the securities of the Company and Allegheny Teledyne for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Salomon has previously rendered certain investment banking and financial advisory and other services to the Company for which it has received customary compensation. Salomon has also provided investment banking, financial advisory and other services to Allegheny Teledyne and its predecessors and affiliates.

ALLEGHENY TELEDYNE REASONS FOR THE MERGER

     The Board of Directors of Allegheny Teledyne believes that the Merger will enhance Allegheny Teledyne's ability to become a more effective global competitor in the highly competitive specialty metals industry. Allegheny Teledyne's specialty metals operations are acknowledged to be among the world's leading producers of a wide array of specialty metals, including stainless steels, high performance nickel-based superalloys, titanium, thin-rolled and coated metals, tool steels and high purity metals such as zirconium, hafnium and niobium and their alloys. In its stainless steel operations alone, Allegheny Teledyne makes products in over 150,000 combinations of properties, chemistries, finishes, forms, sizes and other characteristics. The Board of Directors believes that the Company's business represents an excellent strategic fit with the specialty metals segment of Allegheny Teledyne. Acquisition of the Company's business will complement Allegheny Teledyne's current operations, including those of its Allvac and Wah Chang units, and enable it to be more competitive in higher value-added high performance specialty metals markets. Allegheny Teledyne also believes that it will benefit from the expected continued services of Mr. Aguirre as head of a high performance group of specialty metals companies that will include Allvac, Wah Chang and the Company.

     Allegheny Teledyne believes that the Merger will also create opportunities for financial and operating synergies, which are currently estimated to amount to more than $15 million in combined pre-tax earnings in the first full year following the Merger and increasing to over $45 million in combined pre-tax earnings annually by the end of the third full year following the Merger. Important synergies are expected to result from more effective and efficient utilization of the operating facilities of the combined companies, consolidation of administrative, sales and marketing and research and development functions and lower raw materials costs. Allegheny Teledyne also believes that improvements in operating results of the combined companies can be achieved through the ability to offer a wider array of titanium-based and other specialty metals and alloys to customers and on coordinated utilization of service center and other distribution and sales attributes of the companies both in the United States and abroad. In addition, the Merger is expected to further improve the capital structure of Allegheny Teledyne and better position it to complete other business combinations and acquisitions as appropriate strategic opportunities emerge.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Company Board that Company shareholders vote in favor of the approval of the Merger Agreement, shareholders of the Company should be aware that certain members of the management and the Company Board have certain interests in the Merger that are in addition to the interests of shareholders of the Company generally. The Company Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

     Company Performance Payment Arrangement. Pursuant to a performance payment arrangement with the Company, upon consummation of the Merger, Carlos E. Aguirre, Chairman of the Board, President and Chief Executive Officer of the Company and Dennis P. Kelly, Vice President Finance, Secretary and Treasurer of the Company will be entitled to receive $1,000,000 and $500,000, respectively, for their efforts in negotiating and implementing a business combination on behalf of the Company. If the Merger is not consummated, no payment is required under the arrangement.

     Employment Agreement. Under the terms of an employment agreement with the Company, Mr. Aguirre would be entitled, if concurrently with or within 36 months after a "change in control" of the Company, his employment with the Company is terminated, to receive (i) a lump sum severance payment equal to three times his annual base compensation as in effect as of the date of termination or immediately prior to the change in control, whichever is greater, and his bonus,
(ii) all legal fees and expenses incurred by him in seeking to obtain or enforce any right or benefit under the employment agreement, and (iii) certain health and disability insurance benefits. The Merger will constitute a "change in control" of the Company for purposes of the employment agreement. Based on annual base compensation and target bonus levels in effect on October 31, 1997 and assuming that employment with the Company was terminated within 36 months following the Merger, the cash severance payments payable to Mr. Aguirre under the employment agreement would be approximately $1,663,200. It is expected that Mr. Aguirre will head a high performance group of specialty metals companies of Allegheny Teledyne that will include the Company following the Merger.

     Indemnification; Insurance. Pursuant to the Merger Agreement, the Company will indemnify and hold harmless each director and officer of the Company against any losses, claims, damages, costs, expenses, liabilities or judgments incurred in connection with any claim arising out of matters existing or occurring at or prior to the Effective Time to the full extent that the Company is permitted to do so under its Restated Articles of Incorporation and Bylaws, any indemnity agreement with the Company and under Oregon law. The Merger Agreement also provides that there be maintained in effect for a specified period policies of directors' and officers' liability insurance coverage, including coverage with respect to claims arising from acts, omissions or other events which occur prior to or as of the Effective Time.

COMPANY STOCK PLANS AND WARRANTS

     As provided in the Merger Agreement, the Company will take such actions as may be necessary such that at the Effective Time each option ("Option") to acquire Company Common Stock outstanding after the Effective Time under the Company Option Plans and each warrant ("Warrant") outstanding after the Effective Time under the Warrant Agreement, dated September 19, 1994, between the Company and James S. Paddock (the "Warrant Agreement"), whether or not then exercisable, shall be converted into and become a right with respect to Allegheny Teledyne Common Stock. From and after the Effective Time, (i) each Option or Warrant assumed by Allegheny Teledyne may be exercised solely for Allegheny Teledyne Common Stock, (ii) the number of shares of Allegheny Teledyne Common Stock subject to each Option or Warrant shall be equal to the product of
(A) the number of shares of Company Common Stock previously subject to such Option or Warrant and (B) the Conversion Number, and (iii) the per share exercise price for each Option or Warrant shall be equal to (y) the exercise price per share for the shares of Company Common Stock previously purchasable or subject to such Option or Warrant divided by (z) the Conversion Number, rounded to the nearest cent. At or prior to the Effective Time, the Company will make all necessary arrangements with respect to the Company Option Plans and the Warrant Agreement and the Options and Warrants to permit the assumption of unexercised Options and Warrants by Allegheny Teledyne.

     Prior to the Effective Time, the Company will take such actions as are satisfactory to Allegheny Teledyne and as may be necessary such that at the Effective Time each stock appreciation right ("SAR") outstanding after the Effective Time under the Company's Long Term Incentive Compensation Stock Appreciation Rights Plan, whether or not then exercisable, will be converted into and become a right with respect to Allegheny Teledyne Common Stock, and each right to receive shares of Company Common Stock under the Company's Excess Benefit Plan will become a right with respect to Allegheny Teledyne Common Stock.

     The Company is also required under the Merger Agreement to take such actions as may be necessary to amend or clarify the Company's Stock Compensation Plans for union and salaried employees in a manner satisfactory to Allegheny Teledyne such that at the Effective Time, all rights thereunder to acquire Company Common Stock after the Effective Time shall become rights with respect to Allegheny Teledyne Common Stock.

     As of the Effective Time, Allegheny Teledyne will assume each Option and Warrant in accordance with the terms of the Company Option Plans, the Warrant Agreement and any agreement by which they are evidenced, and shall assume the obligation to issue shares of Allegheny Teledyne Common Stock under the Company's Excess Benefit Plan and the Stock Compensation Plans (as amended or clarified as indicated above). At or prior to the Effective Time, Allegheny Teledyne will also take all corporate action necessary to reserve for issuance a sufficient number of shares of Allegheny Teledyne Common Stock for delivery upon exercise of all Options and Warrants assumed by it and for delivery under the Excess Benefit Plan and the Stock Compensation Plans (as amended or clarified as indicated above). As soon as practicable after the Effective Time, Allegheny Teledyne will file one or more registration statements on Form S-8 or any successor or other appropriate form with respect to the shares of Allegheny Teledyne Common Stock subject to the Options and the Warrants, the SARs and the shares of Allegheny Teledyne Common Stock issuable under the Excess Benefit Plan and the Stock Compensation Plans (as amended or clarified as indicated above) and will use all reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Options, Warrants or SARs remain outstanding or shares of Allegheny Teledyne Common Stock are issuable under the Excess Benefit Plan and the Stock Compensation Plans.

     As of January 31, 1998, there were outstanding Options to purchase an aggregate of 284,400 shares of Company Common Stock at a weighted average exercise price of $29.67 per share, outstanding Warrants to purchase an aggregate of 120,000 shares of Company Common Stock at an exercise price of $6.375 per share and outstanding rights to receive an aggregate of 14,476 shares of Company Common Stock under the Company's Excess Benefit Plan.

ACCOUNTING TREATMENT

     The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes under Accounting Principles Board Opinion No.
16. Under this method of accounting, the assets and liabilities of the Company and Allegheny Teledyne will be carried forward to the combined company at their recorded amounts, income of the combined company on a consolidated basis will include income of the Company and Allegheny Teledyne for the entire fiscal period in which the Merger occurs and the reported income of the separate companies for prior periods will be combined and restated as consolidated income of the combined company.

     Pursuant to the Merger Agreement, the Company is required to exercise its best efforts to cause each of its affiliates to execute a written agreement as of the Effective Time to the effect that such person has not transferred shares of Company Common Stock or Allegheny Teledyne Common Stock within the 30 days preceding the Effective Time and will not transfer any shares of Allegheny Teledyne Common Stock prior to the date that Allegheny Teledyne publishes results covering at least 30 days of post-Merger operations.

     One of the conditions to consummation of the Merger is that Allegheny Teledyne shall have received letters from each of Coopers & Lybrand L.L.P. and Ernst & Young LLP, each such letter to be dated the date on which the Effective Time occurs, to the effect that the Merger will be treated as a business combination for which the pooling of interests method of accounting is available. See "THE MERGER AGREEMENT--Conditions" and "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Following is a summary of material federal income tax consequences of the Merger based on current law. The Company has not requested and will not request any ruling from the Internal Revenue Service (the "IRS") as to the United States federal income tax consequences of the Merger. Future legislative, judicial or administrative changes or interpretations, which may be retroactive, could alter or modify the statements set forth herein. This summary may not apply to certain classes of taxpayers, including, without limitation, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, non-resident aliens, foreign corporations, persons who acquired shares of Company Common Stock pursuant to the exercise of employee stock options or rights or otherwise as compensation and persons who hold shares of Company Common Stock in a hedging transaction or as part of a straddle or conversion transaction. Also, the summary does not address state, local or foreign tax consequences of the Merger. Consequently, each holder of Company Common Stock (a "Holder") should consult such Holder's own tax advisor as to the specific tax consequences of the Merger to such Holder.

     Allegheny Teledyne has received the opinion of Kirkpatrick & Lockhart LLP, its counsel, and the Company has received the opinion of Schwabe, Williamson & Wyatt, P.C., its counsel, concerning certain federal income tax consequences of the Merger, based upon certain customary representations and assumptions. Such opinions have been filed as exhibits to the Registration Statement (see "Available Information"). Based in part upon such representations and assumptions, such counsel are of the opinion that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code; that, accordingly, for federal income tax purposes, no gain or loss will be recognized by the Company as a result of the Merger; and that Holders (other than the classes of Holders enumerated and excluded in the italicized introductory paragraph under this caption) who exchange shares of Company Common Stock for shares of Allegheny Teledyne Common Stock pursuant to the Merger will generally be treated as follows:

     (i) no gain or loss will be recognized by a Holder with respect to the receipt of Allegheny Teledyne Common Stock;

     (ii) the aggregate adjusted tax basis of shares of Allegheny Teledyne Common Stock (including a fractional share interest in Allegheny Teledyne Common Stock deemed received and redeemed as described below) received by a Holder will be the same as the aggregate adjusted tax basis of the shares of Company Common Stock exchanged therefor;

     (iii) the holding period of shares of Allegheny Teledyne Common Stock received by a Holder will include the holding period of Company Common Stock exchanged therefor, provided that such shares of Company Common Stock are held as capital assets at the Effective Time; and

     (iv) a Holder of Company Common Stock who receives cash in lieu of a fractional share interest in Allegheny Teledyne Common Stock will be treated as having received such fractional share interest and then as having received the cash in redemption of such fractional share interest. Under Section 302 of the Code, if such deemed distribution is "substantially disproportionate" with respect to the Holder or is "not essentially equivalent to a dividend" after giving effect to the constructive ownership rules of the Code, the Holder will generally recognize capital gain or loss equal to the difference between the amount of cash received and the Holder's adjusted tax basis in the fractional share interest. Under these rules, a minority shareholder of the Company should recognize capital gain or loss on the receipt of cash in lieu of a fractional share interest in Allegheny Teledyne Common Stock. The capital gain or loss will be long-term capital gain or loss if the Holder's holding period in the fractional share interest is more than one year.

     Other than as set forth above, such counsel express no opinion as to the U.S. federal, state, local, foreign or other tax consequences of the Merger that may be applicable to a particular shareholder of the Company.

     The obligation of the Company to consummate the Merger is conditioned on the receipt by the Company of an opinion of its counsel, Schwabe, Williamson & Wyatt P.C., dated as of the Effective Time, substantially to the effect that the Merger will be treated for federal income tax purposes either as a tax-free reorganization within the meaning of Section 368(a) of the Code or as a non-recognition exchange of stock pursuant to Section 351 of the Code. The obligation of Allegheny Teledyne to consummate the Merger is conditioned on the receipt by Allegheny Teledyne of an opinion of its counsel, Kirkpatrick & Lockhart LLP, dated as of the Effective Time, substantially to the effect that the Merger will be treated for federal income tax purposes either as a reorganization within the meaning of Section 368(a) of the Code or as a non-recognition exchange of stock pursuant to Section 351 of the Code. The opinions of Schwabe, Williamson & Wyatt P.C. and Kirkpatrick & Lockhart LLP referred to in this paragraph will be based in part upon certain assumptions and representations substantially similar to those made and obtained in connection with their respective opinions filed as exhibits to the Registration Statement. Subject to the receipt of such representations, Schwabe, Williamson & Wyatt P.C. and Kirkpatrick & Lockhart LLP anticipate that they will render such opinions. If such opinions are not received, the Merger will not be consummated unless the conditions requiring their receipt are waived and the approval of the Company shareholders is resolicited by means of an updated Proxy Statement/Prospectus. The Company and Allegheny Teledyne currently anticipate that such opinions will be delivered and that neither the Company nor Allegheny Teledyne will waive the conditions requiring receipt of such opinions. Such opinions will not be binding upon the IRS and no assurance can be given that the IRS will not take a contrary position.

REGULATORY APPROVALS

     Antitrust. Under the HSR Act and the rules promulgated thereunder, the Company and Allegheny Teledyne were each required to file a pre-merger notification and report under the HSR Act with the United States Department of Justice and the Federal Trade Commission in connection with the Merger. The required waiting period under the HSR Act with respect thereto has been terminated. Notwithstanding the termination of such waiting period under the HSR Act, at any time before or after the Effective Time, governmental agencies or others could take action under the antitrust laws with respect to the Merger, including seeking to enjoin the consummation of the Merger, to rescind the Merger or to require divestiture of substantial assets of the Company or Allegheny Teledyne. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or that if such a challenge were made that it would not be successful.

     Foreign Approvals. Each of Allegheny Teledyne and the Company conducts operations in foreign countries where regulatory filings or approvals may be required in connection with the Merger. Allegheny Teledyne and the Company each intend to make such filings and seek such approvals as may be necessary to consummate the Merger or that are otherwise material.

     Consummation of the Merger is conditioned upon the receipt of all material governmental authorizations, consents, orders and approvals, subject to waiver of such condition in accordance with the terms of the Merger Agreement. The Company and Allegheny Teledyne intend to pursue vigorously all required regulatory approvals. However, there can be no assurance that such approvals will, in fact, be obtained, or, if obtained, as to the timing of their receipt. See "THE MERGER AGREEMENT--Conditions."

RESALE RESTRICTIONS

     All shares of Allegheny Teledyne Common Stock received by Company shareholders in the Merger will be freely transferable, except that shares of Allegheny Teledyne Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of the Company prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of the Company) or as otherwise permitted under the Securities Act. The Merger Agreement requires the Company to exercise its best efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer or sell, transfer or otherwise dispose of any of the shares of Allegheny Teledyne Common Stock issued to such person pursuant to the Merger Agreement unless (a) such sale, transfer or other disposition has been registered under the Securities Act, (b) such sale, transfer or other disposition is made in conformity with Rule 145 under the Securities Act or (c) in the opinion of counsel, such sale, transfer or other disposition is exempt from registration under the Securities Act.

NO DISSENTERS' RIGHTS

     In accordance with the OBCA, holders of Company Common Stock will not be entitled to dissenters' rights in connection with the Merger.

                              THE MERGER AGREEMENT

     Following is a summary of the terms of the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement. Shareholders of the Company are urged to read the Merger Agreement in its entirety for a more complete description of the Merger.

THE MERGER

     The Merger Agreement provides that, following the approval of the Merger Agreement and the transactions contemplated thereby by the shareholders of the Company, and the satisfaction or waiver of the other conditions to the Merger, Merger Sub will be merged with and into the Company, whereupon the Company will be a subsidiary of Allegheny Teledyne.

     If all such conditions to the Merger are satisfied or waived, the Merger will become effective upon the filing of duly executed Articles of Merger with the Secretary of State of the State of Oregon, or at such time thereafter as is provided in the Articles of Merger.

CONVERSION OF SECURITIES

     Upon consummation of the Merger, pursuant to the Merger Agreement, each issued and outstanding share of Company Common Stock (other than shares owned by Allegheny Teledyne or any subsidiary of Allegheny Teledyne, or shares held in the Company's treasury immediately prior to the Effective Time, all of which will be canceled) will be converted into the right to receive 1.296 shares of Allegheny Teledyne Common Stock. At the Effective Time, all shares of Company Common Stock will cease to be outstanding and will be canceled and retired and will cease to exist (except as set forth above), and each holder of a certificate formerly representing shares of Company Common Stock will thereafter cease to have any rights with respect thereto, except the right to receive shares of Allegheny Teledyne Common Stock (and cash in lieu of any fractional shares of Allegheny Teledyne Common Stock) to be issued in consideration therefor upon the surrender of such certificate, without interest.

     Neither certificates nor scrip for fractional shares of Allegheny Teledyne Common Stock will be issued in the Merger, but in lieu thereof each holder of Company Common Stock otherwise entitled to a fraction of a share of Allegheny Teledyne Common Stock (after aggregating all fractional shares of Allegheny Teledyne Common Stock that would otherwise be received by such holder) will be entitled to receive a cash payment. The amount of such cash payment will equal, in the case of each fractional share, an amount, without interest, calculated as the product of (i) such fraction, multiplied by (ii) the average of the high and low per share sales prices for Allegheny Teledyne Common Stock on the NYSE Composite Transactions Tape on the date of the Meeting if within five days of the Effective Time, otherwise on the trading day immediately preceding the date of the Effective Time. No such fractional share interest will entitle the owner thereof to vote or to any rights of a stockholder of Allegheny Teledyne.

     Promptly after the Effective Time, the Exchange Agent will mail transmittal forms and exchange instructions to each holder of record of Company Common Stock to be used to surrender and exchange certificates evidencing shares of Company Common Stock for certificates evidencing the shares of Allegheny Teledyne Common Stock to which such holder has become entitled. After receipt of such transmittal forms, each holder of certificates formerly representing Company Common Stock will be able to surrender such certificates to the Exchange Agent, and each such holder will receive in exchange therefor certificates evidencing the number of shares of Allegheny Teledyne Common Stock to which such holder is entitled and cash in lieu of any fractional shares as indicated above. Such transmittal forms will be accompanied by instructions specifying other details of the exchange. COMPANY SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

     After the Effective Time, each certificate evidencing Company Common Stock, until so surrendered and exchanged, will be deemed, for all purposes, to evidence only the right to receive the number of shares of Allegheny Teledyne Common Stock (and cash in lieu of any fractional shares of Allegheny Teledyne Common

Stock) which the holder of such certificate is entitled to receive, without interest. The holder of such unexchanged certificate will not be entitled to receive any dividends or other distributions payable by Allegheny Teledyne until the certificate has been exchanged. Following such exchange, such dividends or other distributions will be paid to the holder entitled thereto, without interest.

     Allegheny Teledyne or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable or issuable pursuant to the Merger Agreement to any holder of Company Common Stock such amounts as Allegheny Teledyne or the Exchange Agent is required to deduct and withhold with respect to the making of such payment or issuance under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Allegheny Teledyne or the Exchange Agent, such withheld amounts shall be treated as having been paid to the holder of shares of Company Common Stock in respect of which such deduction and withholding was made by Allegheny Teledyne or the Exchange Agent.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various customary representations and warranties of the Company (which will terminate upon consummation of the Merger) relating to, among other things, (a) the corporate organization and qualification of the Company and its subsidiaries and certain similar corporate matters; (b) the capital structure of the Company; (c) the authorization, execution, delivery and enforceability of the Merger Agreement and the consummation of the transactions contemplated thereby and related matters; (d) required governmental filings and absence of violations under charters, bylaws, and certain instruments and laws; (e) filings by the Company with the Commission and financial statements of the Company; (f) the absence of undisclosed liabilities; (g) the absence of certain material adverse changes or events; (h) compliance with laws and regulations; (i) environmental matters; (j) taxes, tax returns and audits; (k) certain "related party" transactions; (l) litigation;
(m) labor matters; (n) title to assets; (o) intellectual property; (p) insurance; (q) employment and change of control agreements; (r) employee benefit plans; (s) agreements, contracts and commitments; (t) the accuracy of information supplied by the Company in connection with the Registration Statement and this Proxy Statement/Prospectus; (u) restrictions on business activities; (v) tax and accounting matters; (w) brokers and finders; (x) absence of existing discussions; (y) receipt of the opinion of the Company's financial advisor; (z) certain provisions of the OBCA not being applicable to the Merger;
(aa) amendments to the Company's Rights Agreement; and (bb) the accuracy of certain disclosures by the Company.

     The Merger Agreement also contains various representations and warranties of Allegheny Teledyne (which will terminate upon consummation of the Merger) relating to, among other things, (a) the corporate organization of Allegheny Teledyne and its subsidiaries and certain similar corporate matters; (b) the capital structure of Allegheny Teledyne; (c) the authorization, execution, delivery and enforceability of the Merger Agreement and the consummation of the transactions contemplated thereby and related matters; (d) required governmental filings and absence of violations under charters, bylaws, and certain instruments and laws; (e) filings by Allegheny Teledyne with the Commission and financial statements of Allegheny Teledyne; (f) the absence of undisclosed liabilities; (g) the absence of certain material adverse changes or events; (h) compliance with laws and regulations; (i) litigation; (j) agreements, contracts and commitments; (k) the accuracy of information supplied by Allegheny Teledyne in connection with the Registration Statement and this Proxy Statement/Prospectus; (l) restrictions on business activities; and (m) the accuracy of certain disclosures by Allegheny Teledyne.

CERTAIN COVENANTS

     Pursuant to the Merger Agreement, the Company has agreed that, during the period from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement in accordance with its terms or the Effective Time, except as otherwise disclosed to Allegheny Teledyne in writing in connection with the Merger Agreement or consented to in writing by Allegheny Teledyne, the Company and each of its subsidiaries will, with certain exceptions: (a) carry on its business in the ordinary course in substantially the same manner as previously conducted; (b) pay its debts and taxes when due subject to good faith disputes over such debts or taxes, and pay or perform other obligations when due; (c) use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, to the end that its goodwill and ongoing businesses be substantially unimpaired at the Effective Time; (d) not accelerate, amend or change the period of exercisability of outstanding options or warrants to acquire Company Common Stock or authorize cash payments in exchange for any such options except as required by the terms of a Company benefit plan or any related agreements as in effect as of the date of the Merger Agreement; (e) not declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock; (f) not issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than shares of Company Common Stock issuable pursuant to options granted under the Company Option Plans that are outstanding on the date of the Merger Agreement or shares of Company Common Stock issuable upon exercise of the Warrants or shares of Company Common Stock issuable under the Stock Compensation Plans or the Company's Excess Benefit Plan; (g) not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division, or otherwise acquire or agree to acquire any assets otherwise than in the ordinary course of business;
(h) not, directly or indirectly, sell, lease, license or otherwise dispose of any of its properties or assets except in the ordinary course of business; (i) not (A) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for routine increases in salary or wages of employees of the Company in accordance with past practice, (B) increase or agree to increase the compensation payable or to become payable to officers or grant any additional severance or termination pay to or enter into or amend or modify any employment agreement with, any such officers, (C) grant any additional severance or termination pay to or enter into any employment agreement with any employee, (D) enter into any collective bargaining agreement, or (E) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees; provided, however, that the Company may take such action as is required to comply with applicable laws; (j) not revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (k) not incur any indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, other than indebtedness incurred in the ordinary course of business in such amounts and pursuant to such terms as are consistent with past practice; (l) not amend or propose to amend its Restated Articles of Incorporation or its Bylaws, each as amended; (m) not authorize or make any capital expenditure otherwise than in the ordinary course of business; and (n) not take, or agree in writing or otherwise to take, any of the actions prohibited above, or any action which is reasonably likely to make any of its representations or warranties contained in the Merger Agreement untrue or incorrect on the date made (to the extent so limited) or as of the Effective Time.

COMPANY RIGHTS AGREEMENT

     Concurrently with the execution and delivery of the Merger Agreement, the Company amended the Rights Agreement, dated as of December 12, 1996, as amended, between the Company and ChaseMellon Shareholders Services, LLC, as Rights Agent (the "Company Rights Agreement") so that, among other things, the rights created thereunder do not apply to the Merger Agreement and the transactions contemplated thereby and will expire immediately prior to the Effective Time.

ACQUISITION PROPOSALS; COMPANY BOARD RECOMMENDATION

     The Merger Agreement provides that the Company will, and will cause its directors, officers, employees, representatives and agents to, cease any discussions or negotiations with any other parties with respect to an Acquisition Proposal (as defined below). The Merger Agreement further provides that the Company will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing any confidential information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal; provided, however, that if the Company Board determines in good faith, after consultation with and based upon the advice of outside counsel to the Company, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Company may, in response to an Acquisition Proposal that was not solicited or initiated by the Company, and subject to certain notice requirements, (x) furnish information to any person pursuant to a confidentiality agreement no less favorable to the Company than the Confidentiality Agreement, dated February 3, 1997, as supplemented on August 9, 1997, between the Company and Allegheny Teledyne and
(y) participate in discussions or negotiations regarding such Acquisition Proposal. "Acquisition Proposal" means any proposal or offer from any person with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of, all or substantially all of the assets or more than 20% of the voting securities of the Company.

     Except as described below, the Merger Agreement provides that neither the Company Board nor any committee thereof will (i) withdraw or modify, or propose publicly to withdraw or modify in a manner adverse to Allegheny Teledyne, the approval or recommendation by such Board of Directors or such committee of the Merger or the Merger Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Company Board determines in good faith, after consultation with and based upon the advice of outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Company Board may (x) withdraw or modify its approval or recommendation of the Merger and the Merger Agreement or (y) approve or recommend a Superior Proposal (as defined below) or (z) terminate the Merger Agreement (and concurrently with or after such termination, if it so chooses, cause the Company to enter into any Acquisition Agreement with respect to any Superior Proposal), but in each case only at a time that is not less than two business days following Allegheny Teledyne's receipt of written notice advising Allegheny Teledyne that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. The rights of the Company Board described in the preceding sentence are hereafter referred to as the "Company Board Acquisition Proposal Rights." A "Superior Proposal" means any bona fide written Acquisition Proposal made by a third party the terms of which the Company Board determines in its good faith judgment (based on the advice of a financial advisor to the Company of nationally recognized reputation) to be more favorable to the Company's shareholders from a financial point of view than the Merger and the other transactions contemplated by the Merger Agreement and for which any required financing is committed or which, in the good faith judgment of the Company Board (based on the advice of a financial advisor to the Company of nationally recognized reputation), is reasonably capable of being financed by such third party.

     In addition to the obligations of the Company described above, the Merger Agreement further provides that the Company will promptly advise Allegheny Teledyne orally and in writing of any request for confidential information in connection with an Acquisition Proposal or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal.

     The Merger Agreement provides that none of the foregoing will prohibit the Company from making any disclosure to the Company's shareholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure so to disclose would violate applicable law, including Rule 14e-2 promulgated under the Exchange Act; provided, however, neither the Company nor the Company Board nor any committee thereof will, except as permitted by the Merger Agreement, withdraw or modify, or propose publicly to withdraw or modify, its position with respect to the Merger Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal.

INDEMNIFICATION AND INSURANCE

     The Merger Agreement provides that the Company shall indemnify, defend and hold harmless each officer and director of the Company or any of its subsidiaries, as the case may be, against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of it or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time, in each case to the full extent that the Company is permitted to do so under its Restated Articles of Incorporation and Bylaws, any indemnity agreement to which it is a party and under Oregon law.

     The Merger Agreement provides that, subject to certain limitations, the Company will maintain in effect for a specified period policies of directors' and officers' liability insurance coverage, including coverage with respect to claims arising from acts, omissions or other events which occur prior to or as of the Effective Time.

COMPANY STOCK PLANS AND WARRANTS

     For a description of the provisions of the Merger Agreement relating to the Company's stock plans and warrants and rights to acquire shares of Company Common Stock outstanding thereunder, see "THE MERGER--Company Stock Plans and Warrants."

CONDITIONS

     The respective obligations of Allegheny Teledyne and the Company to effect the Merger are subject to the following conditions, among others: (a) the approval and adoption of the Merger Agreement and the Merger by the shareholders of the Company; (b) the expiration or termination of any waiting period applicable to the consummation of the Merger under the HSR Act; (c) the receipt of all required authorizations necessary for the consummation of the transactions contemplated by the Merger Agreement and all other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity (as defined in the Merger Agreement), the failure to obtain which would have a material adverse effect on Allegheny Teledyne or the Company; (d) the effectiveness of the Registration Statement, which shall not be the subject of a stop order or proceedings seeking a stop order; (e) the absence of any temporary restraining order, preliminary or permanent injunction or other order to be in effect that prevents, or seeks to prevent, the consummation of the Merger; (f) no statute, rule, regulation, or order shall be enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal; (g) approval of the shares of Allegheny Teledyne Common Stock to be issued in the Merger for listing on the NYSE subject to official notice of issuance; and (h) receipt of all consents required to consummate the transactions contemplated by the Merger Agreement, including the Merger, and all other consents in connection with the Merger and the other transactions contemplated by the Merger Agreement, the failure to obtain which would have a material adverse effect on Allegheny Teledyne or the Company.

     The obligations of Allegheny Teledyne and Merger Sub to effect the Merger are subject to the following further conditions: (a) the representations and warranties of the Company set forth in the Merger Agreement (i) that are qualified as to materiality or as to a material adverse effect with respect to the Company being true and correct and (ii) that are not so qualified being true and correct in all material respects, in each case as of the date of the Merger Agreement and as of the closing as though made as of the closing (with certain exceptions set forth in the Merger Agreement), and receipt of a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect; (b) the obligations required to be performed by the Company under the Merger Agreement at or prior to the closing having been performed in all material respects, and receipt of a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect; (c) receipt by Allegheny Teledyne of a written opinion of Kirkpatrick & Lockhart LLP, counsel to Allegheny Teledyne, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; (d) the Company Rights Agreement having been amended or terminated immediately prior to the Effective Time such that the holders of Company Common Stock have no rights under the Company Rights Agreement as a result of the consummation of the transactions contemplated by the Merger Agreement or otherwise; (e) receipt by Allegheny Teledyne of an updated "comfort letter" from Coopers & Lybrand L.L.P., the Company's independent auditors, dated the date of the closing; (f) receipt by Allegheny Teledyne of letters from Coopers & Lybrand L.L.P., the Company's independent auditors, and Ernst & Young LLP, Allegheny Teledyne's independent auditors, each dated the date of the Proxy Statement/Prospectus, and written confirmation of such letters as of the Effective Time, stating that the business combination to be effected by the Merger will qualify as a pooling of interests under generally accepted accounting principles; (g) receipt by Allegheny Teledyne from each of the Company's affiliates of an executed copy of an Affiliate Agreement substantially in the form of Annex III to the Merger Agreement; (h) submission of the written resignation of all of the members of the Company Board as directors of the Company effective as of the Effective Time; and (i) there having been no changes, occurrences or circumstances involving the business, results of operations or financial condition or prospects of the Company and its subsidiaries that, individually or taken together, constitute a material adverse effect with respect to the Company since the date of the Merger Agreement.

     The obligations of the Company to effect the Merger is further subject to the following further conditions: (a) the representations and warranties of Allegheny Teledyne and Merger Sub set forth in the Merger Agreement (i) that are qualified as to materiality or as to a material adverse effect with respect to Allegheny Teledyne being true and correct and (ii) that are not so qualified being true and correct in all material respects, in each case as of the date of the Merger Agreement and as of the closing as though made as of the closing (with certain exceptions set forth in the Merger Agreement), and receipt of a certificate signed on behalf of Allegheny Teledyne by the chief executive officer and the chief financial officer of Allegheny Teledyne to such effect;
(b) obligations required to be performed by Allegheny Teledyne and Merger Sub under the Merger Agreement at or prior to the closing having been performed in all material respects, and receipt of a certificate signed on behalf of Allegheny Teledyne by the chief executive officer and the chief financial officer of Allegheny Teledyne to such effect; (c) receipt by the Company of the opinion of Schwabe, Williamson & Wyatt P.C., counsel to the Company, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; and
(d) there having been no changes, occurrences or circumstances involving the business, results of operations or financial condition or prospects of Allegheny Teledyne and its subsidiaries that, individually or taken together, constitute a material adverse effect with respect to Allegheny Teledyne since the date of the Merger Agreement.

TERMINATION; TERMINATION FEES AND EXPENSES

     The Merger Agreement may be terminated at any time prior to the Effective
Time:

     (a) by mutual written consent of Allegheny Teledyne and the Company; or

     (b) by either Allegheny Teledyne or the Company if the Merger shall not have been consummated by March 31, 1998 (provided that the right to terminate the Merger Agreement under this clause shall not be available to any party whose failure to fulfill any material obligation under the Merger Agreement has been a cause of or resulted in the failure of the Merger to occur on or before such date); or

     (c) by either Allegheny Teledyne or the Company if a court of competent jurisdiction or other Governmental Entity (as defined in the Merger Agreement) shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

     (d) by either Allegheny Teledyne or the Company, if, at the Meeting (including any adjournment or postponement thereof), the requisite vote of the shareholders of the Company in favor of the Merger Agreement and the Merger shall not have been obtained; or

     (e) by Allegheny Teledyne, if the Company Board shall have exercised any of the Company Board Acquisition Proposal Rights (See "THE MERGER
AGREEMENT--Acquisition Proposals; Company Board Recommendation"); or

     (f) by Allegheny Teledyne, if any of the covenants or agreements of the Company described under the heading "THE MERGER AGREEMENT--Acquisition Proposals; Company Board Recommendation" shall have been breached; or

     (g) by Allegheny Teledyne, if for any reason the Company fails to call and hold the Meeting by March 31, 1998, unless such failure is due to the fact that
(A) the Registration Statement was not declared effective sufficiently in advance of such date to enable the Company to hold the Meeting by such date or
(B) a court has enjoined or temporarily restrained the Merger, and any such occurrence or omission has not resulted from any breach of the Merger Agreement by the Company; or

     (h) by Allegheny Teledyne or the Company, if (i) the other party has breached any representation or warranty contained in the Merger Agreement, and such breach shall not have been cured prior to the Effective Time (except where such breach would not have a material adverse effect on the party having made such representation or warranty and its subsidiaries taken as a whole and would not have a material adverse effect upon the transactions contemplated by the Merger Agreement), or (ii) there has been a breach of a covenant or agreement set forth in the Merger Agreement on the part of the other party (other than the covenants or agreements of the Company described under the heading "THE MERGER AGREEMENT--Acquisition Proposals; Company Board Recommendation"), which shall not have been cured within three days following receipt by the breaching party of written notice of such breach from the other party; or

     (i) by the Company pursuant to the Company Board Acquisition Proposal Rights (See "THE MERGER AGREEMENT--Acquisition Proposals; Company Board Recommendation").

     In the event of any termination of the Merger Agreement by either Allegheny Teledyne or the Company as provided above, the Merger Agreement will become void and there will be no liability or obligation on the part of Allegheny Teledyne, the Company, Merger Sub or their respective officers, directors, stockholders or affiliates, except to the extent otherwise provided in the Merger Agreement and further except to the extent that such termination results from the willful breach by a party of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, provided that the provisions relating to fees and expenses will survive such termination.

     Except as set forth below, whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, except that fees and expenses (other than attorneys' and accounting fees and expenses) incurred in connection with the printing and filing of this Proxy Statement/Prospectus and the Registration Statement will be borne equally by the Company and Allegheny Teledyne.

     The Merger Agreement provides that the Company will reimburse Allegheny Teledyne for all reasonable out-of-pocket expenses incurred by Allegheny Teledyne relating to the transactions contemplated by the Merger Agreement prior to termination (including, but not limited to, reasonable fees and expenses of Allegheny Teledyne's outside counsel, accountants and financial advisors) in an amount not to exceed $2.0 million (i) upon the termination of the Merger Agreement by Allegheny Teledyne pursuant to clause (g) above, (ii) upon termination of the Merger Agreement by Allegheny Teledyne pursuant to clause (h) above as a result of a willful breach of any representation, warranty, covenant or agreement of the Company contained in the Merger Agreement, or (iii) in the event a termination fee is payable as described below, and Allegheny Teledyne shall reimburse the Company for reasonable out-of-pocket expenses incurred by the Company relating to the transactions contemplated by the Merger Agreement prior to termination (including, but not limited to, reasonable fees and expenses of the Company's outside counsel, accountants and financial advisors), in an amount not to exceed $2.0 million upon the termination of this Agreement by the Company pursuant to clause (h) above as a result of a willful breach of any representation, warranty, covenant or agreement of Allegheny Teledyne contained in the Merger Agreement.

     The Company will be required to pay Allegheny Teledyne a termination fee of $11.0 million (less the amount of any expenses of Allegheny Teledyne reimbursed by the Company) upon the termination of the Merger Agreement by Allegheny Teledyne or the Company pursuant to clause (d) above, and if prior to such termination an Acquisition Proposal with respect to the Company was commenced, publicly proposed or publicly disclosed and, shall pay Allegheny Teledyne an additional $11.0 million, if within 12 months after such termination the Company shall have entered into an Acquisition Agreement relating to an Acquisition Proposal or any Acquisition Proposal shall have been consummated.

     The Company will be required to pay Allegheny Teledyne a termination fee of $22.0 million (less the amount of expenses of Allegheny Teledyne reimbursed by the Company) upon the earliest to occur of the following events:

     (i) the termination of the Merger Agreement by Allegheny Teledyne pursuant to clause (e) above or clause (f) above; or

     (ii) the termination of the Merger Agreement by Allegheny Teledyne pursuant to clause (h) above as a result of a willful breach of any representation, warranty, covenant or agreement of the Company contained in the Merger Agreement; or

     (iii) the termination of the Merger Agreement by Allegheny Teledyne pursuant to clause (g) above if prior to such termination an Acquisition Proposal with respect to the Company was commenced, publicly proposed or publicly disclosed or communicated to the Company Board (or the willingness of any person to make such an Acquisition Proposal was publicly disclosed or was communicated to the Company Board) and within 12 months after such termination the Company shall have entered into an Acquisition Agreement relating to an Acquisition Proposal or any Acquisition Proposal shall have been consummated; or

     (iv) the termination of the Merger Agreement by the Company pursuant to clause (i) above.

     If applicable, any fees and expenses payable as described are to be paid within five business days after the first to occur of the relevant termination events, provided, that in no event will the Company or Allegheny Teledyne, as the case may be, be required to pay such expenses and fee to the other if, immediately prior to the termination of the Merger Agreement, the party to receive such expenses and fee was in material breach of its obligations under the Merger Agreement.

AMENDMENT AND WAIVER

     The Merger Agreement may be amended at any time by action taken or authorized by the respective Boards of Directors of Allegheny Teledyne and the Company, but after approval by the shareholders of the Company of the Merger Agreement and the transactions contemplated thereby, no amendment shall be made which by law requires further approval by such shareholders without such further approval. Allegheny Teledyne and the Company, by action taken or authorized by their respective Boards of Directors, may extend the time for performance of the obligations or other acts of the other parties to the Merger Agreement, may waive inaccuracies in the representations or warranties contained in the Merger Agreement and may waive compliance with any agreements or conditions contained in the Merger Agreement.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The unaudited pro forma consolidated financial information gives effect to the Merger on the basis that it will be accounted for as a pooling of interests. See "THE MERGER--Accounting Treatment." The consolidated financial information on the following pages presents the historical unaudited consolidated balance sheets of the Company and Allegheny Teledyne at September 28, 1997 and September 30, 1997, respectively, and the pro forma unaudited consolidated balance sheet of Allegheny Teledyne as of September 30, 1997, giving effect to the Merger as if it had occurred on that date; and the historical consolidated statements of income of each of the Company and Allegheny Teledyne for the nine months ended September 28, 1997 and September 30, 1996 and the nine months ended September 30, 1997 and 1996, respectively, and for each of the three years in the period ended December 31, 1996, and the pro forma unaudited consolidated statements of income for the nine months ended September 30, 1997 and 1996 and for each of the three years in the period ended December 31, 1996, giving effect to the Merger as if it had been effected at the beginning of the period presented. Certain reclassifications have been made to the historical financial information to conform to current presentation. Intercompany transactions between the Company and Allegheny Teledyne are immaterial and, accordingly, have not been eliminated.

     The unaudited pro forma consolidated balance sheet gives effect to anticipated expenses and nonrecurring charges related to the Merger and assumes each of the outstanding shares of Company Common Stock is converted into 1.296 shares of Allegheny Teledyne Common Stock. However, pro forma financial information excludes the estimated effect of revenue enhancements and expense savings associated with the consolidation of the operations of the Company and Allegheny Teledyne. See "RISK FACTORS--Inherent Uncertainties Relating to Certain Effects of the Merger" and "THE MERGER--Allegheny Teledyne Reasons for the Merger."

     The unaudited pro forma consolidated financial statements are intended for informational purposes and may not be indicative of the combined financial position or results of operations that actually would have occurred had the transaction been consummated during the periods or as of the dates indicated, or which will be attained in the future. The pro forma consolidated financial information should be read in conjunction with the respective 1996 Annual Reports on Form 10-K and the Quarterly Reports on Form 10-Q for the quarterly periods ended September 28, 1997 and September 30, 1997 of the Company and Allegheny Teledyne, respectively, incorporated by reference herein.

                        ALLEGHENY TELEDYNE INCORPORATED
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                               SEPTEMBER 30, 1997
                                 (IN MILLIONS)

                                               ALLEGHENY                PRO FORMA
                                               TELEDYNE     COMPANY    ADJUSTMENTS    PRO FORMA(1)
                                               ---------    -------    -----------    -------------
ASSETS
Current assets:
  Cash and cash equivalents.................   $   32.9     $  2.4       $    --        $    35.3
  Short-term investments
     available-for-sale.....................         --       34.3            --             34.3
  Receivables...............................      533.4       62.2            --            595.6
  Inventories...............................      550.4      116.8            --            667.2
  Deferred income taxes.....................       47.7        2.0            --             49.7
  Tax refund................................       51.5         --            --             51.5
  Prepaid expenses..........................       27.8        0.6            --             28.4
                                               --------     ------       -------        ---------
     Total current assets...................    1,243.7      218.3            --          1,462.0
Property and equipment......................      701.6       52.0            --            753.6
Prepaid pension cost........................      395.3         --            --            395.3
Cost in excess of net assets acquired.......      174.0       17.0            --            191.0
Other assets................................      124.7        0.7          (5.6)(2)        119.8
                                               --------     ------       -------        ---------
     Total assets...........................   $2,639.3     $288.0       $  (5.6)       $ 2,921.7
                                               ========     ======       =======        =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................   $  210.5     $ 17.5       $    --        $   228.0
  Accrued liabilities.......................      334.5       17.7          13.0(3)         365.2
  Current portion of long-term debt.........        3.4        2.9            --              6.3
                                               --------     ------       -------        ---------
     Total current liabilities..............      548.4       38.1          13.0            599.5
Long-term debt..............................      409.6        4.6            --            414.2
Accrued postretirement benefits.............      577.0        1.7            --            578.7
Other long-term liabilities.................      140.3        8.3          (5.6)(2)        143.0
                                               --------     ------       -------        ---------
     Total liabilities......................    1,675.3       52.7           7.4          1,735.4
                                               --------     ------       -------        ---------
Stockholders' equity:
  Common stock..............................       17.6       16.5         (14.3)(4)         19.8
  Additional paid-in capital................      288.4      155.4          14.3(4)         458.1
  Retained earnings.........................      699.4       63.4         (13.0)(3)        749.8
  Net unrealized appreciation...............        3.1         --            --              3.1
  Treasury stock............................      (42.1)        --            --            (42.1)
  Other.....................................       (2.4)        --            --             (2.4)
                                               --------     ------       -------        ---------
     Total stockholders' equity.............      964.0      235.3         (13.0)         1,186.3
                                               --------     ------       -------        ---------
Total liabilities and stockholders'
  equity....................................   $2,639.3     $288.0       $  (5.6)       $ 2,921.7
                                               ========     ======       =======        =========

    See accompanying Notes to Pro Forma Consolidated Financial Information.

                        ALLEGHENY TELEDYNE INCORPORATED
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                 (IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

                                                    ALLEGHENY
                                                    TELEDYNE        COMPANY       PRO FORMA(5)
                                                    ---------       -------       -------------
Net sales.....................................      $2,824.2        $214.4          $ 3,038.6
Costs and expenses:
  Cost of sales...............................       2,147.2         157.1            2,304.3
  Selling and administrative expenses.........         351.8          18.6              370.4
  Merger and restructuring costs..............          10.4            --               10.4
  Interest expense (income), net..............          15.9          (1.8)              14.1
                                                    --------        ------          ---------
                                                     2,525.3         173.9            2,699.2
                                                    --------        ------          ---------
Earnings before other income..................         298.9          40.5              339.4
Other income (expense)........................          47.6          (0.8)              46.8
                                                    --------        ------          ---------
Income before income taxes....................         346.5          39.7              386.2
Provision for income taxes....................         131.8          15.1              146.9
                                                    --------        ------          ---------
Net income....................................      $  214.7        $ 24.6          $   239.3
                                                    ========        ======          =========
Net income per common share...................      $   1.22        $ 1.49          $    1.22
                                                    ========        ======          =========
Average common shares outstanding.............   175,479,511    16,526,000        196,897,207

    See accompanying Notes to Pro Forma Consolidated Financial Information.

                        ALLEGHENY TELEDYNE INCORPORATED
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                 (IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

                                                    ALLEGHENY
                                                    TELEDYNE        COMPANY       PRO FORMA(5)
                                                    ---------       -------       -------------
Net sales.....................................      $2,895.3        $174.8          $ 3,070.1
Costs and expenses:
  Cost of sales...............................       2,219.8         134.0            2,353.8
  Selling and administrative expenses.........         383.1          16.5              399.6
  Merger and restructuring costs..............          38.6            --               38.6
  Interest expense, net.......................          29.1           1.6               30.7
                                                    --------        ------          ---------
                                                     2,670.6         152.1            2,822.7
                                                    --------        ------          ---------
Earnings before other income..................         224.7          22.7              247.4
Other income (expense)........................          52.5          (0.7)              51.8
                                                    --------        ------          ---------
Income before income taxes....................         277.2          22.0              299.2
Provision for income taxes....................         115.6           7.0              122.6
                                                    --------        ------          ---------
Net income....................................         161.6          15.0              176.6
Preferred stock dividends.....................           2.0            --                2.0
                                                    --------        ------          ---------
Net income available to common stockholders...      $  159.6        $ 15.0          $   174.6
                                                    ========        ======          =========
Net income per common share...................      $   0.91        $ 1.24          $    0.92
                                                    ========        ======          =========
Average common shares outstanding.............   174,010,470    12,118,000        189,715,398

    See accompanying Notes to Pro Forma Consolidated Financial Information.

                        ALLEGHENY TELEDYNE INCORPORATED
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996
                 (IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

                                                    ALLEGHENY
                                                    TELEDYNE        COMPANY       PRO FORMA(5)
                                                    ---------       -------       -------------
Net sales.....................................      $3,815.6        $237.0          $ 4,052.6
Costs and expenses:
  Cost of sales...............................       2,901.7         179.3            3,081.0
  Selling and administrative expenses.........         515.5          22.7              538.2
  Merger and restructuring costs..............          57.5            --               57.5
  Interest expense, net.......................          34.7           0.4               35.1
                                                    --------        ------          ---------
                                                     3,509.4         202.4            3,711.8
                                                    --------        ------          ---------
Earnings before other income..................         306.2          34.6              340.8
Other income (expense)........................          78.5          (0.9)              77.6
                                                    --------        ------          ---------
Income before income taxes and extraordinary
  losses......................................         384.7          33.7              418.4
Provision for income taxes....................         158.2          11.4              169.6
                                                    --------        ------          ---------
Income before extraordinary losses............         226.5          22.3              248.8
Extraordinary losses on redemptions of debt...         (13.5)           --              (13.5)
                                                    --------        ------          ---------
Net income....................................         213.0          22.3              235.3
Preferred stock dividends.....................           2.0            --                2.0
                                                    --------        ------          ---------
Net income available to common stockholders...      $  211.0        $ 22.3          $   233.3
                                                    ========        ======          =========
Net income per common share before
  extraordinary losses........................      $   1.28        $ 1.69          $    1.29
Extraordinary losses on redemptions of debt...         (0.08)           --              (0.07)
                                                    --------        ------          ---------
Net income per common share...................      $   1.20        $ 1.69          $    1.22
                                                    ========        ======          =========
Average common shares outstanding.............   174,082,298    13,167,000        191,146,730

    See accompanying Notes to Pro Forma Consolidated Financial Information.

                        ALLEGHENY TELEDYNE INCORPORATED
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995
                 (IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

                                                    ALLEGHENY
                                                    TELEDYNE        COMPANY       PRO FORMA(5)
                                                    ---------       -------       -------------
Net sales.....................................      $4,048.1        $146.8          $ 4,194.9
Costs and expenses:
  Cost of sales...............................       3,158.9         131.0            3,289.9
  Selling and administrative expenses.........         479.0          16.1              495.1
  Merger and restructuring costs..............           6.4            --                6.4
  Interest expense, net.......................          37.6           2.1               39.7
                                                    --------        ------          ---------
                                                     3,681.9         149.2            3,831.1
                                                    --------        ------          ---------
Earnings (loss) before other income...........         366.2          (2.4)             363.8
Other income (expense)........................          74.7          (0.5)              74.2
                                                    --------        ------          ---------
Income (loss) before income taxes and
  extraordinary losses........................         440.9          (2.9)             438.0
Provision (credit) for income taxes...........         164.1          (0.4)             163.7
                                                    --------        ------          ---------
Income (loss) before extraordinary losses.....         276.8          (2.5)             274.3
Extraordinary losses on redemptions of debt...          (2.9)           --               (2.9)
                                                    --------        ------          ---------
Net income (loss).............................         273.9          (2.5)             271.4
Preferred stock dividends.....................           1.6            --                1.6
                                                    --------        ------          ---------
Net income (loss) available to common
  stockholders................................      $  272.3        $ (2.5)         $   269.8
                                                    ========        ======          =========
Net income (loss) per common share before
  extraordinary losses........................      $   1.56        $(0.22)         $    1.43
Extraordinary losses on redemptions of debt...         (0.02)           --              (0.02)
                                                    --------        ------          ---------
Net income (loss) per common share............      $   1.54        $(0.22)         $    1.41
                                                    ========        ======          =========
Average common shares outstanding.............   176,386,341    11,219,000        190,926,165

    See accompanying Notes to Pro Forma Consolidated Financial Information.

                        ALLEGHENY TELEDYNE INCORPORATED
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1994
                 (IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

                                                    ALLEGHENY
                                                    TELEDYNE        COMPANY       PRO FORMA(5)
                                                    ---------       -------       -------------
Net sales.....................................      $3,457.3        $ 71.2          $ 3,528.5
Costs and expenses:
  Cost of sales...............................       2,766.8          64.6            2,831.4
  Selling and administrative expenses.........         622.1           9.1              631.2
  Interest expense, net.......................          44.0           0.3               44.3
                                                    --------        ------          ---------
                                                     3,432.9          74.0            3,506.9
                                                    --------        ------          ---------
Earnings (loss) before other income...........          24.4          (2.8)              21.6
Other income..................................           4.8            --                4.8
                                                    --------        ------          ---------
Income (loss) before income taxes.............          29.2          (2.8)              26.4
Provision (credit) for income taxes...........          19.4          (0.8)              18.6
                                                    --------        ------          ---------
Net income (loss).............................           9.8          (2.0)               7.8
                                                    ========        ======          =========
Net income (loss) per common share............      $   0.06        $(0.18)         $    0.04
                                                    ========        ======          =========
Average common shares outstanding.............   177,561,482    11,001,000        191,818,778

    See accompanying Notes to Pro Forma Consolidated Financial Information.

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                  (Unaudited)

(1) The pro forma consolidated balance sheet gives effect to the Merger by combining the respective balance sheets of the Company at September 28, 1997 and Allegheny Teledyne at September 30, 1997 on a pooling of interests basis.

(2) Reflects reclassification of deferred income tax liabilities.

(3) A liability of $13.0 million has been recorded in the pro forma consolidated balance sheet to reflect management's estimate of anticipated expenses related to the Merger.

(4) The capital accounts have been adjusted to reflect the issuance of 21.3 million shares of Allegheny Teledyne Common Stock in exchange for all the outstanding shares of Company Common Stock.

(5) The pro forma consolidated statements of income give effect to the Merger by combining the respective statements of income of the Company for the nine months ended September 28, 1997 and September 30, 1996 and Allegheny Teledyne for the nine months ended September 30, 1997 and 1996 and the respective statements of income of the two companies for each of the three years in the period ended December 31, 1996. The pro forma consolidated statements of income do not give effect to anticipated expenses and nonrecurring charges related to the Merger and the estimated effect of revenue enhancements and expense savings associated with the combination of the operations of Allegheny Teledyne and the Company. Earnings per common share amounts for Allegheny Teledyne and the Company are based on the historical weighted average number of common shares outstanding, and equivalents, where appropriate, for each company during the period. With respect to the pro forma earnings per share computation, shares have been adjusted to the equivalent shares of Allegheny Teledyne for each period.

                        COMPARISON OF SHAREHOLDER RIGHTS

     Upon consummation of the Merger, the shareholders of the Company, an Oregon corporation, will become stockholders of Allegheny Teledyne, a Delaware corporation. Differences between the OBCA and the DGCL, as well as between the Company's Restated Articles of Incorporation, as amended (the "Company Articles"), and Bylaws, as amended (the "Company Bylaws"), and Allegheny Teledyne's Restated Certificate of Incorporation (the "Allegheny Teledyne Certificate") and Allegheny Teledyne's Amended and Restated Bylaws (the "Allegheny Teledyne Bylaws") will result in changes in the rights of the shareholders of the Company when they become stockholders of Allegheny Teledyne. Following is a description of certain of such differences, based on the OBCA and the DGCL as in effect on the date hereof and the respective charters and bylaws of the Company and Allegheny Teledyne.

AUTHORIZED CAPITAL STOCK

     Allegheny Teledyne. The authorized capital of Allegheny Teledyne consists of 600,000,000 shares of Allegheny Teledyne Common Stock and 50,000,000 shares of Preferred Stock, par value $.10 per share, with respect to which the Board of Directors of Allegheny Teledyne is empowered to establish series and to determine the relative rights, preferences and limitation of any such series.

     The Company. The authorized capital of the Company consists of 80,000,000 shares of Company Common Stock.

ELECTION AND CLASSIFICATION OF BOARD OF DIRECTORS

     Allegheny Teledyne. The Board of Directors of Allegheny Teledyne currently consists of 14 members. The Allegheny Certificate provides that the number of directors shall be fixed from time to time by the affirmative vote of a majority of the whole Board, except that no decrease in the number of directors may shorten the term of any incumbent director. In addition, in the case of a vacancy or any increase in the number of directors, the new director must be elected only by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director and not by the stockholders, unless otherwise provided by law or by resolution adopted by a majority of the whole Board. The Board of Directors of Allegheny Teledyne consists of three classes of directors comprised as nearly as practicable of one-third of the Board and one class of directors is elected at each annual meeting of stockholders to serve a three-year term. Cumulative voting in the election of directors is not permitted.

     The Company. The Company Board consists of eight members and the directors are elected annually to serve one-year terms. The Company Articles provide that, in the election of directors, Company shareholders have cumulative voting rights and are therefore entitled to cast a number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected. Such votes may all be cast for a single nominee or distributed in any proportion among any number of nominees.

REMOVAL OF DIRECTORS

     Allegheny Teledyne. Under the Allegheny Teledyne Certificate, a director may be removed only for cause and only with the approval of 75 percent of the voting power of the outstanding voting stock, voting together as a single class.

     The Company. Because the Company Articles do not provide otherwise, Company shareholders may remove directors with or without cause. However, a Company director may not be removed if the number of votes sufficient to elect the director pursuant to cumulative voting is voted against the director's removal. Under the OBCA, a director may also be removed by judicial proceeding.

NOMINATIONS AND STOCKHOLDER PROPOSALS

     Allegheny Teledyne. Nominations of persons for election to the board of directors of Allegheny Teledyne may be made at a special meeting of stockholders at which directors are to be elected pursuant to Allegheny Teledyne's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of record at the time of the giving of notice of such meeting. Nominations by a stockholder of persons for election to the board of directors may be made if the stockholder's notice is delivered to the Secretary of Allegheny Teledyne not earlier than the 90th day prior to such special meeting and not later than the 75th day prior to such special meeting or the 10th day following the day on which a public announcement is first made of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. The Allegheny Teledyne Certificate further provides that only such business will be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to Allegheny Teledyne's notice thereof.

     The Company. The Company Articles provide that, if less than 25% of the Company's outstanding stock is held by defined contribution employee benefit plans which are qualified under Code Section 401(a), two of the nine members of the Company Board will be nominated as follows: one shall be nominated by the Company's employees affiliated with the United Steelworkers of America, Local 7150 ("Union") and one will be nominated by the Company's employees who are not affiliated with the Union. Employees of the Company's subsidiaries or employed outside the United States do not participate in the nomination process.

BUSINESS COMBINATION STATUTES

     Allegheny Teledyne. Allegheny Teledyne is subject to Section 203 of the DGCL ("Section 203") which provides that any person who acquires 15% or more of a corporation's voting stock (thereby becoming an "interested stockholder") may not engage in a "business combination" with the corporation for a period of three years following the time the person became an interested stockholder, unless (i) the board of directors of the corporation approved, prior to such time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in that person becoming an interested stockholder, that person owns at least 85% of the corporation's voting stock outstanding at the time the transaction commenced (excluding shares owned by persons who are directors and officers of that corporation and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66 2/3% of the outstanding shares of voting stock not owned by the interested stockholder. In determining whether a stockholder is the "owner" of 15% or more of a corporation's voting stock for purposes of Section 203, ownership is defined to include the right, directly or indirectly, to acquire stock or to control the voting or disposition of stock. A "business combination" is defined to include (A) mergers or consolidations of a corporation with an interested stockholder, (B) sales or other dispositions of ten percent or more of the assets of a corporation with or to an interested stockholder, (C) certain transactions resulting in the issuance or transfer to an interested stockholder of any stock of a corporation or its subsidiaries, (D) certain transactions which would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by an interested stockholder, and (E) receipt by an interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits from, by or to a corporation or any of its majority-owned subsidiaries.

     The Company. The Company is subject to the provisions of Section 60.835 of the OBCA, which is substantially similar to Section 203 as described above.

CONTROL SHARE STATUTE

     Allegheny Teledyne.  The DGCL does not contain a "control share" provision.

     The Company. As permitted by the OBCA, the Company Bylaws contain a provision "opting out" of the application of the Oregon Control Share Act.

TRANSACTIONS INVOLVING A FUNDAMENTAL CHANGE

     Allegheny Teledyne. Article Twelve of the Allegheny Teledyne Certificate requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Allegheny Teledyne Common Stock to approve certain fundamental changes such as a merger, consolidation, sale of substantially all of Allegheny Teledyne's assets, dissolution, certain purchases by Allegheny Teledyne or one of its subsidiaries of shares of Allegheny

Teledyne Common Stock or other assets from a "significant shareholder," any merger of a "significant shareholder" into Allegheny Teledyne or one of its subsidiaries, or any reclassification or recapitalization of Allegheny Teledyne consummated within five years after a "significant shareholder" becomes such, if the result of such reclassification or recapitalization is to reduce the number of outstanding shares of Allegheny Teledyne Common Stock or convert any such shares into cash or other securities. This supermajority voting requirement is not applicable if the fundamental change has been approved at a meeting of the Board of Directors of Allegheny Teledyne by the vote of more than two-thirds of the incumbent directors. A "significant shareholder" is defined as any person who owns beneficially a number of shares of Allegheny Teledyne Common Stock that is greater than 10% of the outstanding shares of Allegheny Teledyne Common Stock, and any and all associates and affiliates of such person. Under the DGCL, the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote is required to approve certain transactions of the type referred to above.

     The Company. Neither the Company Articles nor the Company Bylaws contains a similar provision relating to transactions involving a fundamental change.

RIGHT TO CALL A SPECIAL MEETING

     Allegheny Teledyne. The DGCL provides that a special meeting of the stockholders of a Delaware corporation may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or bylaws of such corporation. The Allegheny Teledyne Certificate provides that special meetings of the stockholders may only be called by the Chairman of the Board or the Chief Executive Officer or by the Board of Directors pursuant to a resolution passed by a majority of the directors then in office. Accordingly, stockholders of Allegheny Teledyne do not have the right to call a special meeting of the stockholders.

     The Company. The OBCA provides that a special meeting of the shareholders of an Oregon corporation may be called (i) by the board of directors, (ii) by such persons as may be authorized to do so by the articles of incorporation or bylaws or (iii) upon the written demand of the holders of at least 10% of all votes entitled to be cast on any issue proposed to be considered at the meeting. The Company Bylaws provide that a special meeting may be called by the President or Vice President or by the Secretary or by a majority of the Board of Directors or whenever one or more holders of at least 40% of the capital stock issued and outstanding apply therefor stating the time, place and purpose of the meeting.

PROCEDURES TO BRING BUSINESS BEFORE AN ANNUAL MEETING AND ACTION BY CONSENT

     Allegheny Teledyne. The Allegheny Teledyne Certificate provides that in order for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to the Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The DGCL provides that unless otherwise provided in the corporation's certificate of incorporation, any action to be taken at a meeting of stockholders may be taken by written consent signed by the holders of stock having not less than the minimum number of votes that would be necessary to take such action at a meeting. The Allegheny Teledyne Certificate provides that any action required to be taken by the stockholders of Allegheny Teledyne must be effected at a duly called annual or special meeting of such stockholders and may not be effected by the written consent of such stockholders.

     The Company. Neither the Company Articles nor the Company Bylaws contain a similar provision relating to procedures to bring business before a meeting of Company shareholders. The OBCA provides that action required or permitted to be taken at a shareholders meeting may be taken by written consent so long as that consent is signed by all of the shareholders entitled to vote on such action.

FIDUCIARY DUTIES OF DIRECTORS; PROPER FACTORS FOR CONSIDERATION IN EVALUATING BUSINESS COMBINATIONS

     Both Delaware and Oregon law provide that a corporation's board of directors has the ultimate responsibility for managing the business and affairs of the corporation.

     Allegheny Teledyne. The DGCL is silent as to the nature of the duties of directors of a Delaware corporation. Delaware courts have held that the duty of care requires the directors to exercise an informed business judgment. Under Delaware case law, an informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Having become so informed, they then must act with requisite care in the discharge of their duties. Delaware courts have also imposed a heightened standard of scrutiny regarding the conduct of directors in resisting unsolicited takeover attempts. Liability of directors of a Delaware corporation to the corporation or its stockholders for breach of the duty of care generally requires a finding by a court that the directors were grossly negligent. Delaware courts have also held that the directors of a Delaware corporation owe the corporation and its stockholders a duty of loyalty, requiring them to act in good faith and in what they believe to be the best interests of the corporation and its stockholders and that, whenever their interests with respect to a transaction conflict with those of the corporation, the transaction be fair to the corporation.

     The Allegheny Teledyne Certificate provides that the directors of Allegheny Teledyne may take into account the effects of their actions on employees, suppliers, distributors and customers of Allegheny Teledyne and its subsidiaries and the effect upon communities in which the offices or facilities of Allegheny Teledyne and its subsidiaries are located or any other factors considered pertinent.

     The Company. Section 60.357 of the OBCA expressly provides that directors of an Oregon corporation are obligated to perform their duties in good faith, in a manner they reasonably believe to be in the best interests of the corporation and with such care as a person of ordinary prudence would use under similar circumstances. Such section also provides that when evaluating any offer of another party to make a tender or exchange offer for any equity security of the corporation, or any proposal to merge or consolidate the corporation with another corporation or to purchase or otherwise acquire all or substantially all the properties and assets of the corporation, the directors of the corporation may, in determining what they believe to be in the best interests of the corporation, give due consideration to the social, legal and economic effects on employees, customers and suppliers of the corporation and on the communities and geographical areas in which the corporation and its subsidiaries operate, the economy of the state and nation, the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation, and other relevant factors. Such section further provides that a director is not liable for any action taken as a director, or any failure to take any action, if the director performed the duties of the director's office in compliance with such section.

LIMITATION ON DIRECTOR LIABILITY

     Allegheny Teledyne. Under the DGCL, a Delaware corporation may include in its certificate of incorporation a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or an unlawful stock purchase or redemption, and (iv) for any transaction from which the director derives an improper personal benefit. The Allegheny Teledyne Certificate contains such a provision and further provides that, if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of an Allegheny Teledyne director shall be eliminated or limited to the fullest extent so permitted. The Allegheny Teledyne Certificate further specifies that no amendment to or repeal of the provision shall apply to or have any effect on the liability or alleged liability of any director of Allegheny Teledyne for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     The Company. The Company Articles contain a provision stating that to the fullest extent permitted by Oregon law, no director of the Company will be personally liable to the Company or its shareholders for monetary damages for conduct as a director. The OBCA and DGCL contain similar provisions with respect to limiting director liability, except that, as permitted under the OBCA, damages are limited for monetary damages "for conduct as a director," which differs from the DGCL provision, which permits limits on monetary damages "for breach of fiduciary duty as a director."

CHARTER AMENDMENTS

     Allegheny Teledyne. To amend a Delaware corporation's certificate of incorporation, the DGCL requires approval first by that corporation's board of directors and then by the holders of a majority of the outstanding shares of stock entitled to vote thereon and a majority of each class of stock entitled to vote thereon as a class, unless a larger proportion is specified in its certificate of incorporation or except when the provision being amended or repealed provides for a supermajority vote of the board or the stockholders, in which case, the same percentage of the board or the stockholders, as the case may be, is needed to amend or repeal that provision.

     The Allegheny Teledyne Certificate provides that the affirmative vote of the holders of at least 75% of the combined voting power of the outstanding shares of capital stock of Allegheny Teledyne is required to amend or rescind, or adopt any provision inconsistent with the purpose or intent of the provisions of the Allegheny Teledyne Certificate relating to the adoption, amendment and repeal of the Allegheny Teledyne Bylaws, limitations of certain liabilities of directors, actions of stockholders, classification of directors, certain factors permitted to be considered by the directors, approval of certain fundamental changes, and amendments to the Allegheny Teledyne Certificate.

     The Company. Under the OBCA, amendments to the articles of incorporation of an Oregon corporation may only be proposed by its board of directors. Subject to class or group voting requirements and except for certain amendments which do not require shareholder approval and unless a greater vote is required by its articles of incorporation or is a condition to the submission of the amendment to the vote of shareholders by the board of directors, amendments of the articles of incorporation of an Oregon corporation are deemed approved if the votes cast favoring the amendment exceed the votes cast opposing the amendment. Under the Company Articles, the approval of the holders of at least 75% of the outstanding shares of Company Common Stock is required to amend the provisions of the Company Articles related to the approval of certain issuances of Company Common Stock.

BYLAW AMENDMENTS

     Allegheny Teledyne. Under the DGCL, the stockholders entitled to vote have the power to adopt, amend or repeal bylaws as do the directors to the extent that the certificate of incorporation confers such powers on the directors. The Allegheny Teledyne Certificate authorizes the Board of Directors of Allegheny Teledyne to adopt, amend or repeal the Allegheny Teledyne Bylaws. The Allegheny Teledyne Certificate also provides that the stockholders may not adopt, amend or repeal the Allegheny Teledyne Bylaws other than by the same affirmative vote that is required to amend certain provisions of the Allegheny Teledyne Certificate (see "COMPARISON OF SHAREHOLDER RIGHTS--Charter Amendments").

     The Company. Under the OBCA, and with certain exceptions, an Oregon corporation's board of directors may amend or repeal the corporation's bylaws unless (i) the articles of incorporation reserve such power exclusively to the shareholders in whole or in part, or (ii) the shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw. In addition, an Oregon corporation's shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors. The Company Articles provide that the Company Board shall have the power to adopt, amend, alter or repeal the Company's Bylaws and that the Company Bylaws regardless whether made by the shareholders or the Board of Directors may be amended, added to or repealed by vote of the holders of not less than 75% of the issued and outstanding capital stock of the Company at any meeting of the shareholders. In addition, the Company Articles provide that certain provisions of the Company's Bylaws relating to selection of nominees to the board of directors shall not be amended without the approval of the holders of 75% of the issued and outstanding shares of Company Common Stock.

INDEMNIFICATION

     Allegheny Teledyne. The Allegheny Teledyne Certificate contains provisions under which Allegheny Teledyne will indemnify, to the fullest extent permitted by law, persons who are made a party to an action or proceeding by virtue of the fact that the person is or was a director, officer, or, in certain circumstances, an employee or agent, of Allegheny Teledyne or another entity at Allegheny Teledyne's request. The DGCL generally permits such indemnification to the extent that the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to criminal matters if the individual had no reasonable cause to believe his or her conduct was unlawful.

     The Company. The Company Bylaws provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by law and the Company Articles provide that the Company has the power to indemnify, to the fullest extent not prohibited by law, persons who are made a party to an action or proceeding by virtue of the fact that the person is or was a director, officer, employee, agent or fiduciary of an employee benefit plan of the Company or another entity at the Company's request. The OBCA generally permits such indemnity to the extent that the person acted in good faith and in a manner which he or she reasonably believed to be in the best interest of the corporation or at least not opposed to its best interests and with respect to criminal matters, if the individual had no reasonable cause to believe his or her conduct was unlawful.

DIVIDENDS AND STOCK REPURCHASES

     Allegheny Teledyne. The DGCL provides that a corporation may pay dividends from its surplus or from its net profits during the current or immediately preceding year, unless capital is less than the liquidation preferences of outstanding preferred shares. The statute permits surplus to be determined by valuing the corporation's net assets at fair market value rather than historical book value. A Delaware corporation may not purchase or redeem its shares when the capital of the corporation is impaired or such purchase or redemption would cause any impairment of its capital (except that the corporation may redeem preferred stock and then reduce the capital of the corporation in the manner permitted by the statute) and may not purchase shares that are subject to redemption at the option of the corporation at a price greater than the applicable redemption price.

     The Company. The OBCA provides that, subject to any restrictions contained in the articles of incorporation, a corporation may make a distribution to its shareholders unless, after giving effect to the distribution (which is defined to include a repurchase of shares), (i) the corporation would not be able to pay its debts as they come due in the usual course of business or (ii) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The board of directors may base a decision that a distribution is not prohibited on (a) financial statements prepared on the basis of accounting practices that are reasonable in the circumstances, (b) a fair valuation, or (c) any other method that is reasonable in the circumstances.

FORM OF CONSIDERATION FOR CAPITAL STOCK

     Allegheny Teledyne. The DGCL provides that the consideration for which capital stock is issued must consist of cash, services rendered, personal property, real property, leases of real property or a combination thereof.

     The Company. Under the OBCA, shares may be issued for a consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation.

                                 LEGAL MATTERS

     The validity of the shares of Allegheny Teledyne Common Stock to be issued in connection with the Merger will be passed upon by Jon D. Walton, Senior Vice President, General Counsel and Secretary of Allegheny Teledyne. As of February 12, 1998, Mr. Walton owned beneficially 117,659 shares of Allegheny Teledyne Common Stock. Mr. Walton's business address is 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479.

                                    EXPERTS

     The consolidated balance sheets of the Company as of December 31, 1996 and 1995 and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference in this Proxy Statement/Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements of Allegheny Teledyne at December 31, 1996 and 1995, and for each of the three fiscal years in the period ended December 31, 1996, incorporated by reference to the Annual Report on Form 10-K of Allegheny Teledyne for the year ended December 31, 1996 and incorporated in this Proxy Statement/Prospectus, which is referred to and made part of this Proxy Statement/Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference which, as to the years 1995 and 1994, are based in part on the reports of Arthur Andersen LLP, independent public accountants, on the financial statements of Teledyne, Inc. Allegheny Teledyne's financial statements have been incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                             SHAREHOLDER PROPOSALS

     If for any reason the Merger is not consummated and there is a 1998 annual meeting of shareholders of the Company, then to be considered for inclusion in the proxy statement for such meeting, shareholder proposals must have been received by November 14, 1997 and must otherwise have complied with applicable provisions of the Exchange Act. Pursuant to Rule 14a-8 under the Exchange Act, Company shareholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of shareholders by submitting such proposals to the Company in a timely manner.

                                                                        APPENDIX
A

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF OCTOBER 31, 1997

                                     AMONG

                        ALLEGHENY TELEDYNE INCORPORATED,

                                SEA MERGER INC.

                                      AND

                        OREGON METALLURGICAL CORPORATION

                               TABLE OF CONTENTS

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

                                     ARTICLE I
THE MERGER..........................................................................     A-1
Section 1.1 The Merger..............................................................     A-1
Section 1.2 Effective Time..........................................................     A-1
Section 1.3 Closing.................................................................     A-1
Section 1.4 Articles of Incorporation of the Surviving Corporation..................     A-1
Section 1.5 Directors of the Surviving Corporation..................................     A-2
Section 1.6 Officers of the Surviving Corporation...................................     A-2

                                     ARTICLE II
CONVERSION OF SECURITIES............................................................     A-2
Section 2.1 Conversion of Capital Stock.............................................     A-2
Section 2.2 Company Stock Options and Rights........................................     A-2
Section 2.3 Exchange of Certificates................................................     A-2

                                    ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................     A-2
Section 3.1 Organization of the Company.............................................     A-3
Section 3.2 Capitalization of the Company...........................................     A-3
Section 3.3 Subsidiaries............................................................     A-3
Section 3.4 Authority...............................................................     A-4
Section 3.5 Governmental Filings; No Violations.....................................     A-4
Section 3.6 SEC Filings; Financial Statements.......................................     A-5
Section 3.7 Absence of Undisclosed Liabilities......................................     A-5
Section 3.8 Absence of Certain Changes..............................................     A-5
Section 3.9 Compliance with Law; Regulatory Compliance..............................     A-6
Section 3.10 Environmental Matters..................................................     A-6
Section 3.11 Tax Matters............................................................     A-7
Section 3.12 Certain Transactions...................................................     A-8
Section 3.13 Litigation.............................................................     A-8
Section 3.14 Labor Matters..........................................................     A-8
Section 3.15 Title to Assets........................................................     A-8
Section 3.16 Intellectual Property..................................................     A-9
Section 3.17 Insurance..............................................................     A-9
Section 3.18 Employment Agreements..................................................     A-9
Section 3.19 Benefit Plans; ERISA...................................................     A-9
Section 3.20 Agreements, Contracts and Commitments..................................    A-12
Section 3.21 Information in Disclosure Documents....................................    A-12
Section 3.22 Restrictions on Business Activities....................................    A-12
Section 3.23 Tax and Accounting Matters.............................................    A-12
Section 3.24 Brokers and Finders....................................................    A-12
Section 3.25 No Existing Discussions................................................    A-12
Section 3.26 Opinion of Financial Advisor...........................................    A-13
Section 3.27 Certain Provisions of the OBCA Not Applicable..........................    A-13
Section 3.28 Company Rights Agreement...............................................    A-13
Section 3.29 Disclosure.............................................................    A-13

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
                                     ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF ATI...............................................    A-13
Section 4.1 Organization of ATI.....................................................    A-13
Section 4.2 Capitalization of ATI...................................................    A-13
Section 4.3 Authority; No Conflict; Required Filings and Consents...................    A-14
Section 4.4 SEC Filings; Financial Statements.......................................    A-14
Section 4.5 Absence of Undisclosed Liabilities......................................    A-14
Section 4.6 Absence of Certain Changes..............................................    A-15
Section 4.7 Information in Disclosure Documents.....................................    A-15
Section 4.8 Interim Operations of Sub...............................................    A-15
Section 4.9 Compliance with Law; Regulatory Compliance..............................    A-15
Section 4.10 Litigation.............................................................    A-15
Section 4.11 Agreements, Contracts and Commitments..................................    A-16
Section 4.12 Restrictions on Business Activities....................................    A-16
Section 4.13 Disclosure.............................................................    A-16

                                     ARTICLE V
CONDUCT OF BUSINESS OF THE COMPANY..................................................    A-16
Section 5.1 Covenants of the Company................................................    A-16
Section 5.2 Consultation............................................................    A-17

                                     ARTICLE VI
ADDITIONAL AGREEMENTS...............................................................    A-17
Section 6.1 Acquisition Proposals...................................................    A-17
Section 6.2 Proxy Statement/Prospectus; Registration Statement......................    A-18
Section 6.3 Letter of the Company's Accountants.....................................    A-19
Section 6.4 Access to Information...................................................    A-19
Section 6.5 Company Shareholders Meeting............................................    A-19
Section 6.6 Legal Conditions to the Merger..........................................    A-19
Section 6.7 Public Disclosure.......................................................    A-19
Section 6.8 Tax-Free Transaction....................................................    A-19
Section 6.9 Pooling Accounting......................................................    A-19
Section 6.10 Affiliate Agreements...................................................    A-19
Section 6.11 NYSE Listing...........................................................    A-20
Section 6.12 Company Stock Options and Rights.......................................    A-20
Section 6.13 Indemnification........................................................    A-21
Section 6.14 Additional Agreements; Reasonable Efforts..............................    A-22

                                    ARTICLE VII
CONDITIONS TO THE MERGER............................................................    A-22
Section 7.1 Conditions to Each Party's Obligation to Effect the Merger..............    A-22
Section 7.2 Additional Conditions to Obligations of ATI and Sub.....................    A-23
Section 7.3 Additional Conditions to Obligations of the Company.....................    A-23

                                    ARTICLE VIII
TERMINATION AND AMENDMENT...........................................................    A-24
Section 8.1 Termination.............................................................    A-24
Section 8.2 Effect of Termination...................................................    A-25
Section 8.3 Fees and Expenses.......................................................    A-25
Section 8.4 Amendment...............................................................    A-26
Section 8.5 Extension; Waiver.......................................................    A-26

                                                                                       PAGE
                                                                                       -----
                                     ARTICLE IX
MISCELLANEOUS.......................................................................    A-26
Section 9.1 Nonsurvival of Representations, Warranties and Agreements...............    A-26
Section 9.2 Notices.................................................................    A-26
Section 9.3 Certain Definitions; Interpretation.....................................    A-27
Section 9.4 Knowledge...............................................................    A-28
Section 9.5 Counterparts............................................................    A-28
Section 9.6 Entire Agreement; No Third Party Beneficiaries..........................    A-28
Section 9.7 Governing Law...........................................................    A-28
Section 9.8 Assignment..............................................................    A-28
Section 9.9 Severability............................................................    A-28
Section 9.10 Failure or Indulgence Not Waiver; Remedies Cumulative..................    A-28
Annexes
Annex I--Exchange Procedures
Annex II--Form of Amendment to Company Rights Agreement
Annex III--Form of Company Affiliate Agreement

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of October 31, 1997, by and among ALLEGHENY TELEDYNE INCORPORATED, a Delaware corporation ("ATI"), SEA MERGER INC., an Oregon corporation and a wholly owned subsidiary of ATI ("Sub"), and OREGON METALLURGICAL CORPORATION, an Oregon corporation (the "Company");

     WHEREAS, the Boards of Directors of ATI and the Company deem it advisable and in the best interests of their respective corporations and stockholders that the business of the Company be combined with that of ATI in order to advance the long-term business interests of ATI and the Company; and

     WHEREAS, the combination of the business of the Company with that of ATI will be effected pursuant to the terms of this Agreement through a transaction in which Sub will merge with and into the Company (the "Merger"), whereupon the Company will become a wholly owned subsidiary of ATI and the shareholders of the Company will become stockholders of ATI; and

     WHEREAS, for financial accounting purposes, it is intended that the Merger be accounted for as a pooling of interests; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                   THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2), Sub will be merged with and into the Company and the separate corporate existence of Sub will thereupon cease. The Company, as the surviving corporation of the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), will continue to be governed by the laws of the State of Oregon. The Merger will have the effects specified in the Oregon Business Corporation Act (the "OBCA"). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers, franchises, debts, liabilities, obligations and duties of the Company will continue in the Surviving Corporation unaffected by the Merger.

     Section 1.2 Effective Time. As soon as practicable following the satisfaction of the conditions set forth in Article VII, the parties will file articles of merger (the "Articles of Merger") with the Secretary of State of Oregon, executed in accordance with the relevant provisions of the OBCA, and will make all other filings or recordings required under the OBCA to consummate the Merger. The Merger will become effective upon the filing of the Articles of Merger with the Secretary of State of Oregon or at such other time as the parties hereto may agree and as may be specified in the Articles of Merger in accordance with applicable law. The date and time when the Merger becomes effective is herein referred to as the "Effective Time."

     Section 1.3 Closing. The Closing of the Merger (the "Closing") will take place (i) at the principal executive offices of ATI beginning at 12:00 noon, Eastern time, on the first business day on which all of the conditions set forth in Article VII (other than those that are waived by the party or parties for whose benefit such conditions exist) are satisfied or (ii) at such other place, date and/or time as the parties hereto may agree. The date upon which the Closing occurs is herein referred to as the "Closing Date."

     Section 1.4 Articles of Incorporation of the Surviving Corporation. At the Effective Time, in accordance with the OBCA, the Restated Articles of Incorporation, as amended, of the Company as in effect immediately prior to the Effective Time will be amended and restated to become substantially identical (except as to the name of the Surviving Corporation, which shall continue to be "Oregon Metallurgical Corporation", and except for

Article VIII thereof) to the Articles of Incorporation of Sub, and be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

     Section 1.5 Directors of the Surviving Corporation. At the Effective Time, the directors of Sub then in office will become the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     Section 1.6 Officers of the Surviving Corporation. At the Effective Time, the officers of Sub will become the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II
                            CONVERSION OF SECURITIES

     Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company or the holder of any shares of capital stock of Sub:

     (a) The issued and outstanding shares of capital stock of Sub shall be converted into and become such number of fully paid and nonassessable shares of Common Stock, par value $.01 per share, of the Surviving Corporation as shall be provided for in the Articles of Merger.

     (b) All shares of Company Common Stock that are owned by the Company as treasury stock and any shares of capital stock of the Company owned by ATI, Sub or any other wholly owned Subsidiary of ATI shall be canceled and retired and shall cease to exist and no stock of ATI or other consideration shall be delivered in exchange therefor. All shares of Common Stock, par value $.10 per share, of ATI ("ATI Common Stock") owned by the Company or any Subsidiary of the Company shall remain unaffected by the Merger.

     (c) Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive 1.296 (the "Conversion Number") fully paid and nonassessable shares of ATI Common Stock. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto except the right to receive the foregoing shares of ATI Common Stock and any cash in lieu of fractional shares of ATI Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.3, without interest.

     Section 2.2 Company Stock Options and Rights. All then outstanding (i) options to purchase Company Common Stock under the Company's 1996 Employee Stock Option Plan, 1997 Employee Stock Option Plan and Nontransferable Stock Option Agreement (the "Company Option Plans") and (ii) warrants to purchase up to 120,000 shares of Company Common Stock under the Warrant Agreement, dated September 19, 1994, between the Company and James S. Paddock (the "Warrant Agreement"), together with the obligation to issue shares of ATI Common Stock pursuant to the Company's Amended and Restated Excess Benefit Plan (the "Excess Benefit Plan") and the Stock Compensation Plans (as defined in Section 3.2 and as amended or clarified pursuant to Section 6.12(c)), will be assumed by ATI in accordance with Section 6.12.

     Section 2.3 Exchange of Certificates. The procedures for exchanging outstanding shares of Company Common Stock for ATI Common Stock pursuant to the Merger are set forth in Annex I hereto, which is deemed to be a part of this Agreement.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to ATI and Sub that, except as specifically set forth and described in the Disclosure Letter (the "Company Disclosure Letter") delivered by the Company to ATI prior to the execution and delivery of this Agreement, the statements set forth below in this Article III are true and correct. The

Company Disclosure Letter is arranged in paragraphs corresponding to the numbered and lettered Sections and paragraphs contained in this Article III.

     Section 3.1 Organization of the Company. The Company is a corporation duly organized and validly existing under the laws of the State of Oregon. The Company has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified and validly existing (and in good standing where appropriate) in each jurisdiction in which the failure to be so qualified, validly existing or in good standing would have a Material Adverse Effect on the Company. Set forth in the Company Disclosure Letter is a complete list of the jurisdictions in which the Company is qualified or licensed to do business as a foreign corporation.

     Section 3.2 Capitalization of the Company. The authorized capital stock of the Company consists of 80,000,000 shares of Company Common Stock, of which 16,445,346 shares are issued and outstanding and no shares are held in the Company's treasury as of the date hereof. As of the date hereof, there are outstanding options to acquire an aggregate of 286,900 shares of Company Common Stock, all of which were granted under the Company Option Plans, and outstanding warrants (the "Warrants") issued under the Warrant Agreement to acquire 120,000 shares of Company Common Stock at an exercise price of $6.375 per share. The Company has no shares of Company Common Stock reserved for issuance, other than
(i) 322,000 shares of Company Common Stock reserved for issuance pursuant to the Company Option Plans, (ii) 120,000 shares of Company Common Stock reserved for issuance upon exercise of the Warrants, (iii) 736,584 shares of Company Common Stock reserved for issuance pursuant to the Company's Stock Compensation Plan--Salaried Employees, the Company's Stock Compensation Plan--Union Employees and the Savings Plan (the "Stock Compensation Plans"), (iv) 14,476 shares reserved for issuance under the Excess Benefit Plan and (v) 20,000,000 shares of Company Common Stock reserved for issuance pursuant to the Rights Agreement, dated as of December 12, 1996, between the Company and ChaseMellon Shareholder Services, LLC, as Rights Agent, as amended (the "Company Rights Agreement"). Except for 296,289 shares of Company Common Stock issued pursuant to the Stock Compensation Plans, 16,114 shares of Company Common Stock issued pursuant to the Excess Benefit Plan and 6,200 shares of Company Common Stock issued to directors as a retainer, no shares of Company Common Stock have been issued since December 31, 1996. Except for options to acquire an aggregate of 49,400 shares of Company Common Stock granted pursuant to the Company Option Plans (details of which are included as part of the Company Disclosure Letter), shares issuable under the Stock Compensation Plans and 1,300 shares issuable to directors as a retainer, no option, warrant or other right to acquire Company Common Stock or other capital stock of the Company has been granted by the Company since December 31, 1996. All of the shares of Company Common Stock outstanding are, and all such shares reserved for issuance, upon such issuance and upon receipt by the Company of the consideration for such issuance, will be, duly authorized and validly issued, fully paid and nonassessable. Except as set forth in this Agreement, there are no options, warrants, rights, calls, subscriptions, stock appreciation rights, commitments, understandings or agreements of any character obligating the Company or any Subsidiary of the Company to issue any shares of capital stock or voting securities or any security representing the right to purchase or otherwise receive any such shares or securities. The Company has outstanding no bonds, debentures, notes or other obligations or securities the holders of which have the right to vote (or are convertible into or exchangeable or exercisable for securities (other than Company Common Stock) having the right to vote) with the shareholders of the Company on any matter. There are no existing restrictions on transfer, voting trusts, shareholder agreements or registration covenants known to the Company relating to any outstanding shares of capital stock of the Company or any Subsidiary of the Company. None of the outstanding shares of Company Common Stock was issued in violation of the preemptive rights of any present or former shareholder and the Company's shareholders are not entitled to preemptive rights. There are no outstanding agreements of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. The Company's Employee Stock Ownership Plan holds less than 10% of the outstanding shares of Company Common Stock.

     Section 3.3 Subsidiaries. The Company Disclosure Letter sets forth a complete and accurate list of each of the direct and indirect Subsidiaries of the Company, together with the jurisdiction of incorporation and the equity capitalization thereof and a complete list of the jurisdictions where it is qualified or licensed to do business as a foreign corporation. All outstanding shares of capital stock of each Subsidiary of the Company are owned of record and beneficially by the Company or by another Subsidiary of the Company, free and clear of all mortgages, deeds of trust, pledges, liens, leases, security interests, security agreements, conditional sales agreements, notes, easements, restrictions, encroachments and other charges or encumbrances of any kind whatsoever ("Liens"), other than any restrictions under applicable federal and state securities laws, and are validly issued, fully paid and nonassessable. There are no voting trusts or other agreements or understandings with respect to the voting of the capital stock of any Subsidiary of the Company; and there are no existing options, warrants, calls, commitments or agreements of any character obligating any Subsidiary of the Company to issue shares of its capital stock or obligating the Company or any Subsidiary to acquire or to transfer any outstanding shares of capital stock of any Subsidiary of the Company. Each Subsidiary of the Company is an entity duly organized and validly existing (and in good standing where appropriate) under the laws of the jurisdiction of its organization, has all requisite corporate or company power and authority to own or lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and validly existing (and in good standing where appropriate) to do business in each jurisdiction in which the failure to be so qualified, validly existing or to be in good standing would have a Material Adverse Effect on the Company. Except for the capital stock of the Subsidiaries of the Company, the Company and its Subsidiaries do not own any equity securities of or other equity interests in any corporation, partnership, joint venture, business trust or other legal entity (together with individuals and governmental bodies, a "Person"). The Company has provided ATI with true and correct copies of the articles or certificates of incorporation and bylaws or other comparable governing documents of each Subsidiary of the Company.

     Section 3.4 Authority. The Company has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and any other agreement, instrument or certificate ("Ancillary Document") to be executed or delivered by it pursuant hereto or thereto, and, subject only to approval of this Agreement by at least a majority of all votes cast by the holders of Company Common Stock outstanding on the record date for the meeting of the Company's shareholders to be called and held to consider the approval of this Agreement and the Merger (the "Company Shareholders Meeting"), to consummate the transactions contemplated hereby and thereby. The Board of Directors of the Company has determined that the Merger is in the best interests of the Company and its shareholders, has approved this Agreement and the Merger, has directed that this Agreement be submitted to the shareholders of the Company for approval in accordance with applicable law and the Restated Articles of Incorporation and Bylaws of the Company, each as amended, and, subject to Section 6.1, has recommended that the shareholders of the Company approve this Agreement and the Merger. Each of this Agreement and the Ancillary Documents is a valid and binding agreement, certificate or instrument, as the case may be, of it enforceable against it in accordance with its terms.

     Section 3.5 Governmental Filings; No Violations. (a) Other than the filings provided for in Section 1.2, and filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other than as contemplated by Section 3.5(c), no notices, reports or other filings are required to be made by the Company or any Subsidiary of the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company or any Subsidiary of the Company from, any governmental or regulatory authority, agency, court, commission or other similar entity, domestic or foreign ("Governmental Entity"), in connection with the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby and thereby, the failure of which to make or obtain would constitute a Material Adverse Effect with respect to the Company.

     (b) The execution and delivery of this Agreement and each Ancillary Document by the Company does not, and the consummation by it of any of the transactions contemplated hereby or thereby will not, constitute or result in
(i) a breach or violation of, or a default (or an event which with notice or lapse of time or both would become a default) under, its Restated Articles of Incorporation or its Bylaws, each as amended, or the comparable governing documents of any Subsidiary of the Company, (ii) a breach or violation of, a default (or an event which with notice or lapse of time or both would become a default) under, the creation of any payment or other material obligation pursuant to, or a right to terminate, amend or cancel, or accelerate vesting under, any of its existing Benefit Plans referred to in Section 3.19 or any grant or award made thereunder, (iii) a breach or violation of, a default (or an event which with notice or lapse of time or both would become a default) under, a right to terminate, amend, cancel or accelerate, or the creation of a Lien on any assets of the Company or any of its Subsidiaries (with or without the giving of notice or the lapse of time) pursuant to, any provision of any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of the Company or any of its Subsidiaries ("Company Agreements") or any law, statute, rule, ordinance or regulation or judgment, decree, order, award, injunction or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries or any of their property is bound or affected, or (iv) any change in the rights or obligations of any party under any of the Company Agreements except, in the case of clauses (iii) or (iv) above, for such breaches, violations, defaults, accelerations or changes that would not constitute a Material Adverse Effect with respect to the Company.

     (c) The Company Disclosure Letter sets forth a true and complete list of all notices, permits, approvals, consents, qualifications, waivers or other actions of third parties under any material Company Agreement, any Labor Agreement, any Employment Agreement or any material Company Approval, each as defined in this Agreement, or under any other material third-party franchise, license or permit, which the Company or any Subsidiary of the Company is required to give or obtain in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of any of the transactions contemplated hereby or thereby.

     Section 3.6 SEC Filings; Financial Statements. (a) The Company has filed and made available to ATI all forms, reports and documents required to be filed by the Company with the Securities and Exchange Commission (the "SEC") since January 1, 1995 (collectively, the "Company SEC Reports"). The Company SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) of the Company contained in the Company SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of the Company and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated. The balance sheet of the Company (including any related notes) as of September 28, 1997 is referred to herein as the "Company Balance Sheet."

     Section 3.7 Absence of Undisclosed Liabilities. Except to the extent set forth or provided for in the Company Balance Sheet, as of September 28, 1997 neither the Company nor any Subsidiary of the Company had any liabilities of any kind whatsoever, whether absolute or contingent, direct or indirect, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, joint or several, which, individually or in the aggregate, were material to the business, properties, results of operations, financial condition or prospects of the Company and its Subsidiaries taken as a whole. Since September 28, 1997, except for normal or recurring liabilities incurred in the ordinary course of business of the Company consistent with past practice, neither the Company nor any of the Subsidiaries of the Company has incurred any liabilities of any nature, whether accrued, contingent or otherwise, which, individually or in the aggregate, are material to the business, properties, results of operations, financial condition or prospects of the Company and its Subsidiaries taken as a whole.

     Section 3.8 Absence of Certain Changes. Since September 28, 1997, the Company and its Subsidiaries have conducted their businesses in the ordinary course and in a manner consistent with past practice and, since such date, (i) no event or change has occurred that constitutes a Material Adverse Effect with respect to the Company, and no fact or condition exists or is contemplated or threatened which is reasonably likely to constitute a Material Adverse Effect with respect to the Company in the future, (ii) no dividend or other distribution has been declared or paid with respect to any capital stock of the Company, and (iii) there has been no change by the

Company in its accounting methods, principles or practices except as required by concurrent changes in generally accepted accounting principles.

     Section 3.9 Compliance with Law; Regulatory Compliance. (a) Except as described in the Company SEC Reports filed prior to the date hereof and except as otherwise provided in Sections 3.10, 3.14 and 3.19 of this Agreement, to the knowledge of the Company, neither the Company nor any Subsidiary of the Company
(i) is or has been in violation of any applicable federal, state, local or foreign law, statute, regulation, ordinance or other requirement of any Governmental Entity relating to it or to its securities, property, operations or business, except for possible violations which, individually or in the aggregate, do not constitute a Material Adverse Effect with respect to the Company; or (ii) has engaged in any activity or omitted to take any action as a result of which it is in violation of any applicable order, injunction or decree of any Governmental Entity affecting the Company or any Subsidiary of the Company, except for such violations, individually or in the aggregate, that do not constitute a Material Adverse Effect with respect to the Company. Except as described in the Company SEC Reports filed prior to the date hereof and except as otherwise provided in Sections 3.10, 3.14 and 3.19 of this Agreement, as of the date of this Agreement, there is no outstanding order, writ, judgment, stipulation, injunction, decree, determination, award or other order of any Governmental Entity affecting the Company or any Subsidiary of the Company in any material respect.

     (b) Except as otherwise provided in Sections 3.10, 3.14 and 3.19 of this Agreement, the Company and each Subsidiary of the Company possess, or has made timely application for, all permits, licenses, approvals, authorizations of and registrations with all Governmental Entities under all federal, state, local and foreign laws that are or will be required for the Company or any of its Subsidiaries to carry on any substantial part of their respective businesses as presently conducted ("Company Approvals"), the absence of which would not constitute a Material Adverse Effect with respect to the Company. The Company Disclosure Letter sets forth a list of all material Company Approvals, indicating the holder, the issuer and the nature thereof. Except as otherwise provided in Sections 3.10, 3.14 and 3.19 of this Agreement, all material Company Approvals are in full force and effect and, to the knowledge of the Company, neither the Company nor any Subsidiary of the Company is in violation of any Company Approval or any other permit, license, approval, authorization or registration applicable to it or to the operation of its business which violations, individually or in the aggregate, constitute a Material Adverse Effect with respect to the Company. Except as otherwise provided in Sections 3.10, 3.14 and 3.19 of this Agreement, the Company has no reason to believe that any pending application for a Company Approval will not be timely granted and no proceeding is pending or, to the knowledge of the Company, threatened, to revoke, suspend or materially modify any Company Approval or deny any renewal thereof.

     Section 3.10 Environmental Matters. (a) The Company and each of its Subsidiaries has applied for and has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Environmental Permits") under applicable statutes, laws, ordinances, rules, orders and regulations which are administered, interpreted or enforced by a Governmental Entity with jurisdiction over pollution or protection of the environment (collectively, "Environmental Laws") necessary for it to carry on its business as now conducted, and there has occurred no violation under any such Environmental Permit, except for the lack of Environmental Permits and for violations under Environmental Permits that, individually or in the aggregate, do not constitute a Material Adverse Effect with respect to the Company.

     (b) Except as disclosed in the Company SEC Reports filed prior to the date hereof, to the knowledge of the Company, the Company and each of its Subsidiaries is, and has been, in compliance with applicable Environmental Laws except for instances of possible noncompliance which, individually or in the aggregate, do not constitute a Material Adverse Effect with respect to the Company.

     (c) Except as disclosed in the Company SEC Reports filed prior to the date hereof, there is no suit, action, formal proceeding or formal inquiry pending or, to the Company's knowledge, threatened before any Governmental Entity in which the Company or any of its Subsidiaries has been or, with respect to threatened suits, actions and proceedings, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as hereinafter defined), asbestos, polychlorinated biphenyls or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by the Company or any of its Subsidiaries, or (iii) any site or location for which it or its Subsidiaries has been designated as a potentially responsible party under any federal, state, local or foreign superfund law, or (iv) any claim, potential claim or express reservation of responsibility for damages to natural resources, except in the cases of clauses (i) through (iv) above for any such suits, actions, proceedings and inquiries that, individually or in the aggregate, do not constitute a Material Adverse Effect with respect to the Company.

     (d) Except as disclosed in the Company SEC Reports filed prior to the date hereof and to the knowledge of the Company, during the period of ownership or operation by the Company and its current or former Subsidiaries of any of their respective current or formerly owned properties, there have been no underground storage tanks (whether currently active or not) and no polychlorinated biphenyls in transformers or other electrical equipment and there have been no releases of Hazardous Material or of asbestos, polychlorinated biphenyls or oil in, on, under or affecting such properties or, to the Company's knowledge, any surrounding site except for those that, individually or in the aggregate, do not constitute a Material Adverse Effect with respect to the Company. Except as disclosed in the Company SEC Reports filed prior to the date hereof, prior to the period of ownership or operation by the Company or its current or former Subsidiaries of any of their respective current or formerly owned properties, to the Company's knowledge, there were no releases of Hazardous Material or asbestos, polychlorinated biphenyls or oil or other petroleum products in, on, under or affecting any such property or any surrounding site in such quantities or otherwise under such circumstances that violate an Environmental Law, except for those that, individually or in the aggregate, do not constitute a Material Adverse Effect with respect to the Company. "Hazardous Material" means any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act or other Environmental Laws.

     (e) The Company will provide ATI with access to all written information in its possession or control pertaining to the matters set forth in paragraphs (a) through (d) of this Section 3.10, including all documents pertaining to environmental audits or assessments prepared by or for the Company, any Subsidiary of the Company or any Governmental Entity.

     Section 3.11 Tax Matters. (a) The Company and each Subsidiary of the Company has timely filed or requests for extension have been timely filed with respect to all federal, state, local and foreign income tax returns and all other tax returns required to be filed by it ("Tax Returns"), other than those returns with respect to which failure to timely file or failure to request an extension of time for filing would not constitute a Material Adverse Effect with respect to the Company.

     (b) Each such Tax Return was true, correct and complete in all material respects on the respective date on which it was filed and, to the knowledge of the Company, no event has since occurred requiring any amendment thereto, which amendment has not been made in a manner such that each such Tax Return remains true, correct and complete in all material respects.

     (c) The Company and each of its Subsidiaries (as the case may be) has paid or adequate provision on the Company Balance Sheet has been made for the full payment or discharge of all federal, state, local and foreign taxes, including any interest, penalties, or other additions to tax thereon, except where such failure to pay or discharge local or foreign taxes would not constitute a Material Adverse Effect with respect to the Company.

     (d) No issues are currently pending with any taxing authority in connection with any Tax Returns of the Company or any of its Subsidiaries that, if determined adversely to the Company and its Subsidiaries (whether individually or in the aggregate), would constitute a Material Adverse Effect with respect to the Company. No waivers of statutes of limitation with respect to such Tax Returns have been given by or requested from the Company or any of its Subsidiaries. The Company Disclosure Letter sets forth with respect to federal income taxation (i) the taxable years of the Company and its Subsidiaries as to which the respective statutes of limitations with respect to taxes have not expired, and (ii) with respect to the taxable years of the Company and its Subsidiaries, those years for which examinations have been completed, those years for which examinations have not been initiated, and those years for which required Tax Returns have not been filed. Information with respect to state and material local and foreign income and other taxation to which the Company or any of its Subsidiaries is subject equivalent to that referred to in the preceding sentence shall be provided to ATI by the Company on or before November 30, 1997. Except to the extent set forth in the Company Disclosure Letter, all deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the Company Balance Sheet, or are being contested and an adequate reserve therefor has been established and is fully reflected in the Company Balance Sheet.

     (e) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of its predecessors has, with regard to any asset or property held or acquired, filed a consent, election or agreement under Section 341(f) of the Code, or predecessors of such Section.

     Section 3.12 Certain Transactions. Except as disclosed in the Company SEC Reports filed prior to the date hereof, none of the officers or directors of the Company or of any of its Subsidiaries nor any affiliate (as defined in Rule 12b-2 under the Exchange Act) of the Company, and, to the knowledge of the Company, none of the key employees of the Company or of any Subsidiary of the Company is currently a party to any transaction with the Company or any Subsidiary of the Company (other than for services as an employee, officer or director), including, without limitation, any contract, agreement or other arrangement (a) providing for the furnishing of services to or by, (b) providing for rental of real or personal property to or from, or (c) otherwise requiring payments to or from, any such officer, director, affiliate or key employee, any member of the family of any such officer, director or key employee or any corporation, partnership, trust or other entity in which any such officer, director or key employee has a substantial interest or which is an affiliate of such officer, director or key employee.

     Section 3.13 Litigation. Except as disclosed in the Company SEC Reports filed prior to the date hereof, there are no suits, litigations, investigations, actions or proceedings of any kind pending or, to the knowledge of the Company, threatened, against the Company or any Subsidiary of the Company, nor to the knowledge of the Company is any such matter pending or threatened against any other Person, which, if determined adversely to the Company, would constitute a Material Adverse Effect with respect to the Company. The Company Disclosure Letter sets forth a list of all pending litigation to which the Company or any Subsidiary of the Company is a party or to which it or any of its properties is subject as of the date of this Agreement.

     Section 3.14 Labor Matters. The Company Disclosure Letter sets forth a true and complete list of all labor and collective bargaining agreements to which the Company or any Subsidiary of the Company is a party or by which the Company or any Subsidiary of the Company is bound (collectively, the "Labor Agreements"). The Company has previously furnished to ATI true and complete copies of all Labor Agreements, together with all amendments thereto. There are no strikes or other work stoppages involving any employees of the Company or any Subsidiary of the Company and there are no material labor disputes by any labor organization in progress or pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company, that would constitute a Material Adverse Effect with respect to the Company. To the knowledge of the Company, the Company and its Subsidiaries are in compliance with all applicable laws and regulations in respect of employment and employment practices, terms and conditions of employment, wages and hours, occupational safety, health or welfare conditions relating to premises occupied, and civil rights, non-compliance with which would constitute a Material Adverse Effect with respect to the Company. There are no charges of unfair labor practices pending before any Governmental Entity involving or affecting the Company or any Subsidiary of the Company that, if adversely determined, would constitute a Material Adverse Effect with respect to the Company. The Company has not been notified that any customer of or supplier to the Company or any Subsidiary of the Company is involved in or threatened with or affected by any strike or other labor disturbance or dispute, litigation or administrative proceeding or judgment, order, injunction, decree or award that has had or could reasonably be expected to have a Material Adverse Effect on the Company.

     Section 3.15 Title to Assets. The Company and each of its Subsidiaries has good and marketable title to its properties and assets (other than property as to which it is a lessee) except for such (i) defects in title that, individually or in the aggregate, would not constitute a Material Adverse Effect with respect to the Company and (ii) Liens and encumbrances for obligations incurred in the ordinary course of business and reflected in the Company Balance Sheet or incurred thereafter in the ordinary course of business consistent with past practice. The Company Disclosure Letter sets forth a true and complete list of all real property owned by the Company or its Subsidiaries and all leases ("Leases") of real property by the Company or its Subsidiaries including, in the case of Leases, the name of the lessor, the date of the Lease and each amendment to the Lease and the aggregate annual rental or other amounts payable under each Lease. All such Leases are in good standing, valid and effective in accordance with their respective terms, and no default exists thereunder, except where the lack of such good standing, validity and effectiveness or the existence of such default, individually or in the aggregate, does not constitute a Material Adverse Effect with respect to the Company.

     Section 3.16 Intellectual Property. The Company and its Subsidiaries either own or, to the Company's knowledge, have valid, binding and enforceable rights to use all patents, trademarks, trade names, service marks, service names, copyrights, other proprietary intellectual property rights, applications therefor and licenses or other rights in respect thereof ("Intellectual Property") used or held for use or necessary in connection with the business of the Company or its Subsidiaries, without any conflict with the rights of others, except for such conflicts that, individually or in the aggregate, do not constitute a Material Adverse Effect with respect to the Company. Neither the Company nor any of its Subsidiaries has, as of the date hereof, received any notice from any other person pertaining to or challenging the right of the Company or its Subsidiaries to use any Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used by or licensed to the Company or any of its Subsidiaries, except with respect to rights the loss of which, individually or in the aggregate, do not constitute a Material Adverse Effect with respect to the Company. To the Company's knowledge, none of the Company's or its Subsidiaries' personnel is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with the Company or its Subsidiaries or any other party that, individually or in the aggregate, constitute a Material Adverse Effect with respect to the Company.

     Section 3.17 Insurance. The Company and each of its Subsidiaries has in effect valid and effective policies of insurance, issued by companies believed by it to be sound and reputable, insuring the Company or such Subsidiary (as the case may be) for losses customarily insured against by others engaged in similar lines of business. Such policies are reasonable, in both scope and amount, in light of the risks attendant to the businesses conducted by the Company and its Subsidiaries. During the past five years, all insurance policies covering products liability and general liability maintained by or for the benefit of the Company or its Subsidiaries have been "occurrence" policies and not "claims made" policies.

     Section 3.18 Employment Agreements. The Company Disclosure Letter sets forth a true and complete list of all agreements (except collective bargaining agreements and Company and its Subsidiaries employment manuals) with any officer, director or key employee of the Company to which the Company or any Subsidiary of the Company is a party, providing for the terms of his or her employment with the Company or any Subsidiary of the Company and/or the terms of his or her severance or other payments upon termination of or change in such employment or any change of control of the Company (the "Employment Agreements"). The Company has previously furnished to ATI true and complete copies of all Employment Agreements, together with all amendments thereto (if any). Since December 31, 1996, neither the Company nor any Subsidiary of the Company has (i) effected any increase in salary, wage or other compensation of any kind, whether current or deferred, to any officer, director or key employee, other than routine increases in the ordinary course of business, (ii) entered into any Employment Agreement, (iii) adopted, amended or modified any Benefit Plan, or (iv) made any contribution to any trust or plan for the benefit of employees except as required by the terms of Benefit Plans as in effect as of such date.

     Section 3.19 Benefit Plans; ERISA. (a) The Company Disclosure Letter sets forth an accurate and complete list of all written and unwritten employee benefit plans, programs, policies, agreements, all deferred compensation plans, programs or arrangements, all stock option, restricted stock or other compensation plans (including, without limitation, plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") and multiemployer plans as defined in Sections 4001(a)(3) and (3)(37)(A) of ERISA and any labor agreements relating to any of the foregoing) (i) under which the Company or any Subsidiary of the Company has liability material to the Company and its Subsidiaries taken as a whole or which is maintained, sponsored, contributed to or (ii) required to be contributed to during the five-year period ending on the date of this Agreement by the Company or any Subsidiary of the Company on behalf of any current or former employee or director of the Company or any Subsidiary of the Company or any former Subsidiary of the Company or other Person formerly controlled by the Company ("Benefit Plans"); provided that the information referred to in the foregoing clause (ii) may be provided to ATI by the Company on or prior to November 30, 1997 in lieu of being provided in the Company Disclosure Letter.

     (b) With respect to each Benefit Plan currently in effect, the Company has delivered to ATI accurate and complete copies of each of the following, to the extent applicable: (i) all current plan texts and agreements (and all amendments, supplements and modifications thereto), including all trust agreements and other agreements related to custody or investment of plan assets, or, in the case of unwritten arrangements, written summaries thereof, (ii) the most recent summary plan description and summary of material modifications delivered to employees, (iii) the three most recent annual reports (IRS Form 5500 series), including all schedules and attachments thereto, (iv) the three most recent annual and periodic accountings of plan assets, (v) the most recent determination letter received from the Internal Revenue Service, and (vi) the three most recent actuarial valuation reports. The Company will also provide to ATI copies of all employee manuals, handbooks, policy statements and other written materials given to employees relating to any Benefit Plans.

     (c) Except for such incidents of actual or possible noncompliance which would not constitute a Material Adverse Effect on the Company, and to the knowledge of the Company, with respect to each Benefit Plan: (i) each such plan currently in effect is legally valid and binding, benefits under such plan are as represented in the documents provided pursuant to paragraph (b) above, the Company and its Subsidiaries have no announced plan or commitment to modify or amend any such plan, except for required amendments described in clause (ii) below, or to increase benefits payable thereunder and, except for Benefit Plans listed on the Company Disclosure Letter as having been terminated, each such plan has been maintained in full force and effect through the Effective Time;
(ii) if intended to qualify under Section 401(a) or 403(a) of the Code, (A) the Company Disclosure Letter so identifies each such Benefit Plan, (B) such Benefit Plan so qualifies in both form and operation, and (C) its trust is exempt from taxation under Section 501(a) of the Code (except insofar as such qualification or exemption is dependent upon the adoption of amendments required as a result of recent legislation, the remedial amendment period for which has not yet expired); (iii) such Benefit Plan has been administered and enforced in substantial compliance with the applicable provisions of the Code and ERISA and the terms of such Benefit Plan and any related collective bargaining agreement, except to the extent the terms of such Benefit Plan are inconsistent with the legislation referred to in clause (ii) above, in which case such Benefit Plan has been administered and enforced in substantial compliance with such legislation; (iv) there are no actions, suits or claims pending against such Benefit Plan or affecting any fiduciary thereof other than claims for benefits made in the ordinary course; (v) there are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting the Benefit Plans, any fiduciaries thereof or the assets of any trust or insurance contract thereunder, (vi) no reportable event (within the meaning of Section 4043(b) of ERISA and the regulations thereunder) has occurred during the five-year period ending on the date of this Agreement; (vii) all material reports and material disclosures relating to the Benefit Plans required to be filed with or furnished to Governmental Entities, participants or beneficiaries on or prior to the Effective Time have been or will be filed or furnished in a timely manner and in accordance with applicable law; (viii) all required contributions have been made on a timely basis; (ix) all contributions made or required to be made under such Benefit Plan and intended to be deductible under the Code meet the requirements for deductibility under the Code; (x) with respect to each Benefit Plan subject to either Section 412 of the Code or Section 302 of ERISA (A) the Company Disclosure Letter identifies each such Benefit Plan, (B) such Benefit Plan uses a funding method permissible under ERISA and the actuarial assumptions used in connection therewith are reasonable,
(C) such Benefit Plan has not incurred an accumulated funding deficiency during the five-year period ending on the date of this Agreement, whether or not waived, nor does any liability or obligation exist with respect to any accumulated funding deficiency for any time prior to such period and (D) the fair market value of the assets of such Benefit Plan equals or exceeds the present value of all "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA; and (xi) future compliance with the requirements of ERISA or the Code as in effect at the Effective Time or with any collective bargaining agreements to which the Company or any Subsidiary of the Company is a party at the Effective Time will not result in any increase in the rate of benefit accrual or the liabilities of the Company or any Subsidiary under the Benefit Plan (except as such increase may result from changes in applicable law). No event has occurred in connection with which the Company or any Subsidiary of the Company could be subject to any material liability under Section 406, 409, 502(i) or 502(1) of ERISA, or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Company or any Subsidiary of the Company has agreed or is required to indemnify any Person against any such material liability.

     (d) To the knowledge of the Company, no amount is due or owing by the Company or any Subsidiary of the Company to the Pension Benefit Guaranty Corporation ("PBGC") under Title IV of ERISA in respect of any Benefit Plan for any reason (other than the payment of premiums in the ordinary course, all of which have been paid when due). No Benefit Plan has been terminated nor has any filing been made with the PBGC for the termination of any Benefit Plan subject to the provisions of Title IV of ERISA in a manner which has resulted or could reasonably be expected to result in any material liability of the Company or any Subsidiary of the Company to the PBGC. The PBGC has not taken any action relating to the termination of or the appointment of a trustee to administer any Benefit Plan nor do conditions currently exist which could give rise to a termination proceeding brought by the PBGC with regard to any such Benefit Plan.

     (e) The Company Disclosure Letter identifies each Benefit Plan that is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA (a "Multiemployer Plan"). In the case of each Multiemployer Plan, the Company Disclosure Letter sets forth the contributions made to each such Multiemployer Plan by the Company or the Subsidiaries for the twelve months ended on the last day of the most recent fiscal year of each such Multiemployer Plan. With respect to each Multiemployer Plan, to the knowledge of the Company: (A) each such Multiemployer Plan that is intended to qualify under Section 401(a) of the Code is so qualified in form and operation and has received a favorable determination letter from the Internal Revenue Service that such Multiemployer Plan is qualified under such section, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of the most recent determination letter that has affected adversely or could reasonably be expected to affect adversely such qualification or exemption; (B) each such Multiemployer Plan is in compliance in all material respects with its terms and all governing documents as well as with the requirements prescribed by all applicable statutes, orders and governmental rules and regulations, including without limitation, ERISA and the Code; (C) there are no actions or proceedings (other than routine claims for benefits) pending, threatened or anticipated; and (D) no such Multiemployer Plan is under audit or investigation by either the Internal Revenue Service, U. S. Department of Labor, PBGC or other Governmental Entity and no such completed audit, if any, has resulted in the imposition of any tax, fine or penalty. The Company Disclosure Letter also identifies each Multiemployer Plan which is subject to Title IV of ERISA (a "Multiemployer Pension Plan"). With respect to each Multiemployer Pension Plan: (A) none of the Company or any of its Subsidiaries has received a notice that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax or that any such plan is or may become "insolvent" (within the meaning of Section 4245 of ERISA);
(B) none of the Company or any of its Subsidiaries has withdrawn therefrom in a complete withdrawal (within the meaning of Section 4203 of ERISA) or a partial withdrawal (within the meaning of Section 4205 of ERISA) or received any notice of any claim or demand in respect thereof; and (C) to the knowledge of the Company, no withdrawal liability to any Multiemployer Pension Plan has been or is expected to be incurred with respect to any Multiemployer Pension Plan.

     (f) During the five-year period ending at the Effective Time, none of the Company or any of its Subsidiaries has transferred a defined benefit plan (as defined in Section 3(35) of ERISA) to a corporation that was (at the time of transfer) a member of a different controlled group of corporations (within the meaning of Section 4001(a)(14) of ERISA) than the transferor. Neither the Company nor any Subsidiary of the Company has ever sponsored, maintained, contributed to, or had any obligation to contribute to, a single-employer plan which has two or more contributing sponsors at least two of whom are not under common control.

     (g) With respect to each Benefit Plan which is a "welfare plan" (as defined in Section 3(1) of ERISA): (i) no such plan provides medical or death benefits with respect to current or former employees of the Company or any Subsidiary of the Company beyond their termination of employment (other than coverage mandated by law), (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan reflected on the Company Balance Sheet, except for accrued vacation pay, and (iii) to the knowledge of the Company, each such plan has, to the extent applicable, been administered in substantial compliance with Sections 601-609 of ERISA and Section 4980B(f) of the Code. The Company Disclosure Letter sets forth the aggregate liability of the Company and the Company Subsidiaries, which has been estimated by the Company's actuary on a present value basis as at

December 31, 1996 using the assumptions, including trends affecting future medical care costs and interest rates, identified in the Company Disclosure Letter, for post-retirement health and life insurance benefits to be provided to their current and former employees, along with the components of the projected annual costs for such benefits used in such calculation. The Company is not aware of any factor which would cause the projected annual costs used in the calculation of such present value to be inaccurate in any material respect. The costs to the Company to provide such benefits for each year during the three-year period ended December 31, 1996 are set forth in the Company Disclosure Letter.

     (h) The consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay, (ii) increase the amount or accelerate the time of payment or vesting of compensation due or of benefits payable under any Benefit Plan with respect to, any individual, (iii) cause any amount to be treated as an "excess parachute payment" under Section 280G of the Code or (iv) result in any liability of the Company or any Subsidiary of the Company under Title IV of ERISA or any multiemployer pension or welfare benefit plan.

     Section 3.20 Agreements, Contracts and Commitments. Neither the Company nor any of its Subsidiaries has breached, nor received in writing any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment (or any series of similar agreements, contracts or commitments) a breach of which, individually or in the aggregate, would constitute a Material Adverse Effect with respect to the Company. Each such agreement, contract and commitment that has not expired or been terminated is in full force and effect and is not subject to any material default thereunder by any party obligated thereunder of which the Company has knowledge.

     Section 3.21 Information in Disclosure Documents. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by ATI under the Securities Act in connection with the issuance of shares of ATI Common Stock in the Merger (including the Proxy Statement/Prospectus forming a part thereof, the "Registration Statement") will, at the time the Registration Statement is filed with the SEC and at the time it and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, at the time and in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement/Prospectus relating to the Company Shareholders Meeting (the "Proxy Statement/Prospectus") will, at the date mailed to shareholders of the Company and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     Section 3.22 Restrictions on Business Activities. Except for this Agreement, there is no agreement, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries that has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of, the acquisition of any material property by, or the conduct of the respective businesses (as currently conducted) of, the Company and its Subsidiaries taken as a whole.

     Section 3.23 Tax and Accounting Matters. Neither the Company nor any of its Subsidiaries or affiliates has taken or agreed to take any action that would prevent the Merger from being treated as a reorganization within the meaning of
Section 368(a) of the Code or would prevent ATI from accounting for the Merger as a pooling of interests.

     Section 3.24 Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby, except that the Company has retained Salomon Brothers Inc as its financial advisor, the arrangements with which have been disclosed in writing to ATI prior to the date hereof.

     Section 3.25 No Existing Discussions. As of the execution and delivery hereof, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 6.1).

     Section 3.26 Opinion of Financial Advisor. The Company's financial advisor, Salomon Brothers Inc, has delivered to the Company its opinion dated the date of this Agreement to the effect that the Conversion Number is fair from a financial point of view to the shareholders of the Company.

     Section 3.27 Certain Provisions of the OBCA Not Applicable. The Board of Directors of the Company has approved the execution and delivery of this Agreement and the transactions contemplated hereby and by virtue of such approval and the provisions of the Bylaws of the Company, Sections 60.801 through 60.816 and Sections 60.825 through 60.845 of the OBCA do not apply to, or affect the benefits and obligations under, this Agreement.

     Section 3.28 Company Rights Agreement. The Company Rights Agreement has been duly amended only to effect the changes thereto contemplated by the form of amendment attached hereto as Annex II, and, as a result thereof, the rights provided thereunder are inapplicable to this Agreement and the Merger.

     Section 3.29 Disclosure. None of this Agreement, the Company Disclosure Letter, any Annex or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied to ATI or its representatives by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements contained herein and/or therein not misleading. There is no fact known to the Company which materially adversely affects the financial condition, properties, business, results of operations or prospects of the Company which has not been set forth in this Agreement, the Company SEC Reports, the Company Disclosure Letter, any Annex or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied to ATI or its representatives by or on behalf of the Company in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF ATI

     ATI represents and warrants to the Company that, except as specifically set forth and described in the Disclosure Letter (the "ATI Disclosure Letter") delivered by ATI to the Company prior to the execution and delivery of this Agreement, the statements set forth below in this Article IV are true and correct. The ATI Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered Sections and paragraphs contained in this Article IV.

     Section 4.1 Organization of ATI. ATI and each Subsidiary of ATI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified or be in good standing would have a Material Adverse Effect on ATI.

     Section 4.2 Capitalization of ATI. The authorized capital stock of ATI consists of 600,000,000 shares of ATI Common Stock and 50,000,000 shares of Preferred Stock, par value $.10 per share ("ATI Preferred Stock"). As of October 27, 1997, 174,359,192 shares of ATI Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, 1,987,528 shares of ATI Common Stock were held in the treasury of ATI or by Subsidiaries of ATI, 14,456,649 shares of ATI Common Stock were reserved for future issuance pursuant to options or other rights outstanding to acquire ATI Common Stock, and 4,812,500 shares of ATI Common Stock were reserved for issuance under an Employee Stock Purchase Plan (the "ESPP"). As of the date of this Agreement, no shares of ATI Preferred Stock are issued and outstanding. All outstanding shares of ATI Common Stock are and all shares of ATI Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in this
Section 4.2 or as reserved for future grants of options under the ATI stock option plans or the ESPP, there are no equity securities of any class of ATI or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding.

     Section 4.3 Authority; No Conflict; Required Filings and Consents. (a) ATI and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of ATI and Sub. This Agreement has been duly executed and delivered by ATI and Sub and constitutes the valid and binding obligation of ATI and Sub, enforceable in accordance with its terms.

     (b) The execution and delivery of this Agreement by ATI does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the Restated Certificate of Incorporation or the Amended and Restated Bylaws of ATI or the Articles of Incorporation or Bylaws of Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which ATI or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ATI or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not constitute a Material Adverse Effect with respect to ATI.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to ATI or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) required filings under the HSR Act, (ii) the filing of the Registration Statement with the SEC in accordance with the Securities Act,
(iii) the filing of the Articles of Merger with the Secretary of State of Oregon, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not constitute a Material Adverse Effect with respect to ATI.

     Section 4.4 SEC Filings; Financial Statements. (a) ATI has filed all forms, reports and documents required to be filed by ATI with the SEC since August 15, 1996 (collectively, the "ATI SEC Reports"). The ATI SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such ATI SEC Reports or necessary in order to make the statements in such ATI SEC Reports, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the ATI SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of ATI and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated. The balance sheet of ATI as of September 30, 1997 is referred to herein as the "ATI Balance Sheet."

     Section 4.5 Absence of Undisclosed Liabilities. Except to the extent set forth or provided for in the ATI Balance Sheet, as of September 30, 1997 neither ATI nor any Subsidiary of ATI had any liabilities of any kind whatsoever, whether absolute or contingent, direct or indirect, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, joint or several, which, individually or in the aggregate, were material to the business, properties, results of operations, financial condition or prospects of ATI. Since September 30, 1997, except for normal or recurring liabilities incurred in the ordinary course of business of ATI consistent with past practice, neither ATI nor any of the Subsidiaries of ATI has incurred any liabilities of any nature, whether accrued, contingent or otherwise, which, individually or in the aggregate, are material to the business, properties, results of operations, financial condition or prospects of ATI.

     Section 4.6 Absence of Certain Changes. Since September 30, 1997, (i) ATI and its Subsidiaries have conducted their businesses in the ordinary course and in a manner consistent with past practice and have made no acquisition of any business not complementary to those conducted by ATI and its Subsidiaries as of the date hereof and have effected no disposition of any business other than those with characteristics that ATI has disclosed prior to the date hereof which render it a candidate for disposition, (ii) no event or change has occurred constituting a Material Adverse Effect with respect to ATI, and no fact or condition exists or is contemplated or threatened which is reasonably likely to constitute a Material Adverse Effect with respect to ATI in the future, and
(iii) there has been no change by ATI in its accounting methods, principles or practices except as required by concurrent changes in generally accepted accounting principles.

     Section 4.7 Information in Disclosure Documents. None of the information supplied or to be supplied by ATI for inclusion or incorporation by reference in
(i) the Registration Statement will, at the time the Registration Statement and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, at the time and in light of the circumstances under which they are made, not misleading, and
(ii) the Proxy Statement/Prospectus will, at the date first mailed to shareholders of the Company and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     Section 4.8 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     Section 4.9 Compliance with Law; Regulatory Compliance. (a) Except as described in the ATI SEC Reports filed prior to the date hereof, to the knowledge of ATI, neither ATI nor any Subsidiary of ATI (i) is or has been in violation of any applicable federal, state, local or foreign law, statute, regulation, ordinance or other requirement of any Governmental Entity relating to it or to its securities, property, operations or business, except for possible violations which, individually or in the aggregate, do not constitute a Material Adverse Effect with respect to ATI; or (ii) has engaged in any activity or omitted to take any action as a result of which it is in violation of any applicable order, injunction or decree of any Governmental Entity affecting ATI or any Subsidiary of ATI, except for such violations, individually or in the aggregate, that do not constitute a Material Adverse Effect with respect to ATI. Except as described in the ATI SEC Reports filed prior to the date hereof, as of the date of this Agreement, there is no outstanding order, writ, judgment, stipulation, injunction, decree, determination, award or other order of any Governmental Entity affecting ATI or any Subsidiary of ATI in any material respect.

     (b) ATI and each Subsidiary of ATI possess, or has made timely application for, all permits, licenses, approvals, authorizations of and registrations with all Governmental Entities under all federal, state, local and foreign laws that are or will be required for ATI or any of its Subsidiaries to carry on any substantial part of their respective businesses as presently conducted ("ATI Approvals"), the absence of which would not constitute a Material Adverse Effect with respect to ATI. All material ATI Approvals are in full force and effect and, to the knowledge of ATI, neither ATI nor any Subsidiary of ATI is in violation of any ATI Approval or any other permit, license, approval, authorization or registration applicable to it or to the operation of its business which violations, individually or in the aggregate, constitute a Material Adverse Effect with respect to ATI. ATI has no reason to believe that any pending application for an ATI Approval will not be timely granted and no proceeding is pending or, to the knowledge of ATI, threatened, to revoke, suspend or materially modify any ATI Approval or deny any renewal thereof.

     Section 4.10 Litigation. Except as disclosed in the ATI SEC Reports filed prior to the date hereof, there are no suits, litigations, investigations, actions or proceedings of any kind pending or, to the knowledge of ATI, threatened, against ATI or any Subsidiary of ATI, nor to the knowledge of ATI is any such matter pending or threatened against any other Person, which, if determined adversely to ATI, would constitute a Material Adverse Effect with respect to ATI.

     Section 4.11 Agreements, Contracts and Commitments. Neither ATI nor any of its Subsidiaries has breached, nor received in writing any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment (or any series of similar agreements, contracts or commitments) a breach of which, individually or in the aggregate, would constitute a Material Adverse Effect with respect to ATI. Each such agreement, contract and commitment that has not expired or been terminated is in full force and effect and is not subject to any material default thereunder by any party obligated thereunder of which ATI has knowledge.

     Section 4.12 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon ATI or any of its Subsidiaries that has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of, the acquisition of any material property by, or the conduct of the respective businesses (as currently conducted) of, ATI and its Subsidiaries taken as a whole.

     Section 4.13 Disclosure. None of this Agreement, the ATI Disclosure Letter, any Annex or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied to the Company or its representatives by or on behalf of ATI or any of its Subsidiaries in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements contained herein and/or therein not misleading.

                                   ARTICLE V
                       CONDUCT OF BUSINESS OF THE COMPANY

     Section 5.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees as to itself and its Subsidiaries (except to the extent that ATI shall otherwise consent in writing) and except to the extent provided in the Company Disclosure Letter, to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and, to use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, to the end that its goodwill and ongoing businesses be substantially unimpaired at the Effective Time. The Company shall promptly notify ATI of any event or occurrence not in the ordinary course of business of the Company. Except as expressly contemplated by this Agreement and the Company Disclosure Letter, the Company shall not (and shall not permit any of its Subsidiaries to), without the prior written consent of ATI:

     (a) Accelerate, amend or change the period of exercisability of outstanding options or warrants to acquire Company Common Stock or authorize cash payments in exchange for any such options except as required by the terms of a Benefit Plan or any related agreements as in effect as of the date of this Agreement;

     (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

     (c) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than shares of Company Common Stock issuable pursuant to options granted under the Company Option Plans that are outstanding on the date hereof or shares of Company Common Stock issuable upon exercise of the Warrants or shares of Company Common Stock issuable under the Stock Compensation Plans or the Excess Benefit Plan;

     (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division, or otherwise acquire or agree to acquire any assets otherwise than in the ordinary course of business;

     (e) Directly or indirectly sell, lease, license or otherwise dispose of any of its properties or assets except in the ordinary course of business;

     (f) (i) Increase or agree to increase the compensation payable or to become payable to its officers or employees, except for routine increases in salary or wages of employees of the Company in accordance with past practice, (ii) increase or agree to increase the compensation payable or to become payable to officers or grant any additional severance or termination pay to or enter into or amend or modify any Employment Agreement with, any such officers, (iii) grant any additional severance or termination pay to or enter into any Employment Agreement with any employee, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees; provided, however, that the Company may take such action as is required to comply with applicable laws;

     (g) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

     (h) Incur any indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, other than indebtedness incurred in the ordinary course of business in such amounts and pursuant to such terms as are consistent with past practice;

     (i) Amend or propose to amend its Restated Articles of Incorporation or its Bylaws, each as amended;

     (j) Authorize or make any capital expenditure otherwise than in the ordinary course of business; and

     (k) Take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (j) above, or any action which is reasonably likely to make any of its representations or warranties contained in this Agreement untrue or incorrect on the date made (to the extent so limited) or as of the Effective Time.

     Section 5.2 Consultation. Subject to compliance with applicable law, from the date hereof until the Effective Time, the Company shall confer on a regular and frequent basis with one or more representatives of ATI to report upon operational or financial matters and the general status of ongoing operations, and shall continuously confer and consult with representatives of ATI with respect to the matters referred to in Section 6.12(c). All information disclosed in connection with this Section shall be considered confidential under the Confidentiality Agreement.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

     Section 6.1 Acquisition Proposals. From and after the date hereof until the earlier of the termination of this Agreement or the Effective Time:

     (a) The Company will, and will cause its directors, officers, employees, representatives and agents to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to an Acquisition Proposal (as defined below). The Company will not, nor will it permit any of its Subsidiaries to, nor will it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing confidential information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal; provided, however, that if the Board of Directors of the Company determines in good faith, after consultation with and based upon the advice of outside counsel to the Company, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Company may, in response to an Acquisition Proposal that was not solicited or initiated by the Company, and subject to compliance with
Section 6.1(c), (x) furnish information to any person pursuant to a confidentiality agreement with terms no less favorable to the Company than the Confidentiality Agreement, dated February 3, 1997, as supplemented on August 9, 1997, between the Company and ATI (as so supplemented, the "Confidentiality Agreement") and (y) participate in discussions or negotiations regarding such Acquisition Proposal. "Acquisition Proposal" means any proposal or offer (other than the transactions contemplated by this Agreement) from any person with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of, all or substantially all of the assets or more than 20% of the voting securities of the Company.

     (b) Except as set forth in this Section 6.1, neither the Board of Directors of the Company nor any committee thereof will (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to ATI, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of the Company determines in good faith, after consultation with and based upon the advice of outside counsel to the Company, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Board of Directors of the Company may (x) withdraw or modify its approval or recommendation of the Merger and this Agreement or (y) approve or recommend a Superior Proposal (as defined below) or (z) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause the Company to enter into any Acquisition Agreement with respect to any Superior Proposal), but in each case only at a time that is not less than two business days following ATI's receipt of written notice advising ATI that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any bona fide written Acquisition Proposal made by a third party the terms of which the Board of Directors of the Company determines in its good faith judgment (based on the advice of a financial advisor to the Company of nationally recognized reputation) to be more favorable to the Company's shareholders from a financial point of view than the Merger and the other transactions contemplated hereby and for which any required financing is committed or which, in the good faith judgment of the Board of Directors of the Company (based on the advice of a financial advisor to the Company of nationally recognized reputation), is reasonably capable of being financed by such third party.

     (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 6.1, the Company will promptly advise ATI orally and in writing of any request for confidential information in connection with an Acquisition Proposal or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal.

     (d) Nothing contained in this Section 6.1 will prohibit the Company from making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would violate applicable law, including Rule 14e-2 promulgated under the Exchange Act; provided, however, neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 6.1(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal.

     Section 6.2 Proxy Statement/Prospectus; Registration Statement. (a) As promptly as practicable after the execution of this Agreement, ATI and the Company shall prepare and file with the SEC the Proxy Statement/ Prospectus, and ATI shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement/Prospectus will be included as a prospectus. ATI and the Company shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable. Subject to Section 6.1, the Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of the Company that Company shareholders vote in favor of approval and adoption of this Agreement and the Merger.

     (b) ATI and the Company shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder.

     Section 6.3 Letter of the Company's Accountants. The Company shall cause to be delivered to ATI a letter addressed to ATI of Coopers & Lybrand LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement becomes effective, in form customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     Section 6.4 Access to Information. Upon reasonable notice, each of the Company and ATI shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other access during the period prior to the earlier of the termination of this Agreement and the Effective Time to all its properties, books, contracts, commitments, records, officers, employees, accountants, accountants' work papers, correspondence and affairs, and cause its officers and employees to furnish to the other and its authorized representatives any and all financial, technical and operating data and other information pertaining to its businesses and those of its Subsidiaries as such party shall from time to time reasonably request. Each party will hold any such information which is non-public in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

     Section 6.5 Company Shareholders Meeting. The Company shall call the Company Shareholders Meeting to be held as promptly as practicable after the date on which the Registration Statement is declared effective by the SEC for the purpose of considering and voting upon a proposal to approve and adopt this Agreement and the Merger. The Company shall use its best efforts to solicit from its shareholders proxies to facilitate voting at the Company Shareholders Meeting.

     Section 6.6 Legal Conditions to the Merger. Each of ATI and the Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger; provided that ATI shall not be required to take any action to comply with any legal requirement or agree to the imposition of any order of any Governmental Entity that would (i) prohibit or restrict the ownership or operation by ATI of any portion of the business or assets of ATI or the Company (or any of their respective Subsidiaries), (ii) compel ATI or the Company (or any of their respective Subsidiaries) to dispose of (other than those which were previously designated as a candidate for disposition) or hold separate any portion of ATI's or the Company's business or assets, or (iii) impose any limitation on the ability of ATI or the Surviving Corporation or any of their respective affiliates or Subsidiaries to own or operate the business and operations of the Company and its Subsidiaries.

     Section 6.7 Public Disclosure. Neither the Company nor ATI shall issue any press release or other written public statement or publicly deliver any formally prepared oral statement concerning the matters covered by this Agreement without the approval of the other, except as required by law or applicable regulation, and each shall in all events use its best efforts to permit the other with an opportunity to review and comment upon any such release or statement prior to dissemination.

     Section 6.8 Tax-Free Transaction. ATI and the Company shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

     Section 6.9 Pooling Accounting. Each of ATI and the Company shall use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. The Company shall use its best efforts to cause its Affiliates (as defined in Section 6.10) not to take any action that would adversely affect the ability of ATI to account for the Merger as a pooling of interests.

     Section 6.10 Affiliate Agreements. Within two weeks following the date of this Agreement, the Company will provide ATI with a list of those persons who are, in the Company's reasonable judgment, "affiliates" of the

Company within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145") (each such person who is an "affiliate" of the Company within the meaning of Rule 145 is hereafter referred to as an "Affiliate"). The Company shall provide ATI with such information and documents as ATI shall reasonably request for purposes of reviewing such list and the Company shall notify ATI in writing regarding any change in the identity of its Affiliates prior to the Closing Date. The Company shall use its best efforts to deliver or cause to be delivered to ATI prior to the Effective Time from each of its Affiliates an executed Affiliate Agreement in substantially the form attached hereto as Annex III (each an "Affiliate Agreement"). ATI shall be entitled to place appropriate legends on the certificates evidencing any ATI Common Stock to be received by such Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the ATI Common Stock, consistent with the terms of the Affiliate Agreements.

     Section 6.11 NYSE Listing. ATI shall use its best efforts to cause the shares of ATI Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange.

     Section 6.12 Company Stock Options and Rights. (a) Prior to the Effective Time, the Company shall take such actions as may be necessary such that at the Effective Time each option ("Option") to acquire Company Common Stock outstanding after the Effective Time under the Company Option Plans and each Warrant outstanding after the Effective Time under the Warrant Agreement, whether or not then exercisable, shall be converted into and become a right with respect to ATI Common Stock. From and after the Effective Time, (i) each Option or Warrant assumed by ATI may be exercised solely for ATI Common Stock, (ii) the number of shares of ATI Common Stock subject to each Option or Warrant shall be equal to the product of (A) the number of shares of Company Common Stock previously subject to such Option or Warrant and (B) the Conversion Number, and
(iii) the per share exercise price for each Option or Warrant shall be equal to
(y) the exercise price per share for the shares of Company Common Stock previously purchasable or subject to such Option or Warrant divided by (z) the Conversion Number, rounded to the nearest cent. At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Company Option Plans and the Warrant Agreement and the Options and Warrants to permit the assumption of unexercised Options and Warrants by ATI pursuant to this Section 6.12; provided, however, that such arrangements shall not include any change in the terms of the applicable plans if such change would, in the opinion of the Company's or ATI's independent public accountants, have an adverse effect on ATI's ability to account for the Merger as a pooling of interests for financial reporting purposes.

     (b) Prior to the Effective Time, the Company shall take such actions as are satisfactory to ATI and as may be necessary such that at the Effective Time each stock appreciation right ("SAR") outstanding after the Effective Time under the Company's Long Term Incentive Compensation Stock Appreciation Rights Plan (the "SAR Plan"), whether or not then exercisable, shall be converted into and become a right with respect to ATI Common Stock, and each right to receive shares of Company Common Stock under the Excess Benefit Plan will become a right with respect to ATI Common Stock. From and after the Effective Time, each outstanding Unit (as defined in the SAR Plan) shall become 1.296 Units, the Fair Market Value of a Share (in each case as defined in the SAR Plan) upon exercise of a Unit shall be determined by reference to the fair market value of a share of ATI Common Stock, and the "Fair Market Value on the Grant Date" (as defined in the SAR Plan) shall be equal to the Fair Market Value of the Company Common Stock on the Grant Date divided by the Conversion Number, rounded to the nearest cent. Each right to receive a share of Company Common Stock under the Excess Benefit Plan shall be converted into the right to receive 1.296 shares of ATI Common Stock.

     (c) The Company shall as soon as practicable after the date hereof take such actions as may be necessary to amend or clarify the Stock Compensation Plans in a manner satisfactory to ATI such that at the Effective Time, all rights ("Rights") thereunder to acquire Company Common Stock after the Effective Time shall become rights with respect to ATI Common Stock; provided, however, that such actions shall not include any change in the terms of the Stock Compensation Plans if such change would, in the opinion of ATI's independent public accountants, have an adverse effect on ATI's ability to account for the Merger as a pooling of interests for financial reporting purposes.

     (d) Effective as of the Effective Time, ATI shall assume each Option and Warrant in accordance with the terms of the Company Option Plans, the Warrant Agreement and any agreement by which they are evidenced, and shall assume the obligation to issue shares of ATI Common Stock under the Excess Benefit Plan and the Stock Compensation Plans (as amended or clarified pursuant to Section 6.12(c)). At or prior to the Effective Time, ATI shall take all corporate action necessary to reserve for issuance a sufficient number of shares of ATI Common Stock for delivery upon exercise of all Options and Warrants assumed by it and for delivery under the Excess Benefit Plan and the Stock Compensation Plans (as amended or clarified pursuant to Section 6.12(c)) in accordance with this Section 6.12. As soon as practicable after the Effective Time, ATI shall file one or more registration statements on Form S-8 or any successor or other appropriate form with respect to the shares of ATI Common Stock subject to the Options and the Warrants, the SARs and the shares of ATI Common Stock issuable under the Excess Benefit Plan and the Stock Compensation Plans (as amended or clarified pursuant to Section 6.12(c)). ATI shall use all reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Options, Warrants or SARs remain outstanding or shares of ATI Common Stock are issuable under the Excess Benefit Plan and the Stock Compensation Plans (as amended or clarified under Section 6.12(c)).

     Section 6.13 Indemnification. (a) The Company shall and, from and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time through the date of this Agreement or who becomes prior to the Effective Time, an officer or director of the Company or any of its Subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company or any of its Subsidiaries or is or was a plan fiduciary serving at the request of the Company or any of its Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") to the full extent the Company would have been permitted to do so under the Company's Restated Articles of Incorporation, its Bylaws, any indemnity agreements with the Company and under Oregon law (and the indemnifying party shall advance expenses prior to the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by Oregon law upon receipt of any undertaking required by applicable Oregon law) or (ii) all liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Company (or the Surviving Corporation after the Effective Time) may retain counsel satisfactory to it and the Indemnified Parties, and shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties, and
(ii) the Company (or after the Effective Time, the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither the Company nor the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 6.13, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Company or the Surviving Corporation (but the failure so to notify shall not relieve the Company or the Surviving Corporation from any liability which it may have under this Section 6.13(a) except to the extent such failure prejudices such party), and shall deliver to the Company (or after the Effective Time the Surviving Corporation) the affirmation and undertaking contemplated by Section
60.397 of the OBCA. The Indemnified Parties as a group shall only be entitled to be represented by one law firm to represent them as a group with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

     (b) For a period of at least five years after the Effective Time, ATI or the Surviving Company shall cause to be maintained in effect standard policies of directors' and officers' liability insurance of at least the same coverage and containing terms that are no less advantageous with respect to matters occurring at or prior to the Effective Time as such policies maintained by the Company as of the date hereof; provided, that in no event shall ATI or the Surviving Company be required to expend, in order to maintain or procure insurance coverage pursuant to this Section 6.13(b), any amount per annum in excess of 200 percent of the per annum amounts paid by the Company as of the date hereof; provided, further, that if such insurance cannot be so maintained or obtained at such cost, ATI or the Surviving Corporation shall maintain or obtain a policy providing the best coverage available for such premium cost.

     (c) The provisions of this Section 6.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     Section 6.14 Additional Agreements; Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement; provided that ATI shall not be required to take any action to comply with any legal requirement or agree to the imposition of any order of any Governmental Entity that would (i) prohibit or restrict the ownership or operation by ATI of any portion of the business or assets of ATI or the Company (or any of their respective Subsidiaries), (ii) compel ATI or the Company (or any of their respective Subsidiaries) to dispose of or hold separate any portion of its or the Company's business or assets, or (iii) impose any limitation on the ability of ATI or the Surviving Corporation or any of their respective affiliates or Subsidiaries to own or operate the business and operations of the Company and its Subsidiaries. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of the Company, the proper officers and directors of each party to this Agreement shall take all such necessary action to effectuate the same.

                                  ARTICLE VII
                            CONDITIONS TO THE MERGER

     Section 7.1 Conditions to Each Party's Obligation to Effect the Merger.
 The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

     (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Company.

     (b) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (c) Other Required Authorizations. All required authorizations necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained and, other than the filing provided for by Section 1.1, all other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure to obtain which would have a Material Adverse Effect on ATI or the Company, shall have been filed, occurred or been obtained.

     (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     (e) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting ATI's conduct or operation of the business of the Company after the Merger shall have been issued, nor shall there be any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

     (f) Listing. The shares of ATI Common Stock to be issued in the Merger shall have been approved for listing on the New York Stock Exchange subject to official notice of issuance.

     (g) Consents. Each of the Company and ATI shall have obtained all consents required to consummate the transactions contemplated by this Agreement, including the Merger, and all other consents in connection with the Merger and the other transactions contemplated hereby, the failure to obtain which would have a Material Adverse Effect on ATI or the Company.

     Section 7.2 Additional Conditions to Obligations of ATI and Sub. The obligations of ATI and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by ATI and Sub:

     (a) Representations and Warranties of the Company. The representations and warranties of the Company set forth in this Agreement (i) that are qualified as to materiality or as to a Material Adverse Effect with respect to the Company shall be true and correct and (ii) that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except
(A) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (B) for changes contemplated by this Agreement) and ATI shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

     (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and ATI shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

     (c) Tax Opinion. ATI shall have received a written opinion from Kirkpatrick & Lockhart LLP, counsel to ATI, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may rely upon representations and certificates of ATI, Sub and the Company.

     (d) Company Rights Agreement. The Company Rights Agreement shall have been amended or terminated immediately prior to the Effective Time and the holders of Company Common Stock shall have no rights under the Company Rights Agreement as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

     (e) Letter of Accountants. ATI shall have received a letter of Coopers & Lybrand LLP, the Company's independent auditors, dated the Closing Date, updating the letter referred to in Section 6.3.

     (f) Pooling Letters. ATI shall have received letters from Coopers & Lybrand LLP, the Company's independent auditors, and Ernst & Young LLP, ATI's independent auditors, each dated the date of the Proxy Statement/Prospectus, which letters shall be confirmed in writing at the Effective Time, stating that the business combination to be effected by the Merger will qualify as a pooling of interests under generally accepted accounting principles.

     (g) Affiliate Agreements. ATI shall have received from each of the Company's Affiliates an executed copy of an Affiliate Agreement substantially in the form of Annex III hereto.

     (h) Resignation of Company Directors. All of the members of the Board of Directors of the Company shall have submitted their written resignations as directors of the Company effective as of the Effective Time.

     (i) No Material Adverse Change. Since the date of this Agreement, there shall have been no changes, occurrences or circumstances involving the business, results of operations or financial condition or prospects of the Company and its Subsidiaries that, individually or taken together, constitute a Material Adverse Effect with respect to the Company.

     Section 7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

     (a) Representations and Warranties of ATI and Sub. The representations and warranties of ATI and Sub set forth in this Agreement (i) that are qualified as to materiality or as to a Material Adverse Effect with respect to ATI shall be true and correct and (ii) that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except (A) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (B) for changes contemplated by this

Agreement) and the Company shall have received a certificate signed on behalf of ATI by the chief executive officer and the chief financial officer of ATI to such effect.

     (b) Performance of Obligations of ATI and Sub. ATI and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of ATI by the chief executive officer and the chief financial officer of ATI to such effect.

     (c) Tax Opinion. The Company shall have received the opinion of Schwabe, Williamson & Wyatt, P.C., counsel to the Company, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may rely upon representations and certificates of ATI, Sub and the Company.

     (d) No Material Adverse Change. Since the date of this Agreement, there shall have been no changes, occurrences or circumstances involving the business, results of operations or financial condition or prospects of ATI and its Subsidiaries that, individually or taken together, constitute a Material Adverse Effect with respect to ATI.

                                  ARTICLE VIII
                           TERMINATION AND AMENDMENT

     Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time by written notice by the terminating party to the other party under the circumstances set forth below:

     (a) by mutual written consent of ATI and the Company; or

     (b) by either ATI or the Company if the Merger shall not have been consummated by March 31, 1998 (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to perform or fulfill any material obligation under this Agreement has been a cause of, or has resulted in, the failure of the Merger to occur on or before such date); or

     (c) by either ATI or the Company if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

     (d) by either ATI or the Company, if, at the Company Shareholders Meeting (including any adjournment or postponement thereof), the requisite vote of the shareholders of the Company in favor of approval and adoption of this Agreement and approval of the Merger shall not have been obtained; or

     (e) by ATI, if the Board of Directors of the Company shall have exercised any of its rights set forth in the second sentence of Section 6.1(b); or

     (f) by ATI, if any of the covenants or agreements of the Company set forth in Section 6.1 shall have been breached; or

     (g) by ATI, if for any reason the Company fails to call and hold the Company Shareholders Meeting by March 31, 1998, unless such failure is due to the fact that (A) the Registration Statement was not declared effective sufficiently in advance of such date to enable the Company to hold the Company Shareholders Meeting by such date or (B) a court has enjoined or temporarily restrained the Merger, and any such occurrence or omission has not resulted from any breach of this Agreement by the Company; or

     (h) by ATI or the Company, if (i) the other party has breached any representation or warranty contained in this Agreement, and such breach shall not have been cured prior to the Effective Time (except where such breach would not have a Material Adverse Effect on the party having made such representation or warranty and would not have a material adverse effect upon the transactions contemplated by this Agreement), or (ii) if there has been a breach of a covenant or agreement set forth in this Agreement on the part of the other party (other than the covenants or agreements of the Company set forth in Section 6.1), which shall not have been cured within three days following receipt by the breaching party of written notice of such breach from the other party; or

     (i) by the Company pursuant to Section 6.1(b).

     Section 8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of ATI, the Company, Sub or their respective officers, directors, stockholders or Affiliates except as set forth in the Confidentiality Agreement referred to in Section 6.1(a) and as set forth in Section 8.3 and further except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement or as provided for in the Confidentiality Agreement; provided that, the provisions of
Section 8.3 of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

     Section 8.3 Fees and Expenses. (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that ATI and the Company shall share equally all fees and expenses, other than attorneys' and accounting fees and expenses, incurred in relation to the printing and filing of the Proxy Statement/Prospectus (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

     (b) The Company shall reimburse ATI for all reasonable out-of-pocket expenses incurred by ATI relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, reasonable fees and expenses of ATI's outside counsel, accountants and financial advisors) in an amount not to exceed $2.0 million (i) upon the termination of this Agreement by ATI pursuant to Section 8.1(g), (ii) upon termination of this Agreement by ATI pursuant to Section 8.1(h) as a result of a willful breach of any representation, warranty, covenant or agreement of the Company contained herein, or (iii) in the event a termination fee is payable in accordance with Section 8.3(c) or Section 8.3(d), and ATI shall reimburse the Company for reasonable out-of-pocket expenses incurred by the Company relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, reasonable fees and expenses of the Company's outside counsel, accountants and financial advisors), in an amount not to exceed $2.0 million upon the termination of this Agreement by the Company pursuant to Section 8.1(h) as a result of a willful breach of any representation, warranty, covenant or agreement of ATI contained herein.

     (c) The Company shall pay ATI a termination fee of $11.0 million (less the amount of any expenses of ATI reimbursed by the Company pursuant to Section 8.3(b)) upon the termination of this Agreement by ATI or the Company pursuant to
Section 8.1(d), and if prior to such termination an Acquisition Proposal with respect to the Company was commenced, publicly proposed or publicly disclosed and, shall pay ATI an additional $11.0 million, if within 12 months after such termination the Company shall have entered into an Acquisition Agreement relating to an Acquisition Proposal or any Acquisition Proposal shall have been consummated.

     (d) The Company shall pay ATI a termination fee of $22.0 million (less the amount of expenses of ATI reimbursed by the Company pursuant to Section 8.3(b)) upon the earliest to occur of the following events:

          (i) the termination of this Agreement by ATI pursuant to Section 8.1(e) or Section 8.1(f); or

          (ii) the termination of this Agreement by ATI pursuant to Section 8.1(h) as a result of a willful breach of any representation, warranty, covenant or agreement of the Company contained herein; or

          (iii) the termination of this Agreement by ATI pursuant to Section 8.1(g) if prior to such termination an Acquisition Proposal with respect to the Company was commenced, publicly proposed or publicly disclosed or communicated to the Board of Directors of the Company (or the willingness of any person to make such an Acquisition Proposal was publicly disclosed or was communicated to the Board of Directors of the Company) and within 12 months after such termination the Company shall have entered into an Acquisition Agreement relating to an Acquisition Proposal or any Acquisition Proposal shall have been consummated; or

          (iv) the termination of this Agreement by the Company pursuant to
     Section 8.1(i).

     (e) The expenses and fee, if applicable, payable pursuant to Sections 8.3(b), 8.3(c) and 8.3(d) shall be paid (in same-day funds) within five business days after the first to occur of any of the events described in

Section 8.3(b), 8.3(c) or 8.3(d); provided, however, that in no event shall the Company or ATI, as the case may be, be required to pay such expenses and fee to the other if, immediately prior to the termination of this Agreement, the party to receive such expenses and fee was in material breach of its obligations under this Agreement.

     Section 8.4 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of this Agreement and the Merger by the shareholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 8.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE IX
                                 MISCELLANEOUS

     Section 9.1 Nonsurvival of Representations, Warranties and Agreements.
 None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 2.1, 2.2, 2.3, 6.12, 6.13, 6.14, 8.2, 8.3, the last sentence of Section 8.4 and Article IX, and the agreements of the Affiliates of the Company delivered pursuant to Section 6.10. The Confidentiality Agreement shall survive the execution and delivery of this Agreement.

     Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to ATI or Sub, to:

          Richard P. Simmons
          Chairman of the Board, President
          and Chief Executive Officer
          Allegheny Teledyne Incorporated
          1000 Six PPG Place
          Pittsburgh, Pennsylvania 15222-5479
          Facsimile: (412) 394-3010

          with a copy to:

          Jon D. Walton
          Senior Vice President, General Counsel
          and Secretary
          Allegheny Teledyne Incorporated
          1000 Six PPG Place
          Pittsburgh, Pennsylvania 15222-5479
          Facsimile: (412) 394-3010
            and to:

            Ronald D. West
          Kirkpatrick & Lockhart LLP
          1500 Oliver Building
          Pittsburgh, Pennsylvania 15222
          Facsimile: (412) 355-6501

        (b) if to the Company, to:

          Carlos E. Aguirre
          Chairman of the Board, President
          and Chief Executive Officer
          Oregon Metallurgical Corporation
          530 Southwest 34th Avenue
          P. O. Box 580
          Albany, Oregon 97321-0177
          Facsimile: (541) 917-0647

            with a copy to:

          Carmen M. Calzacorta
            Schwabe Williamson & Wyatt P.C.
          Pacwest Center, Suites 1600-1950
          1211 Southwest Fifth Avenue
          Portland, Oregon 97204-3795
          Facsimile: (503) 796-2900

     Section 9.3 Certain Definitions; Interpretation. As used in this Agreement, (i) any reference to the Company refers to the Company and its Subsidiaries taken as a whole, (ii) any reference to ATI refers to ATI and its Subsidiaries taken as a whole, (ii) the term "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (a) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries taken as a whole, and (iii) any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to any entity (or group of entities taken as a whole) means such state of facts, event, change or effect as has had, or could reasonably be expected to have, a material adverse effect on the business, assets, results of operations, financial condition or prospects of such entity (or, if with respect thereto, of such group of entities taken as a whole), on the ability of such entity (or group of entities) to conduct its (or their) respective business or businesses after the Effective Time substantially as such business or businesses are being conducted as of the date hereof or on the ability of such entity (or group of entities) to consummate the transactions contemplated hereby or to perform its obligations hereunder; provided, however, as used in this Agreement, a Material Adverse Effect with respect to the Company or ATI, as the case may be, shall be so construed as to mean the Company or ATI and its respective Subsidiaries taken as a whole. When used herein, the term "material" for all purposes of this Agreement means material to the party referred to and its Subsidiaries taken as a whole. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October 31, 1997.

     Section 9.4 Knowledge. All references in this Agreement or any certificate to the knowledge of a party shall mean the knowledge of any officer or officers of such party (but only the officer executing any such certificate, in the case of a certificate) and shall reflect reasonable inquiry by such officer or officers specifically with respect to the statement made subject to such knowledge.

     Section 9.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 9.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the Confidentiality Agreement and the other documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.13, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 9.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

     Section 9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign its rights and interests hereunder to ATI and ATI may assume the obligations hereunder of Sub. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 9.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     Section 9.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     IN WITNESS WHEREOF, ATI, Sub and the Company have caused this Agreement to be signed by their respective officers, thereunto duly authorized, as of the date first set forth above.

ALLEGHENY TELEDYNE INCORPORATED

By:               /s/ RICHARD P. SIMMONS
    -----------------------------------------------------
    Title: Chairman of the Board,
          President and Chief Executive Officer

SEA MERGER, INC.

By:               /s/ ARTHUR H. ARONSON
    -----------------------------------------------------
    Title: President

OREGON METALLURGICAL CORPORATION

By:               /s/ CARLOS E. AGUIRRE
    -----------------------------------------------------
    Title: Chairman of the Board,
          President and Chief Executive Officer

                                                                         ANNEX I

     (a) Exchange Agent. As of the Effective Time, ATI shall make available, or shall cause to be made available, to ChaseMellon Shareholder Services, LLC, or such other exchange agent selected by ATI and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with Article II, certificates representing the shares of ATI Common Stock issuable pursuant to Article II. ATI will provide to the Exchange Agent on a timely basis funds necessary to pay any cash payable in lieu of fractional shares of ATI Common Stock pursuant to paragraph (c) below and funds or other property necessary to pay or make any dividend or distribution with respect to ATI Common Stock pursuant to paragraph
(d) below.

     (b) Exchange Procedures. Promptly after the Effective Time, ATI shall cause the Exchange Agent to mail to each person who was, at the Effective Time, a holder of record of a certificate formerly representing shares of Company Common Stock (a "Certificate") (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to a Certificate shall pass, upon (and only upon) delivery of that Certificate to the Exchange Agent, and which shall be in such form and have such other provisions as ATI may specify, and (ii) instructions for use in effecting the surrender of a Certificate in exchange for a certificate or certificates representing shares of ATI Common Stock. Upon surrender to the Exchange Agent of a Certificate together with such a letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of ATI Common Stock which such holder has the right to receive in respect of such Certificate pursuant to the provisions of Article II, a check in the amount of any cash which such holder has the right to receive (i) in lieu of fractional shares of ATI Common Stock pursuant to paragraph (c) below and (ii) with respect to any dividends or distribution with respect to ATI Common Stock pursuant to paragraph (d) below, and the Certificate so surrendered shall forthwith be canceled. No interest will accrue or be payable on any amount payable upon surrender of a Certificate. Until so surrendered as contemplated hereby each Certificate will be deemed at any time after the Effective Time to represent only the right to receive, upon surrender of such Certificate, a certificate representing ATI Common Stock, cash in lieu of fractional shares of ATI Common Stock and any dividends or distribution with respect to shares of ATI Common Stock as aforesaid. In the event of a transfer of ownership of Company Common Stock that is not registered on the transfer records of the Company, certificates representing the proper number of shares of ATI Common Stock and any cash in lieu of fractional shares and any dividends or distributions as aforesaid may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of the issuance of shares of ATI Common Stock and any cash in lieu of fractional shares and any dividends or distributions as aforesaid to a person other than the registered holder of such Certificate or establish to the satisfaction of ATI that such tax has been paid or is not applicable. Certificates surrendered for exchange by any person designated as an Affiliate of the Company (as defined in Section 6.10) shall not be exchanged until ATI has received a written Affiliate Agreement from such person as provided in Section 6.10.

     (c) Fractional Shares. Notwithstanding the foregoing or any other provision of Article II, no fractional shares of ATI Common Stock will be issued hereunder and any holder of Company Common Stock entitled hereunder to receive a fraction of a share of ATI Common Stock but for this provision will be entitled hereunder to receive a cash payment in lieu thereof, without interest, in an amount, less the amount of any withholding taxes which may be required thereon, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled multiplied by (ii) the average of the high and low sales prices per share of ATI Common Stock as reported on the New York Stock Exchange Composite Transactions Tape on the date of the Company Shareholders Meeting if within 5 days of the Effective Time, otherwise the trading day immediately preceding the date of the Effective Time. For purposes of paying such cash in lieu of fractional shares, all Certificates representing shares of Company Common Stock surrendered for exchange by a Company shareholder on the same letter of transmittal shall be aggregated, and no such Company shareholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of ATI Common Stock with respect to such Certificates surrendered.

     (d) Distributions with Respect to Unexchanged Shares; Voting Rights. Notwithstanding any other provision of this Agreement, no dividends or other distributions on shares of ATI Common Stock shall be paid to any person holding an unexchanged Certificate representing the right to receive shares of ATI Common Stock with respect to such shares of ATI Common Stock nor shall any such shares of ATI Common Stock be deemed to be outstanding and represent the right to vote or give or express consent for any purpose until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing shares of ATI Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such shares of ATI Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender thereof and a payment date subsequent to surrender thereof payable with respect to such shares of ATI Common Stock, less the amount of any withholding taxes which may be required thereon.

     (e) Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to ATI, they shall be canceled and exchanged for certificates for shares of ATI Common Stock, cash in lieu of fractional shares and dividends or distributions with respect to shares of ATI Common Stock, if any, in accordance with the procedures set forth herein.

     (f) Termination of Exchange Fund. Any portion of the certificate for shares of ATI Common Stock issuable pursuant to Article II and cash or other property deposited with the Exchange Agent that has not been claimed by the former shareholders of the Company within six months following the Effective Time shall be delivered to ATI at the end of such period. Any former shareholder of the Company who has not complied with the foregoing provisions by the end of such period shall thereafter look only to ATI for delivery of the shares of ATI Common Stock and as a general creditor for payment of unpaid cash in lieu of fractional shares or dividends and distributions on such shares of ATI Common Stock pursuant to the provisions hereof deliverable in respect of each share of Company Common Stock such shareholder previously held, as determined pursuant to this Agreement, in each case without any interest thereon.

     (g) No Liability. (i) Notwithstanding any other provision of this Agreement, none of ATI, the Exchange Agent, the Company or any other person shall be liable to any person for any amount properly delivered to a public official upon such request pursuant to applicable abandoned property, escheat or similar laws.

        (ii) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as ATI may direct as indemnity against any claim that may be made against it or the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate a certificate representing shares of ATI Common Stock, unpaid dividends and distributions on those shares of ATI Common Stock and cash in lieu of any fractional share of ATI Common Stock, all as deliverable in respect thereof pursuant to this Agreement.

     (h) Withholding Rights. ATI will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provisions of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding was made.

                                                                        ANNEX II

                         AMENDMENT TO RIGHTS AGREEMENT

     This Amendment to Rights Agreement (this "Amendment") is entered into as of October 31, 1997 between OREGON METALLURGICAL CORPORATION, an Oregon corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, LLC (the "Rights Agent").

     WHEREAS, upon the terms and subject to the conditions of that certain Rights Agreement dated as of December 12, 1996 and as amended as of July 24, 1997 (the "Rights Agreement"), between the Company and the Rights Agent, the Board of Directors of the Company has authorized the issuance of Rights; and

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to amend the Rights Agreement as set forth herein immediately prior to and in connection with the execution and delivery of that certain Agreement and Plan of Merger, dated as of October 31, 1997, as the same may be from time to time amended, among Allegheny Teledyne Incorporated, a Delaware corporation, Sea Merger Inc., an Oregon corporation and a wholly-owned subsidiary of ATI, and the Company; and

     WHEREAS, there has been delivered to the Rights Agent a certificate from a duly authorized officer of the Company stating that this Amendment is in compliance with the terms of Section 26 of the Rights Agreement.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Section 1(s) of the Rights Agreement is hereby amended to read in its entirety as follows:

        "(s) "Expiration Date" shall mean the earlier of (i) December 11, 2006 and (ii) the time immediately prior to the Effective Time (as defined in the Agreement and Plan of Merger, dated as of October 31, 1997, as the same may be from time to time amended (the "Merger Agreement"), among Allegheny Teledyne Incorporated, a Delaware corporation ("ATI"), Sea Merger, Inc., an Oregon corporation and a wholly-owned subsidiary of ATI, and the Company)."

     2. The Rights Agreement is hereby amended by adding Section 35 as follows:

        "Section 35. ATI Transactions.

        Notwithstanding anything contained in this Rights Agreement to the contrary, no Distribution Date, Share Acquisition Date or Triggering Event shall be deemed to have occurred, neither ATI nor any Affiliate or Associate of ATI shall be deemed to have become an Adverse Person, Acquiring Person or Interested Shareholder and no holder of Rights shall be entitled to exercise such Rights under or be entitled to any rights under this Rights Agreement, including pursuant to Section 7, 11 or 13 of this Rights Agreement, by reason of (x) the approval, execution, delivery or effectiveness of the Merger Agreement or (y) the consummation of any of the transactions contemplated by the Merger Agreement in accordance with the terms thereof or the taking of any action by any party thereto or any Affiliate or Associate thereof to facilitate the consummation of any such transactions."

     3. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

     4. This Amendment shall be deemed effective as of October 31, 1997, as if executed by both parties on such date. Except as amended hereby, the Rights Agreement shall remain unchanged and shall remain in full force and effect.

     5. This Amendment may be executed in two counterparts, each of which shall be an original, but both of which together shall constitute one instrument.

     6. All exhibits to the Rights Agreement have been amended to conform with this Amendment to Rights Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the date first above written.

ATTEST:

By:
    -----------------------------------------------------

Name:
       -----------------------------------------------------

Title:
     ----------------------------------------------------

By:
    -----------------------------------------------------

Name:
       -----------------------------------------------------

Title:
     ----------------------------------------------------
OREGON METALLURGICAL CORPORATION

By:
    -----------------------------------------------------

Name:
       -----------------------------------------------------

Title:
     ----------------------------------------------------

CHASEMELLON SHAREHOLDER SERVICES, LLC

By:
    -----------------------------------------------------

Name:
       -----------------------------------------------------

Title:
     ----------------------------------------------------

                                                                       ANNEX III

       , 199

Allegheny Teledyne Incorporated
1000 Six PPG Place
Pittsburgh, PA 15222

Ladies and Gentlemen:

     The undersigned has been advised that as of the date hereof the undersigned may be deemed to be an "affiliate" of Oregon Metallurgical Corporation, an Oregon corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of October 31, 1997 (the "Agreement"), among Allegheny Teledyne Incorporated, a Delaware corporation ("ATI"), Sea Merger Inc., an Oregon corporation and a wholly owned subsidiary of ATI ("Sub"), and the Company at the Effective Time (as defined in the Agreement), Sub will be merged with and into the Company (the "Merger"), and the Company will become a wholly owned subsidiary of ATI.

     As a result of the Merger, the undersigned may receive shares of Common Stock, par value $.10 per share ("ATI Common Stock"), of ATI in exchange for shares of Common Stock, par value $1.00 per share, of the Company owned by the undersigned.

     The undersigned hereby represents and warrants to, and covenants with, ATI that in the event the undersigned receives any ATI Common Stock in the Merger:

     (A) The undersigned shall not make any sale, transfer or other disposition of the ATI Common Stock in violation of the Act or the Rules and Regulations.

     (B) The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the ATI Common Stock, to the extent the undersigned has felt it necessary, with the undersigned's counsel or counsel for the Company.

     (C) The undersigned has been advised that the issuance of shares of ATI Common Stock to the undersigned in the Merger has been registered under the Act by a Registration Statement on Form S-4. However, the undersigned has also been advised that because (i) at the time of submission of the Agreement and the Merger for a vote of the shareholders of the Company the undersigned may be deemed an affiliate of the Company and (ii) the distribution by the undersigned of ATI Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of ATI Common Stock issued to the undersigned in the Merger unless (a) such sale, transfer or other disposition has been registered under the Act, (b) such sale, transfer or other disposition is made in conformity with the volume and other limitations imposed by Rule 145 under the Act, or (c) in the opinion of counsel reasonably acceptable to ATI, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     (D) The undersigned understands that ATI will be under no obligation to register the sale, transfer or other disposition of the ATI Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     (E) The undersigned understands that stop transfer instructions will be given to ATI's transfer agent with respect to the ATI Common Stock owned by the undersigned and that there may be placed on the certificates for the ATI Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

         "The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this may only be transferred in accordance the
         terms of a letter agreement dated             , 199 , a copy of which
         agreement is on file at the principal offices of Allegheny Teledyne Incorporated."

     (F) The undersigned also understands that unless the transfer by the undersigned of the undersigned's ATI Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145 under the Act, the Company reserves the right, in its sole discretion, to place the following legend on the certificates issued to any transferee of shares from the undersigned:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

         It is understood and agreed that the legend set forth in paragraph E or F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to ATI (i) a copy of a letter from the staff of the Commission, or an opinion of counsel, in form and substance reasonably satisfactory to ATI to the effect that such legend is not required for purposes of the Act or (ii) reasonably satisfactory evidence or representations that the shares represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145.

         The undersigned further represents and warrants to, and covenants with, ATI that the undersigned did not, within the 30 days prior to the Effective Time (as defined in the Agreement), sell, transfer or otherwise dispose of any shares of Company Common Stock or ATI Common Stock held by the undersigned, and that the undersigned will not sell, transfer or otherwise dispose of the ATI Common Stock received by the undersigned in the Merger until after such time as results covering at least 30 days of combined operations of ATI and the Company have been published by ATI within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

                                        Very truly yours,

Acknowledged this      day of             , 199 .

ALLEGHENY TELEDYNE INCORPORATED

By:
----------------------------------------------------

Name:
-------------------------------------------------

Title:
--------------------------------------------------

                                                                      APPENDIX B

Salomon Brothers Logo

October 31, 1997

Board of Directors
Oregon Metallurgical Corporation
530 34th Avenue S.W.
Albany, Oregon 97231

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $1.00 per share ("Company Common Stock"), of Oregon Metallurgical Corporation (the "Company"), of the consideration to be received by such holders in connection with the proposed merger (the "Merger") of the Company and Sea Merger Inc. ("Allegheny Teledyne Sub"), a newly-created and wholly owned subsidiary of Allegheny Teledyne Incorporated ("Allegheny Teledyne"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 31, 1997, by and among Allegheny Teledyne, Allegheny Teledyne Sub and the Company. In the Merger, each issued and outstanding share of Company Common Stock (other than Company Common Stock held by the Company as treasury stock or owned by Allegheny Teledyne, Allegheny Teledyne Sub or any other wholly owned subsidiary of Allegheny Teledyne) will be converted into and become 1.296 fully paid and nonassessable shares (the "Conversion Number") of common stock, par value $.10 per share, of Allegheny Teledyne ("Allegheny Teledyne Common Stock"). In addition, immediately prior to the Merger, each outstanding Right to acquire shares of Company Common Stock issued pursuant to that certain Rights Agreement, dated as of December 12, 1996, and amended as of July 24, 1997, by and between the Company and ChaseMellon Shareholder Services, LLC, will expire in accordance with the terms of such Rights Agreement, as amended.

In connection with rendering our opinion, we have reviewed certain publicly available information concerning the Company and Allegheny Teledyne and certain other financial information concerning the Company and Allegheny Teledyne, including financial forecasts, that were provided to us by the Company and Allegheny Teledyne, respectively. We have discussed the past and current business operations, financial condition and prospects of the Company and Allegheny Teledyne with certain officers and employees of the Company and Allegheny Teledyne, respectively. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.

In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purpose of this opinion and we have not assumed any responsibility for independent verification of such information. With respect to the financial forecasts of the Company and Allegheny Teledyne, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the Company and Allegheny Teledyne, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We have also with your permission assumed that the Merger will be effected on a basis that is tax-free to the holders of Company Common Stock pursuant to the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that such transaction will be accounted for as a "pooling of interests" under generally accepted accounting principles. We have not assumed any responsibility for any independent evaluation or appraisal of any of the assets (including properties and facilities) or liabilities of the Company or Allegheny Teledyne.

Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof. Our opinion as expressed below does not imply any conclusion as to the likely trading range for Allegheny Teledyne Common Stock following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Our opinion does not address the Company's underlying business decision to effect the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the

Conversion Number to holders of Company Common Stock and does not constitute a recommendation concerning how holders of Company Common Stock should vote with respect to the Merger.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon execution of the Merger Agreement and the delivery of this opinion and the unpaid remainder of which is contingent upon consummation of the Merger. In the ordinary course of business, we may actively trade the securities of the Company and Allegheny Teledyne for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we have previously rendered certain investment banking and financial advisory, and other services to the Company for which we have received customary compensation. We have also provided investment banking, financial advisory and other services to Allegheny Teledyne and its predecessors and affiliates.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Conversion Number is fair, from a financial point of view, to the holders of Company Common Stock.

Very truly yours,

/s/ SALOMON BROTHERS INC.

Salomon Brothers Inc

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article SEVEN of the Restated Certificate of Incorporation of Allegheny Teledyne Incorporated ("Allegheny Teledyne") provides, among other things, that the personal liability of directors of Allegheny Teledyne is so eliminated.

     Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a director or officer of the corporation if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article EIGHT of the Restated Certificate of Incorporation of Allegheny Teledyne provides that Allegheny Teledyne will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of Allegheny Teledyne as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Allegheny Teledyne is also authorized to maintain insurance on behalf of any person who is or was a director or officer of Allegheny Teledyne, or is or was serving at the request of Allegheny Teledyne as a director, officer, employee or agent of another entity against any liability asserted against such person and incurred by such person in any such capacity or arising out of his or her status as such, whether or not Allegheny Teledyne would have the power to indemnify such person against such liability under the DGCL.

ITEM 21. EXHIBITS.

     The following exhibits are filed as part of this registration statement:

EXHIBIT NO.                                      DESCRIPTION
-----------    --------------------------------------------------------------------------------
   2.1         Agreement and Plan of Merger, dated as of October 31, 1997, among Allegheny
               Teledyne Incorporated, Sea Merger Inc. and Oregon Metallurgical Corporation
               (Appears as Appendix A to the Proxy Statement/Prospectus forming part of this registration statement)
   2.2         Form of Amendment to Rights Agreement, dated as of October 31, 1997, between
               Oregon Metallurgical Corporation and ChaseMellon Shareholders Services, LLC
               (Appears as Annex II to Appendix A to the Proxy Statement/Prospectus forming part of this registration statement)
   5.1         Opinion of Jon D. Walton, Esquire as to the legality of the securities being registered
   8.1         Opinion of Kirkpatrick & Lockhart LLP regarding certain tax matters
   8.2         Opinion of Schwabe Williamson & Wyatt, P.C. regarding certain tax matters
  23.1         Consent of Jon D. Walton, Esquire (Included in opinion filed as Exhibit 5.1)
  23.2         Consent of Kirkpatrick & Lockhart LLP (Included in opinion filed as Exhibit 8.1)
  23.3         Consent of Schwabe Williamson & Wyatt, P.C. (Included in opinion filed as
               Exhibit 8.2)
  23.4         Consent of Ernst & Young LLP
  23.5         Consent of Arthur Andersen LLP
  23.6         Consent of Coopers & Lybrand L.L.P.
  23.7         Consent of Salomon Brothers Inc
  24.1         Power of Attorney (Appears as part of signature page)
  99.1         Form of Proxy of Oregon Metallurgical Corporation

ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on February 20, 1998.

                                          ALLEGHENY TELEDYNE INCORPORATED

                                          By:      /s/ RICHARD P. SIMMONS
                                             -----------------------------------
                                                     Richard P. Simmons
                                            Chairman of the Board, President and
                                                  Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Murdy and Jon D. Walton and each of them his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including amendments thereto filed pursuant to Rule 462, and to file the same with all exhibits thereto and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                               CAPACITY                        DATE
------------------------------------   ------------------------------------   -------------------

       /s/ RICHARD P. SIMMONS          Chairman of the Board, President and    February 20, 1998
------------------------------------   Chief Executive Officer and
         Richard P. Simmons            a Director

       /s/ ROBERT P. BOZZONE           Vice Chairman of the Board and          February 20, 1998
------------------------------------   a Director
         Robert P. Bozzone

       /s/ ARTHUR H. ARONSON           Executive Vice President and            February 20, 1998
------------------------------------   a Director
         Arthur H. Aronson

         /s/ JAMES L. MURDY            Executive Vice President, Finance       February 20, 1998
------------------------------------   and
           James L. Murdy              Administration and Chief Financial
                                       Officer (Principal Financial
                                       Officer)
          /s/ DALE G. REID             Vice President--Controller              February 20, 1998
------------------------------------   (Principal Accounting Officer)
            Dale G. Reid

      /s/ PAUL S. BRENTLINGER          Director                                February 20, 1998
------------------------------------
        Paul S. Brentlinger

        /s/ FRANK V. CAHOUET           Director                                February 20, 1998
------------------------------------
          Frank V. Cahouet

             SIGNATURE                               CAPACITY                        DATE
------------------------------------   ------------------------------------   -------------------


         /s/ DIANE C. CREEL            Director                                February 20, 1998
------------------------------------
           Diane C. Creel

       /s/ C. FRED FETTEROLF           Director                                February 20, 1998
------------------------------------
         C. Fred Fetterolf

      /s/ W. CRAIG MCCLELLAND          Director                                February 20, 1998
------------------------------------
        W. Craig McClelland

        /s/ ROBERT MEHRABIAN           Director                                February 20, 1998
------------------------------------
          Robert Mehrabian

        /s/ WILLIAM G. OUCHI           Director                                February 20, 1998
------------------------------------
          William G. Ouchi

    /s/ CHARLES J. QUEENAN, JR.        Director                                February 20, 1998
------------------------------------
      Charles J. Queenan, Jr.

       /s/ GEORGE A. ROBERTS           Director                                February 20, 1998
------------------------------------
         George A. Roberts

         /s/ JAMES E. ROHR             Director                                February 20, 1998
------------------------------------
           James E. Rohr

         /s/ FAYEZ SAROFIM             Director                                February 20, 1998
------------------------------------
           Fayez Sarofim

                                 EXHIBIT INDEX

EXHIBIT NO.                                      DESCRIPTION
-----------    --------------------------------------------------------------------------------
   2.1         Agreement and Plan of Merger, dated as of October 31, 1997, among Allegheny
               Teledyne Incorporated, Sea Merger Inc. and Oregon Metallurgical Corporation
               (Appears as Appendix A to the Proxy Statement/Prospectus forming part of this registration statement)
   2.2         Form of Amendment to Rights Agreement, dated as of October 31, 1997, between
               Oregon Metallurgical Corporation and ChaseMellon Shareholder Services, LLC
               (Appears as Annex II to Appendix A to the Proxy Statement/Prospectus forming part of this registration statement)
   5.1         Opinion of Jon D. Walton, Esquire as to the legality of the securities being registered
   8.1         Opinion of Kirkpatrick & Lockhart LLP regarding certain tax matters
   8.2         Opinion of Schwabe Williamson & Wyatt, P.C. regarding certain tax matters
  23.1         Consent of Jon D. Walton, Esquire (Included in opinion filed as Exhibit 5.1)
  23.2         Consent of Kirkpatrick & Lockhart LLP (Included in opinion filed as Exhibit 8.1)
  23.3         Consent of Schwabe Williamson & Wyatt, P.C. (Included in opinion filed as
               Exhibit 8.2)
  23.4         Consent of Ernst & Young LLP
  23.5         Consent of Arthur Andersen LLP
  23.6         Consent of Coopers & Lybrand L.L.P.
  23.7         Consent of Salomon Brothers Inc
  24.1         Power of Attorney (Appears as part of signature page)
  99.1         Form of Proxy of Oregon Metallurgical Corporation